EXHIBIT 4.1

                             French Fragrances, Inc.




                                  $115,000,000
                           Aggregate Principal Amount
                        of 10 3/8% Senior Notes due 2007



                                    INDENTURE

                            Dated as of May 13, 1997



                               Marine Midland Bank
                                     Trustee

                                             CROSS-REFERENCE TABLE*

      TRUST INDENTURE
        ACT SECTION                                                              INDENTURE SECTION
310       (a)(1)................................................................              7.10
          (a)(2)................................................................              7.10
          (a)(3) ...............................................................              N.A.
          (a)(4)................................................................              N.A.
          (a)(5)................................................................              7.10
          (b)...................................................................              7.10
          (c)...................................................................              N.A.
311       (a)...................................................................              7.11
          (b)...................................................................              7.11
          (c)...................................................................              N.A.
312       (a)...................................................................              2.05
          (b)...................................................................             11.03
          (c)...................................................................             11.03
313       (a)...................................................................              7.06
          (b)(1)................................................................              N.A.
          (b)(2)................................................................              7.06
          (c)...................................................................        7.06;11.02
          (d)...................................................................              7.06
314       (a)...................................................................        4.03;11.05
          (b)...................................................................              N.A.
          (c)(1)................................................................             11.04
          (c)(2)................................................................             11.04
          (c)(3)................................................................              N.A.
          (d)...................................................................              N.A.
          (e)...................................................................             11.05
          (f)...................................................................              N.A.
315       (a)...................................................................              7.01
          (b)...................................................................        7.05,11.02
          (c)...................................................................              7.01
          (d)...................................................................              7.01
          (e)...................................................................              6.11
316       (a)(last sentence)....................................................              N.A.
          (a)(1)(A).............................................................              6.05
          (a)(1)(B).............................................................              6.04
          (a)(2)................................................................              N.A.
          (b)...................................................................              6.07
          (c)...................................................................              2.13
317       (a)(1)................................................................              6.08


          (a)(2)................................................................              6.09
          (b)...................................................................              2.04
318       (a)...................................................................             11.01
          (b)...................................................................              N.A.
          (c)...................................................................             11.01
 .........
N.A. means not applicable.
*This Cross-Reference Table is not part of the Indenture.


                                              TABLE OF CONTENTS

                                                                                                               PAGE
                                                                                                               ----
ARTICLE 1  DEFINITIONS AND INCORPORATION BY REFERENCE.............................................................1
         Section 1.01.  Definitions...............................................................................1
         Section 1.02.  Other Definitions........................................................................16
         Section 1.03.  Incorporation by Reference of Trust Indenture Act........................................17
         Section 1.04.  Rules of Construction....................................................................18

ARTICLE 2  THE SENIOR NOTES......................................................................................18
         Section 2.01.  Form and Dating..........................................................................18
         Section 2.02.  Execution and Authentication.............................................................21
         Section 2.03.  Registrar and Paying Agent...............................................................22
         Section 2.04.  Paying Agent to Hold Money in Trust......................................................23
         Section 2.05.  Lists of Holders of the Senior Notes.....................................................23
         Section 2.06.  Transfer and Exchange....................................................................23
         Section 2.07.  Replacement Senior Notes.................................................................24
         Section 2.08.  Outstanding Senior Notes.................................................................24
         Section 2.09.  Treasury Senior Notes....................................................................25
         Section 2.10.  Temporary Senior Notes...................................................................25
         Section 2.11.  Cancellation.............................................................................25
         Section 2.12.  Defaulted Interest.......................................................................26
         Section 2.13.  Record Date..............................................................................26
         Section 2.14.  CUSIP Number.............................................................................26
         Section 2.15.  Book-Entry Provisions For Global Security................................................26
         Section 2.16.  Special Transfer Provisions..............................................................28

ARTICLE 3  REDEMPTION............................................................................................34
         Section 3.01.  Notices to Trustee.......................................................................34
         Section 3.02.  Selection of Senior Notes to Be Redeemed.................................................34
         Section 3.03.  Notice of Redemption.....................................................................35
         Section 3.04.  Effect of Notice of Redemption...........................................................36
         Section 3.05.  Deposit of Redemption Price..............................................................36
         Section 3.06.  Senior Notes Redeemed in Part............................................................36
         Section 3.07.  Optional Redemption......................................................................36
         Section 3.08.  Mandatory Redemption.....................................................................37
         Section 3.09.  Offer to Purchase by Application of Excess Proceeds......................................37

ARTICLE 4  COVENANTS.............................................................................................39
         Section 4.01.  Payment of Senior Notes..................................................................39
         Section 4.02.  Maintenance of Office or Agency..........................................................39
         Section 4.03.  Reports..................................................................................40
         Section 4.04.  Compliance Certificate...................................................................41
         Section 4.05.  Taxes....................................................................................42
         Section 4.06.  Stay, Extension and Usury Laws...........................................................42

                                                      -i-


         Section 4.07.  Restricted Payments......................................................................42
         Section 4.08.  Dividend and Other Payment Restrictions Affecting Subsidiaries...........................44
         Section 4.09.  Incurrence of Indebtedness and Issuance of Disqualified Stock............................45
         Section 4.10.  Asset Sales..............................................................................46
         Section 4.11.  Transactions with Affiliates.............................................................47
         Section 4.12.  Liens....................................................................................48
         Section 4.13.  Sale and Leaseback Transactions..........................................................48
         Section 4.14.  Limitation on Issuances and Sales of Capital Interests of Wholly Owned Subsidiaries......49
         Section 4.15.  Limitations on Issuances of Guarantees of Indebtedness...................................49
         Section 4.16.  Subsidiary Guarantees....................................................................50
         Section 4.17.  Business Activities......................................................................50
         Section 4.18.  Offer to Repurchase Upon Change of Control...............................................50
         Section 4.19.  Corporate Existence......................................................................51
         Section 4.20.  Payments for Consent.....................................................................51
         Section 4.21.  Limitation on Preferred Stock or Preferred Equity Interests of Subsidiaries..............51

ARTICLE 5  SUCCESSORS............................................................................................52
         Section 5.01.  Merger, Consolidation, or Sale of Assets.................................................52
         Section 5.02.  Successor Corporation Substituted........................................................52

ARTICLE 6  DEFAULTS AND REMEDIES.................................................................................53
         Section 6.01.  Events of Default........................................................................53
         Section 6.02.  Acceleration.............................................................................55
         Section 6.03.  Other Remedies...........................................................................56
         Section 6.04.  Waiver of Past Defaults..................................................................56
         Section 6.05.  Control by Majority......................................................................56
         Section 6.06.  Limitation on Suits......................................................................57
         Section 6.07.  Rights of Holders of Senior Notes to Receive Payment.....................................57
         Section 6.08.  Collection Suit by Trustee...............................................................57
         Section 6.09.  Trustee May File Proofs of Claim.........................................................58
         Section 6.10.  Priorities...............................................................................58
         Section 6.11.  Undertaking for Costs....................................................................59

ARTICLE 7  TRUSTEE  59

         Section 7.01.  Duties of Trustee........................................................................59
         Section 7.02.  Rights of Trustee........................................................................60
         Section 7.03.  Individual Rights of Trustee.............................................................61
         Section 7.04.  Trustee's Disclaimer.....................................................................61
         Section 7.05.  Notice of Defaults.......................................................................62
         Section 7.06.  Reports by Trustee to Holders of the Senior Notes........................................62
         Section 7.07.  Compensation and Indemnity...............................................................63
         Section 7.08.  Replacement of Trustee...................................................................63
         Section 7.09.  Successor Trustee by Merger, etc.........................................................65
         Section 7.10.  Eligibility; Disqualification............................................................65

                                                      -ii-


         Section 7.11.  Preferential Collection of Claims Against Company........................................65
ARTICLE 8  LEGAL DEFEASANCE AND COVENANT DEFEASANCE..............................................................65
         Section 8.01.  Option to Effect Legal Defeasance or Covenant Defeasance.................................65
         Section 8.02.  Legal Defeasance and Discharge...........................................................65
         Section 8.03.  Covenant Defeasance......................................................................66
         Section 8.04.  Conditions to Legal or Covenant Defeasance...............................................67
         Section 8.05.  Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous
                             Provisions..........................................................................68
         Section 8.06.  Repayment to Company.....................................................................69
         Section 8.07.  Reinstatement............................................................................69

ARTICLE 9  AMENDMENT, SUPPLEMENT AND WAIVER......................................................................70
         Section 9.01.  Without Consent of Holders of Senior Notes...............................................70
         Section 9.02.  With Consent of Holders of Senior Notes..................................................71
         Section 9.03.  Compliance with Trust Indenture Act......................................................72
         Section 9.04.  Revocation and Effect of Consents........................................................72
         Section 9.05.  Notation on or Exchange of Senior Notes..................................................73
         Section 9.06.  Trustee to Sign Amendments, etc..........................................................73

ARTICLE 10  GUARANTEE OF SENIOR NOTES............................................................................73
         Section 10.01.  Subsidiary Guarantee....................................................................73
         Section 10.02.  Limitation of the Subsidiary Guarantors' Liability......................................75
         Section 10.03.  Release of the Subsidiary Guarantors....................................................75
         Section 10.04.  Merger, Consolidation or Sale of Assets.................................................76
         Section 10.05.  Execution and Delivery of Subsidiary Guarantees.........................................76

ARTICLE 11  MISCELLANEOUS........................................................................................77
         Section 11.01.  Trust Indenture Act Controls............................................................77
         Section 11.02.  Notices.................................................................................77
         Section 11.03.  Communication by Holders of Senior Notes with Other Holders of Senior Notes.............78
         Section 11.04.  Certificate and Opinion as to Conditions Precedent......................................79
         Section 11.05.  Statements Required in Certificate or Opinion...........................................79
         Section 11.06.  Rules by Trustee and Agents.............................................................79
         Section 11.07.  No Personal Liability of Directors, Officers, Employees, Partners and Stockholders......80
         Section 11.08.  Governing Law...........................................................................80
         Section 11.09.  No Adverse Interpretation of Other Agreements...........................................80
         Section 11.10.  Successors..............................................................................80
         Section 11.11.  Severability............................................................................80
         Section 11.12.  Counterpart Originals...................................................................80
         Section 11.13.  Table of Contents, Headings, etc........................................................81
         Section 11.14.  Agent for Service of Process; Consent to Jurisdiction...................................81

                                                     -iii-
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

                                                       EXHIBITS
Exhibit A           -    Form of Initial Senior Note
Exhibit B           -    Form of Exchange Senior Note
Exhibit C           -    Form of Subsidiary Guarantee
Exhibit D           -    Form of Supplemental Indenture
Exhibit E           -    Form of certification to be given by the holders of beneficial interest in a temporary
                         Regulation S global security to Euroclear or CEDEL
Exhibit F           -    Form of certification to be given by Euroclear operator or CEDEL
Exhibit G           -    Form of certification to be given by transferee of beneficial interest in a temporary
                         Regulation S global security
Exhibit H           -    Form of certification for transfer or exchange of restricted global security to temporary Regulation S global security
Exhibit I           -    Form of certification for transfer or exchange of restricted global security to permanent Regulation S global security
Exhibit J           -    Form of certification for transfer or exchange of temporary Regulation S global security or permanent Regulation S global security to restricted global security
Exhibit K           -    Form of certification for transfer or exchange of non-global restricted security to restricted global security
Exhibit L           -    Form of certification for transfer or exchange of non-global restricted security to permanent Regulation S global security or temporary Regulation S global security
Exhibit M-1         -    Form of certification for transfer or exchange of
                         non-global permanent Regulation S security to
                         restricted global security
Exhibit M-2         -    Form of certification for transfer or exchange of
                         non-global permanent Regulation S security to permanent
                         Regulation S global security
Exhibit N           -    Form of Transferee Letter of Representation
Exhibit O           -    Form of Legend for Book-Entry Securities

                  INDENTURE dated as of May 13, 1997 between French Fragrances, Inc., a Florida corporation (the "COMPANY"), and Marine Midland Bank, a New York banking corporation and trust company, as trustee (the "TRUSTEE").

                  The Company and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the 10 3/8% Senior Notes due 2007, Series A, of the Company (the "INITIAL SENIOR NOTES") and the 10 3/8% Senior Notes due 2007, Series B, of the Company (the "EXCHANGE SENIOR NOTES" and, together with the Initial Senior Notes, the "SENIOR NOTES"):

                                    ARTICLE 1

                          DEFINITIONS AND INCORPORATION
                                  BY REFERENCE

                  SECTION 1.01.         DEFINITIONS

                  "ACQUIRED DEBT" means, with respect to any specified Person,
(i) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, PROVIDED that such Indebtedness was not incurred in contemplation of such other Person merging with or into or becoming a Subsidiary of such specified Person, and (ii) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person, PROVIDED that such Indebtedness was not incurred in contemplation of such acquisition.

                  "AFFILIATE" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; PROVIDED that beneficial ownership of 10% or more of the voting securities of a Person shall be deemed to be control.

                  "AGENT" means any Registrar, Paying Agent or co-registrar.

                  "ASSET SALE" means (a) the sale, lease, conveyance or other disposition of any assets (including, without limitation, by way of a sale and leaseback or by way of merger, consolidation or similar transaction) other than sales of inventory in the ordinary course of business consistent with past practices (PROVIDED that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole shall be governed by the provisions of Section 4.18 and/or Section 5.01 hereof and not by the provisions of Section 4.10 hereof), (b) the issuance by any Subsidiary of Equity Interests of such Subsidiary and (c) the disposition by the Company or any of its Subsidiaries of Equity Interests of any of the Company's Subsidiaries, in the case of either clause (a), (b) or (c), whether in a single transaction or a series of related transactions, (i) that have a fair market value in excess of $1.0 million or (ii) for net proceeds in excess of $1.0 million. Notwithstanding the foregoing, (a) a transfer of assets by the Company to a Wholly Owned Subsidiary that is a Subsidiary Guarantor or by a Wholly Owned Subsidiary to the Company or to another Wholly Owned Subsidiary,
(b) an issuance of Equity Interests by a Wholly Owned Subsidiary to the Company or to another Wholly Owned Subsidiary, (c) a Restricted Payment that is permitted by Section 4.07 hereof, (d) any sale and leaseback transaction otherwise permitted pursuant to Section 4.13 hereof, and (e) sales of accounts receivable in the ordinary course of business consistent with past practices for the purpose of insuring against the risk of uncollectibility pursuant to the Heller Arrangement (or any replacement thereof on terms that are no less favorable to the Company), will not be deemed to be Asset Sales.

                  "ATTRIBUTABLE DEBT" in respect of a sale and leaseback transaction means, at the time of determination, the present value (discounted at the rate of interest implicit in such transaction, determined in accordance with GAAP) of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction (including any period for which such lease has been extended or may, at the option of the lessor, be extended).

                  "BOARD OF DIRECTORS" means the Board of Directors of the Company or any authorized committee of the Board of Directors, except that for the purposes of the definitions of the terms "Change of Control" and "Continuing Directors," the term "Board of Directors" means the entire Board of Directors of the Company and not any authorized committee of the Board of Directors.

                  "BOOK-ENTRY SECURITY" means any Senior Notes bearing the legend specified in Exhibit O evidencing all or a part of a series of Senior Notes, authenticated and delivered to the Depository for such series or its nominee, and registered in the name of such Depository or nominee.

                  "BORROWING BASE" means, as of any date, an amount equal to (a) 85% of the face amount of all accounts receivable owned by the Company and its Subsidiaries as of such date that are not more than 90 days past due, PLUS (b) 65% of the book value (calculated on an average cost basis) of all inventory owned by the Company and its Subsidiaries as of such date, MINUS (c) any amount applied pursuant to Section 4.10(b) hereof to permanently reduce Indebtedness permitted to be incurred pursuant to Section 4.09(b)(i) hereof, all calculated on a consolidated basis and in accordance with GAAP. To the extent that information is not available as to the amount of accounts receivable or inventory as of a specific date, the Company may utilize the most recent available information for purposes of calculating the Borrowing Base.

                  "BUSINESS DAY" means any day other than a Legal Holiday.

                  "CAPITAL INTERESTS" means (i) in the case of a corporation, corporate stock, (ii) in the case of an association or other business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership, partnership interests (whether general or limited) and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

                  "CAPITAL LEASE OBLIGATION" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

                  "CASH EQUIVALENTS" means (i) United States dollars, (ii) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof having maturities of not more than six months from the date of acquisition, (iii) certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits or demand deposits, in each case with any lender party to any Credit Facility or with any domestic commercial bank having capital and surplus in excess of $1.0 billion, (iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (ii) and (iii) above entered into with any financial institution meeting the qualifications specified in clause (iii) above, (v) commercial paper having the highest rating obtainable from Moody's Investors Service, Inc. or Standard & Poor's Ratings Service, a division of The McGraw-Hill Companies, Inc., and in each case maturing within six months after the date of acquisition and (vi) investments in money market funds all of whose assets comprise securities of the types described in clauses (i), (ii) and (iii) above.

                  "CEDEL" means Cedel Bank, Societe Anonyme (or any successor securities clearing agency).

                  "CHANGE OF CONTROL" means the occurrence of any of the following: (i) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole to any "person" (as such term is used in Section 13(d)(3) of the Exchange Act) other than the Principals or their Related Parties, (ii) the adoption of a plan relating to the liquidation or dissolution of the Company, (iii) the consummation of any transaction or series of transactions (including, without limitation, any merger or consolidation) the result of which is that any "person" (as defined above) (other than the Principals and their Related Parties) becomes the "beneficial owner" (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act), directly or indirectly, of (a) 35% or more of the voting Capital Interests of the Company and (b) more of the voting Capital Interests of the Company than are, in the aggregate, beneficially owned by the

Principals and their Related Parties at the time of such consummation, or (iv) the first day on which a majority of the members of the Board of Directors are not Continuing Directors. For purposes of this definition, any transfer of an equity interest of an entity that was formed for the purpose of acquiring voting Capital Interests of the Company shall be deemed to be a transfer of such portion of such voting Capital Interests as corresponds to the portion of the equity of such entity that has been so transferred.

                  "CHIEF OPERATING OFFICER COMPENSATION AGREEMENT" means the compensation agreement, dated as of April 1, 1997, between the Company and ESB.

                  "CODE" means the Internal Revenue Code of 1986, as amended.

                  "COMMISSION" means the Securities and Exchange Commission.

                  "COMMON STOCK" means the Common Stock, par value $.01, of the Company.

                  "COMPANY" has the meaning provided in the preamble to this Indenture.

                  "CONSOLIDATED CASH FLOW" means, with respect to any Person for any period, the Consolidated Net Income of such Person and its Subsidiaries for such period PLUS (i) an amount equal to any extraordinary loss plus any net loss realized in connection with an Asset Sale (including, without limitation, dispositions pursuant to sale and leaseback transactions) (to the extent such losses were deducted in computing such Consolidated Net Income), PLUS (ii) the provision for taxes based on income or profits of such Person and its Subsidiaries for such period, to the extent that such provision for taxes was included in computing such Consolidated Net Income, PLUS (iii) consolidated interest expense of such Person and its Subsidiaries for such period, whether paid or accrued and whether or not capitalized (including, without limitation, amortization of original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations), to the extent that any such expense was deducted in computing such Consolidated Net Income, PLUS (iv) all items classified as "depreciation" or "amortization" on such Person's statement of operations and other non-cash charges (including non-cash, equity-based compensation charges, but excluding any non-cash charge to the extent that it represents an accrual of or reserve for cash charges in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash charges were deducted in computing such Consolidated Net Income. Notwithstanding the foregoing, the provision for taxes on the income or profits of, and the depreciation and amortization and other non-cash charges of, a Subsidiary of the referent Person shall be added to Consolidated Net Income to compute Consolidated Cash Flow only to the extent (and in the same proportion) that the Net Income of such Subsidiary was included in calculating the Consolidated Net Income of such Person and only if a corresponding amount would be permitted at the date of determination to be dividended to the Company by such Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its organizational documents and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Subsidiary or its stockholders.

                  "CONSOLIDATED NET INCOME" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; PROVIDED that (i) the Net Income (but not loss) of any Person that is not a Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the referent Person or a Wholly Owned Subsidiary thereof, (ii) the Net Income of any Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that Net Income is not at the date of determination permitted without prior approval (that has not been obtained) pursuant to the terms of its organizational documents and all agreements, instruments, judgments, decrees, orders, statutes, rules or governmental regulations applicable to that Subsidiary or its stockholders, (iii) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded, (iv) the cumulative effect of a change in accounting principles shall be excluded, (v) Consolidated Net Income shall not include any gain (but shall include any loss), together with any related provision for taxes on such gain (but not such loss), realized in connection with (A) any Asset Sale (including, without limitation, dispositions pursuant to sale and leaseback transactions) or (B) the disposition of any securities by such Person or any of its Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Subsidiaries and (vi) Consolidated Net Income shall not include any extraordinary or nonrecurring gain (but shall include any loss), together with any related provision for taxes on such extraordinary or nonrecurring gain (but not such loss).

                  "CONSOLIDATED NET WORTH" means, with respect to any Person, the sum of (i) the consolidated equity of the holders of common Equity Interests in such Person and its consolidated Subsidiaries PLUS (ii) the respective amounts reported on such Person's most recent balance sheet with respect to any series of preferred stock or preferred Equity Interests; PROVIDED that the preferred stock or the preferred Equity Interests, as the case may be, shall be included in Consolidated Net Worth only if such preferred stock or preferred Equity Interests are not Disqualified Stock, LESS (x) all write-ups (other than write-ups resulting from foreign currency translations and write-ups of tangible assets of a going concern business made within twelve months after the acquisition of such business) subsequent to the date of the most recently completed fiscal quarter in the book value of any asset owned by such Person or a consolidated Subsidiary of such Person, (y) all investments in unconsolidated Subsidiaries and in Persons that are not Subsidiaries (except, in each case, investments in marketable securities), and (z) all unamortized debt discount and expense and unamortized deferred financing charges, all of the foregoing determined in accordance with GAAP.

                  "CONTINUING DIRECTORS" means, as of any date of determination, any member of the Board of Directors who (i) was a member of such Board of Directors on the date hereof or (ii) was nominated for election or elected to such Board of Directors with the approval of (a) a majority of the Principals who were beneficial owners of voting Capital Interests of the Company at the time of such nomination or election or (b) a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election.

                  "CORPORATE TRUST OFFICE" means the office of the Trustee in New York, New York, at 140 Broadway, 12th Floor, New York, New York 10005 or such other location designated by the Trustee by written notice.

                  "CREDIT FACILITY" means any credit facility entered into by and among the Company, any Subsidiary Guarantor and the lending institutions party thereto, including any credit agreement, related notes, Guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, modified, renewed, refunded, replaced or refinanced from time to time.

                  "DEFAULT" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

                  "DEPOSITORY" means The Depository Trust Company, its nominees and successors.

                  "DISQUALIFIED STOCK" means any Equity Interest that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the 91st day after the date on which the Senior Notes mature.

                  "8.0% SECURED SUBORDINATED DEBENTURES" means the Company's 8.0% Secured Subordinated Debentures Series I Due 2005 and the Company's 8.0% Secured Subordinated Debentures Series II Due 2005.

                  "8.5% SUBORDINATED DEBENTURES" means the Company's 8.5% Subordinated Debentures Due 1999.

                  "EQUITY INTERESTS" means Capital Interests and all warrants, options or other rights to acquire Capital Interests (but excluding any debt security that is convertible into, or exchangeable for, Capital Interests).

                  "ESB" means ESB Consultants, Inc., a corporation organized pursuant to the laws of the Province of Ontario, Canada.

                  "EUROCLEAR" means the Euroclear Clearance System (or any successor securities clearing agency).

                  "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

                  "EXCHANGE OFFER" means the registration by the Company under the Securities Act pursuant to a registration statement of the offer by the Company to each Holder of the Initial Senior Notes to exchange all the Initial Senior Notes held by such Holder for the Exchange Senior Notes in an aggregate principal amount equal to the aggregate principal amount of the Initial Senior Notes held by such Holder, all in accordance with the terms and conditions of the Registration Rights Agreement.

                  "EXCHANGE SENIOR NOTES" has the meaning provided in the preamble to this Indenture.

                  "EXISTING INDEBTEDNESS" means the aggregate principal amount of Indebtedness of the Company and its Subsidiaries in existence on the date hereof, until such amounts are repaid.

                  "FINE FRAGRANCES" means Fine Fragrances, Inc., a Delaware corporation.

                  "FISCAL YEAR" means the fiscal year of the Company ending January 31 of each year.

                  "FIXED CHARGE COVERAGE RATIO" means with respect to any Person for any period, the ratio of the Consolidated Cash Flow of such Person and its Subsidiaries for such period to the Fixed Charges of such Person and its Subsidiaries for such period. In the event that the Company or any of its Subsidiaries incurs, assumes, Guarantees or redeems any Indebtedness (other than borrowings under any Credit Facility) or issues or redeems preferred stock or preferred Equity Interests subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "CALCULATION DATE"), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, Guarantee or redemption of Indebtedness, or such issuance or redemption of preferred stock or preferred Equity Interests, as if the same had occurred at the beginning of the applicable four-quarter reference period. For purposes of making the computation referred to above, (i) acquisitions that have been made by the Company or any of its Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date shall be deemed to have occurred on the first day of the four-quarter reference period, (ii) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, and (iii) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, but only to the extent that the obligations giving rise to such Fixed Charges shall not be obligations of the referent Person or any of its Subsidiaries following the Calculation Date.

                  "FIXED CHARGES" means, with respect to any Person for any period, the sum of (i) the consolidated interest expense of such Person and its Subsidiaries for such period, whether paid or accrued (including, without limitation, amortization of original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations but excluding amortization of deferred financing fees), (ii) the consolidated interest expense of such Person and its Subsidiaries that was capitalized during such period, (iii) any interest expense on Indebtedness of another Person that is Guaranteed by such Person or one of its Subsidiaries or secured by a Lien on assets of such Person or one of its Subsidiaries (whether or not such Guarantee or Lien is called upon) and (iv) the product of (a) the amount of dividends or distributions paid, whether or not in cash, in respect of preferred stock or preferred Equity Interests of such Person, other than dividend payments on Equity Interests payable solely in Equity Interests of the Company, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rates of such Person, expressed as a decimal, in the case of clauses (i) through (iv), determined on a consolidated basis and in accordance with GAAP.

                  "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the date hereof.

                  "GLOBAL SECURITY" means, as the context may require, any or all of the Temporary Regulation S Global Security, the Permanent Regulation S Global Security and the Restricted Global Security.

                  "GOVERNMENT SECURITIES" means direct obligations of, or obligations guaranteed by, the United States of America for the payment of which guarantee or obligations the full faith and credit of the United States of America is pledged.

                  "GUARANTEE" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

                  "GUARANTEED OBLIGATIONS" means, for the purposes of Article 10 hereof, Obligations under this Indenture, the Senior Notes and any Subsidiary Guarantee.

                  "GUARANTOR SENIOR INDEBTEDNESS" means any Indebtedness permitted to be incurred by any Subsidiary Guarantor under the terms hereof, unless the instrument under which such Indebtedness is incurred expressly provides that it is subordinated in right of payment to such Subsidiary Guarantor's Subsidiary Guarantee. Notwithstanding the foregoing, Guarantor Senior Indebtedness shall not include (i) any Obligation of such Subsidiary Guarantor to any Subsidiary of such Subsidiary Guarantor, (ii) any liability for federal, state, local or other taxes owed or owing by such Subsidiary Guarantor,
(iii) any accounts payable or other liability to trade creditors arising in the ordinary course of business (including Guarantees thereof or instruments evidencing such liabilities), (iv) any Indebtedness, Guarantee or Obligation of the Subsidiary Guarantor that is contractually subordinated or junior in any respect to any other Indebtedness, Guarantee or Obligation of such Subsidiary Guarantor or (v) any Indebtedness incurred in violation hereof.

                  "HEDGING OBLIGATIONS" means, with respect to any Person, the obligations of such Person under (i) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements, (ii) other agreements or arrangements designed to protect such Person against fluctuations in interest rates and (iii) agreements entered into for the purpose of fixing or hedging the risks associated with fluctuations in foreign currency exchange rates.

                  "HELLER ARRANGEMENT" means the arrangement pursuant to an agreement dated July 13, 1993 between the Company and Heller Intercredit Company, a division of Heller Financial, Inc., pursuant to which the Company insures from risk of uncollectibility a portion of the Company's accounts receivable.

                  "HOLDER" means a Person in whose name a Senior Note is registered.

                  "INDEBTEDNESS" means, with respect to any Person, any indebtedness of such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or banker's acceptances or representing Capital Lease Obligations or the balance deferred and unpaid of the purchase price of any property or representing any Hedging Obligations, except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, as well as all indebtedness of others secured by a Lien on any asset of such Person (whether or not such indebtedness is assumed by such Person) and, to the extent not otherwise included, the Guarantee by such Person of any indebtedness of any other Person.

                  "INDENTURE" means this Indenture, as amended or supplemented from time to time.

                  "INITIAL PURCHASERS" means Donaldson, Lufkin & Jenrette Securities Corporation and TD Securities (USA) Inc.

                  "INITIAL SENIOR NOTES" has the meaning provided in the preamble to this Indenture.

                  "INSTITUTIONAL ACCREDITED INVESTOR" means an institution that is an "accredited investor" as the term is defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

                  "INVESTMENTS" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of direct or indirect loans (including Guarantees of Indebtedness or other obligations but excluding advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of such Person or its Subsidiaries in accordance with GAAP), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration consisting of Indebtedness, Equity Interests or other securities and all other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP; PROVIDED that an acquisition of assets, Equity Interests or other securities by the Company for consideration consisting of common equity securities of the Company shall not be deemed to be an Investment.

                  "ISSUE DATE" means the date the Initial Senior Notes are initially issued.

                  "LEGAL HOLIDAY" means a Saturday, a Sunday or a day on which banking institutions in the City of New York, in the city of the principal corporate trust office of the Trustee or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday, payment may be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

                  "LIEN" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

                  "LIQUIDATED DAMAGES" means all liquidated damages owing pursuant to Section 5 of the Registration Rights Agreement.

                  "MIAMI LAKES FACILITY" means the land and buildings comprising the Company's executive offices and distribution facility at 14100 N.W. 60th Avenue, Miami Lakes, Florida 33014.

                  "NATIONAL TRADING FACILITY" means the land and buildings leased by the Company from National Trading Manufacturing, Inc. located at 15595 N.W. 15th Avenue, Miami, Florida 33169.

                  "NET INCOME" means, with respect to any Person, the net income
(loss) of such Person, determined in accordance with GAAP.

                  "NET PROCEEDS" means the aggregate cash proceeds received by the Company or any of its Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, regulatory compliance costs and sales commissions) and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts required to be applied to the repayment of Indebtedness (other than Senior Revolving Debt) secured by a Lien on the asset or assets that were the subject of such Asset Sale and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

                  "NON-U.S. PERSON" means a person who is not a U.S. person, as defined in Regulation S.

                  "OBLIGATIONS" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

                  "OFFICER" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, Controller, Secretary or any Vice-President of such Person.

                  "OFFICERS' CERTIFICATE" means a certificate signed on behalf of the Company by two Officers of the Company, one of whom must be the principal executive officer, principal operating officer, principal financial officer, treasurer or principal accounting officer of the Company.

                  "OPINION OF COUNSEL" means an opinion from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to the Company, any Subsidiary of the Company or the Trustee.

                  "PERMANENT REGULATION S SECURITY" means, after such time as the Restricted Period shall have expired and an Owner Securities Certification and a Depository Securities Certification shall have been provided, the interests into which the Temporary Regulation S Global Securities shall have been exchanged, whether or not such interest is a Global Security.

                  "PERMITTED INVESTMENTS" means (a) any Investments in the Company or in a Wholly Owned Subsidiary of the Company that is engaged in the same or a similar or related line of business as the Company and its Subsidiaries were engaged in on the date hereof; (b) any Investments in Cash Equivalents; (c) Investments by the Company or any Subsidiary of the Company in a Person, if as a result of such Investment (i) such Person becomes a Wholly Owned Subsidiary of the Company that is engaged in the same or a similar or related line of business as the Company and its Subsidiaries were engaged in on the date hereof or (ii) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Wholly Owned Subsidiary of the Company that is engaged in the same or a similar or related line of business as the Company and its Subsidiaries were engaged in on the date hereof; (d) Investments made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 4.10 hereof; (e) Investments in endorsements of negotiable instruments and similar negotiable documents in the ordinary course of business; (f) Investments existing on the date hereof; (g) Investments in obligations of account debtors to the Company or any of its Subsidiaries and stock or obligations issued to the Company or any such Subsidiary by any Person, in each case, in connection with the insolvency, bankruptcy, receivership or reorganization of such Person or a composition or readjustment of such Person's Indebtedness; and (h) other Investments in any one or more Persons that do not exceed $5.0 million in the aggregate at any time outstanding.

                  "PERMITTED LIENS" means (i) Liens on accounts receivable and inventory securing Indebtedness permitted to be incurred under Section 4.09(b)(i) hereof; (ii) Liens in favor of the Company; (iii) Liens to secure Indebtedness permitted to be incurred under Section 4.09(a) hereof that is incurred to finance the acquisition of property or assets acquired by the Company or any Subsidiary after the date hereof, so long as (A) such Indebtedness is incurred and the Lien securing such Indebtedness is created within 90 days of such acquisition and (B) such Lien does not extend to any property or assets of the Company or any Subsidiary other than the property and assets so acquired; (iv) Liens on property of a Person existing at the time such Person is merged into, consolidated with or acquired by the Company or any Subsidiary of the Company; PROVIDED that such Liens were not incurred in contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Company or any Subsidiary of the

Company or those of an unrelated third party; (v) Liens on property existing at the time of acquisition thereof by the Company or any Subsidiary of the Company, PROVIDED that such Liens were not incurred in contemplation of such acquisition;
(vi) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business; (vii) Liens to secure Indebtedness permitted by
Section 4.09(b)(vi) hereof covering only (x) the assets acquired, constructed or improved with such Indebtedness or (y) the Miami Lakes Facility, as the case may be; (viii) Liens existing on the date hereof; (ix) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently pursued, PROVIDED that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor; (x) Liens securing Permitted Refinancing Indebtedness, PROVIDED that such Liens do not extend to or cover any assets or property other than the collateral securing the Indebtedness to be refinanced; (xi) Liens arising by operation of law in connection with judgments, which do not give rise to an Event of Default with respect thereto; (xii) easements, rights of way, zoning restrictions and other similar encumbrances or title defects which do not materially detract from the value of the property or the assets subject thereto or interfere with the ordinary conduct of the business of the Company and its Subsidiaries, taken as a whole; (xiii) Liens securing Attributable Debt with respect to any sale and leaseback transaction in an aggregate amount not to exceed the aggregate principal amount of Attributable Debt permitted to be incurred pursuant to
Section 4.09 hereof, PROVIDED that such Liens do not extend to or cover any assets or property other than the collateral securing such Attributable Debt;
(xiv) Liens on sales of accounts receivable pursuant to the Heller Arrangement (or any permitted replacement thereof); and (xv) Liens incurred in the ordinary course of business of the Company or any Subsidiary of the Company with respect to obligations that (A) are not incurred in connection with the borrowing of money or the obtaining of advances or credit (other than trade credit in the ordinary course of business) and (B) do not in the aggregate materially detract from the value of the property subject thereto or materially impair the use thereof in the operation of business by the Company or such Subsidiary.

                  "PERMITTED REFINANCING INDEBTEDNESS" means any Indebtedness of the Company or any of its Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Company or any of its Subsidiaries; PROVIDED that (i) the principal amount of such Permitted Refinancing Indebtedness does not exceed the principal amount of the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (PLUS the amount of reasonable expenses incurred in connection therewith); (ii) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; (iii) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Senior Notes, such Permitted Refinancing

Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Senior Notes on terms at least as favorable to the holders of Senior Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and (iv) such Indebtedness is incurred either by the Company or by the Subsidiary that is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

                  "PERSON" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust or unincorporated organization (including any subdivision or ongoing business of any such entity or substantially all of the assets of any such entity, subdivision or business).

                  "PRINCIPALS" means Rafael Kravec, E. Scott Beattie, J.W. Nevil Thomas, Fred Berens and Richard C.W. Mauran.

                  "PUBLIC EQUITY OFFERING" means any underwritten public offering of Common Stock pursuant to a registration statement filed under the Securities Act.

                  "QUALIFIED INSTITUTIONAL BUYER" or "QIB" has the meaning specified in Rule 144A under the Securities Act.

                  "REGISTRATION RIGHTS AGREEMENT" means the Registration Rights Agreement dated the Issue Date between the Company and the Initial Purchasers.

                  "REGULATION S" means Regulation S under the Securities Act (or any successor provision), as it may be amended from time to time.

                  "RELATED PARTY" with respect to any Principal means (a) any spouse or immediate family member of such Principal or (b) any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially holding an 80% or more controlling interest of which consist of such Principal and/or such other Persons referred to in the immediately preceding clause (a).

                  "RESPONSIBLE OFFICER," when used with respect to the Trustee, means any officer within the Corporate Trust Administration of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

                  "RESTRICTED INVESTMENT" means an Investment other than a Permitted Investment.

                  "RESTRICTED SECURITY" has the meaning set forth in Rule 144(a)(3) under the Securities Act; PROVIDED that the Trustee shall be entitled to request and conclusively rely upon an Opinion of Counsel with respect to whether any Senior Note is a Restricted Security.

                  "REVOLVING CREDIT FACILITY" means that revolving credit facility, dated the date hereof, between the Company and Fleet National Bank.

                  "RULE 144" means Rule 144 under the Securities Act (or any successor provision), as it may be amended from time to time.

                  "RULE 144A" means Rule 144A under the Securities Act (or any successor provision), as it may be amended from time to time.

                  "SECURITIES ACT" means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

                  "SENIOR INDEBTEDNESS" means any Indebtedness which ranks PARI PASSU in right of payment with, and which is not expressly by its terms subordinated in right of payment of principal, interest or premium, if any, to the Senior Notes, whether or not such Indebtedness is secured.

                  "SENIOR NOTES" means the Initial Senior Notes and the Exchange Senior Notes treated as a single class of securities, issued under this Indenture, as amended or supplemented from time to time pursuant to the terms hereof.

                  "SENIOR REVOLVING DEBT" means revolving credit borrowings under any Credit Facility.

                  "SIGNIFICANT SUBSIDIARY" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date hereof; PROVIDED that each Subsidiary Guarantor shall be deemed a Significant Subsidiary.

                  "6% BONUS POOL" means the annual bonus pool created by the Company for members of senior management equal to 6% of the pre-tax profit of the Company, as in effect on the date hereof.

                  "SUBORDINATED INDEBTEDNESS" means any Indebtedness which is expressly by its terms subordinated in right of payment of principal, interest or premium, if any, to the Senior Notes.

                  "SUBSIDIARY" means, with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of Capital Interests entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof).

                  "SUBSIDIARY GUARANTOR" means any Subsidiary of the Company that executes a Subsidiary Guarantee in accordance with the provisions hereof, and its successors and assigns.

                  "SUCCESSOR SENIOR NOTE" of any particular Senior Note means every Senior Note issued after, and evidencing all or a portion of the same debt as that evidenced by, such particular Senior Note; and, for the purposes of this definition, any Senior Note authenticated and delivered under Section 2.02 hereof in exchange for or in lieu of a mutilated, destroyed, lost or stolen Senior Note shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Senior Note.

                  "TIA" means the Trust Indenture Act of 1939 (15 U.S.C.ss.ss. 77aaa-77bbbb) as in effect on the date on which this Indenture is qualified under the TIA.

                  "TRUSTEE" means the party named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

                  "WEIGHTED AVERAGE LIFE TO MATURITY" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that shall elapse between such date and the making of such payment, by (b) the then outstanding principal amount of such Indebtedness.

                  "WHOLLY OWNED SUBSIDIARY" of any Person means a Subsidiary of such Person, all of the outstanding Capital Interests or other ownership interests of which (other than directors' qualifying shares or interests) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person (or a combination thereof).


                  SECTION 1.02.         OTHER DEFINITIONS

                                           Term                                                 Defined in
                                                                                                 Section
                           "Affiliate Transaction".......................................          4.11
                           "Agent Members"...............................................          2.15
                           "Applicable Procedures".......................................          2.01
                           "Asset Sale Offer"............................................          4.10
                           "Asset Sale Offer Price"......................................          4.10
                           "Bankruptcy Law"..............................................          6.01

                                      -16-

                           "Change of Control Offer".....................................          4.18
                           "Change of Control Payment"...................................          4.18
                           "Change of Control Payment Date"..............................          4.18
                           "Covenant Defeasance".........................................          8.03
                           "Custodian"...................................................          6.01
                           "Depository Securities Certification".........................          2.01
                           "Event of Default"............................................          6.01
                           "Excess Proceeds".............................................          4.10
                           "incur".......................................................          4.09
                           "Legal Defeasance"............................................          8.02
                           "Non-Global Permanent Regulation S Security"..................          2.16
                           "Offer Amount"................................................          4.10
                           "Offer Period"................................................          3.09
                           "Owner Securities Certification"..............................          2.01
                           "Paying Agent"................................................          2.03
                           "Payment Default" ............................................          6.01
                           "Permanent Regulation S Global Security"......................          2.01
                           "Physical Securities".........................................          2.01
                           "Private Placement Legend"....................................          2.16
                           "Purchase Date"...............................................          3.09
                           "Registrar"...................................................          2.03
                           "Restricted Global Security"..................................          2.01
                           "Restricted Payments".........................................          4.07
                           "Restricted Period"...........................................          2.01
                           "Subsidiary Guarantee" .......................................          4.09
                           "Temporary Regulation S Global Security"......................          2.01
                           "Transferee Securities Certification".........................          2.16


                  SECTION 1.03.         INCORPORATION BY REFERENCE OF TRUST
                                        INDENTURE ACT

                  Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

                  The following TIA terms used in this Indenture have the following meanings:

                  "INDENTURE SECURITIES" means the Senior Notes;

                  "INDENTURE SECURITY HOLDER" means a Holder of a Senior Note;

                  "INDENTURE TO BE QUALIFIED" means this Indenture;

                  "INDENTURE TRUSTEE" or "INSTITUTIONAL TRUSTEE" means the Trustee;

                  "OBLIGOR" on the Senior Notes means the Company and any successor obligor upon the Senior Notes.

                  All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule under the TIA have the meanings so assigned to them.

                  SECTION 1.04.         RULES OF CONSTRUCTION

                  Unless the context otherwise requires:

                  (1) a term has the meaning assigned to it;

                  (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

                  (3) "or" is not exclusive;

                  (4) words in the singular include the plural, and in the plural include the singular; and

                  (5) provisions apply to successive events and transactions.

                                    ARTICLE 2

                                THE SENIOR NOTES

                  SECTION 2.01.         FORM AND DATING

                  The Senior Notes and the Trustee's certificate of authentication shall be substantially in the form of EXHIBIT A or EXHIBIT B hereto, as the case may be, the terms of which are incorporated in and made a part of this Indenture. The Senior Notes may have notations, legends or endorsements approved as to form by the Company and required by law, stock exchange rule, agreements to which the Company is subject or usage. Each Senior Note shall be dated the date of its authentication. The Senior Notes shall be issuable only in denominations of $1,000 and integral multiples thereof.

                  Senior Notes offered and sold to QIBs in reliance on Rule 144A or to Institutional Accredited Investors shall be issued initially in the form of two Global Securities in registered form, substantially in the form set forth in EXHIBIT A (collectively, and together with their Successor Senior Notes, the "RESTRICTED GLOBAL SECURITY"), with such applicable legends as are provided for in EXHIBIT A or EXHIBIT O, registered in the name of the Depository or its nominee and deposited with the Trustee, as custodian for the

Depository, duly executed by the Company and authenticated by the Trustee as hereinafter provided, for credit by the Depository to the respective accounts of beneficial owners of the Senior Notes represented thereby (or such other accounts as they may direct). One Global Security (which may be represented by more than one certificate, if so required by the Depository's rules regarding the maximum principal amount to be represented by a single certificate) will represent Initial Senior Notes sold to QIBs and the other will represent Initial Senior Notes sold to Institutional Accredited Investors. The aggregate principal amount of the Restricted Global Security may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depository, as hereinafter provided. Transfers of Initial Senior Notes from QIBs to Institutional Accredited Investors, and from Institutional Accredited Investors to QIBs, will be represented by appropriate increases and decreases to the respective amounts of the appropriate Global Security as provided in Section
2.16 hereof.

                  Senior Notes offered and sold in their initial distribution in reliance on Regulation S may be initially issued in the form of temporary Global Securities in fully registered form without interest coupons, substantially in the form set forth in EXHIBIT A, with such applicable legends as are provided for in EXHIBIT A or EXHIBIT O. Such temporary Global Securities shall be registered in the name of the Depository or its nominee and deposited with the Trustee, as custodian for the Depository, duly executed by the Company and authenticated by the Trustee as hereinafter provided, for credit by the Depository to the respective accounts of the beneficial owners of the Senior Notes represented thereby (or such other accounts as they may direct), PROVIDED that upon such deposit all such Securities shall be credited to or through accounts maintained at the Depository by or on behalf of Euroclear or CEDEL. Until such time as the Restricted Period (as defined below) shall have expired, such temporary Global Securities, together with their Successor Senior Notes which are Global Securities other than the Restricted Global Security, shall be referred to herein as a "TEMPORARY REGULATION S GLOBAL SECURITY." After such time as the Restricted Period shall have expired and the certifications referred to below in the next succeeding paragraph shall have been provided, interests in such Temporary Regulation S Global Securities shall be exchanged for interests in like Global Securities, referred to herein collectively as the "PERMANENT REGULATION S GLOBAL SECURITY," substantially in the form of Senior Note set forth in EXHIBIT A, with such applicable legends as are provided for in EXHIBIT A or EXHIBIT O. Such Permanent Regulation S Global Securities shall be registered in the name of the Depository or its nominee and deposited with the Trustee, as custodian for the Depository, duly executed by the Company and authenticated by the Trustee as hereinafter provided, for credit to the respective accounts of the beneficial owners of the Senior Notes represented thereby (or such other accounts as they may direct). The aggregate principal amount of the Temporary Regulation S Global Security or the Permanent Regulation S Global Security may be increased or decreased from time to time by adjustments made on the records of the Trustee, as custodian for the Depository, as hereinafter provided. As used herein, the term "RESTRICTED PERIOD" means the period of 40 days commencing on the day after the later of (a) the day on which the Senior Notes are first offered to persons other than distributors (as defined in Regulation S) in reliance on Regulation S and (b) the Issue Date.

                  Interests in a Temporary Regulation S Global Security may be exchanged for interests in a Permanent Regulation S Global Security only after
(a) the expiration of the Restricted Period, (b) the delivery by a beneficial owner of an interest therein to Euroclear or CEDEL of a written certification (an "OWNER SECURITIES CERTIFICATION") substantially in the form of EXHIBIT E hereto, and (c) upon delivery by Euroclear or CEDEL to the Trustee of a written certification (a "DEPOSITORY SECURITIES CERTIFICATION") substantially in the form attached hereto as EXHIBIT F. Upon satisfaction of such conditions, the Trustee will exchange the portion of the Temporary Regulation S Global Security covered by such certification for interests in a Permanent Regulation S Global Security. The delivery by such Holder of a beneficial interest in such Temporary Regulation S Global Security of such certification shall constitute an irrevocable instruction by such holder to Euroclear or CEDEL, as the case may be, to exchange such Holder's beneficial interest in the Temporary Regulation S Global Security for a beneficial interest in the Permanent Regulation S Global Security upon expiration of the Restricted Period in accordance with the next succeeding paragraph.

                  Upon:

                           (i) the expiration of the Restricted Period;

                           (ii) receipt by Euroclear or CEDEL, as the case may be, of Owner Securities Certifications described in the preceding paragraph;

                           (iii) receipt by the Depository of:

                           (1) written instructions given in accordance with the rules and procedures of the Depository, Euroclear and CEDEL, in each case to the extent applicable and as in effect from time to time (the "APPLICABLE PROCEDURES"), from an Agent Member directing the Depository to credit or cause to be credited to a specified Agent Member's account a beneficial interest in a Permanent Regulation S Global Security in a principal amount equal to that of the beneficial interest in a corresponding Temporary Regulation S Global Security for which the necessary certifications have been delivered; and

                           (2) a written order given in accordance with the Applicable Procedures containing information regarding the account of the Agent Member, and the Euroclear or CEDEL account for which such Agent Member's account is held, to be credited with, and the account of the Agent Member to be debited for, such beneficial interest; and

                           (iv) receipt by the Trustee of notification from the Depository of the transactions described in (iii) above and from Euroclear or CEDEL, as the case may be, of Depository Securities Certifications, the Trustee, as Registrar, shall instruct the Depository to reduce the principal amount of such Temporary Regulation S Global Security and to increase the principal amount of such Permanent Regulation S Global Security by the principal amount of the beneficial interest in such Temporary Regulation S Global Security to be so transferred, and to credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in such Permanent Regulation S Global Security having a principal amount equal to the amount by which the principal amount of such Temporary Regulation S Global Security was reduced upon such transfer.

                  Senior Notes offered and sold in reliance on Regulation S and Senior Notes offered and sold in reliance on Rule 144A or to Institutional Accredited Investors may be originally issued at the request of the Holders thereof in the form of permanent certificated Senior Notes in registered form, in substantially the form set forth in EXHIBIT A (the "PHYSICAL SECURITIES") with appropriate legends. Beneficial owners of Physical Securities may request registration of such Physical Securities in their names or the names of their nominees.

                  If the Senior Notes are to be issued in the form of one or more Global Securities, then the Company shall execute and the Trustee shall authenticate and deliver one or more Global Securities that shall represent and shall be in minimum denominations of $1,000.

                  Exchange Senior Notes may be issued only in exchange for a like principal amount of Initial Senior Notes pursuant to an Exchange Offer.

                  The principal of and interest on Book-Entry Securities shall be payable to the Depository or its nominee, as the case may be, as the sole registered owner and the sole holder of the Book-Entry Securities represented thereby. The principal of and interest on Senior Notes in certificated form shall be payable at the office of the Paying Agent.

                  SECTION 2.02.         EXECUTION AND AUTHENTICATION

                  An Officer of the Company shall sign the Senior Notes for the Company by manual or facsimile signature. The Company's seal shall be reproduced on the Senior Notes and may be in facsimile form.

                  If an Officer whose signature is on a Senior Note no longer holds that office at the time the Senior Note is authenticated, the Senior Note shall nevertheless be valid.

                  A Senior Note shall not be valid until authenticated by the manual signature of the Trustee. The signature of the Trustee shall be conclusive evidence that the Senior Note has been authenticated under this Indenture. The form of Trustee's certificate of authentication to be borne by the Senior Notes shall be substantially as set forth in EXHIBIT A hereto.

                  The Trustee shall, upon a written order of the Company signed by an Officer of the Company, authenticate Senior Notes for original issue up to an aggregate principal amount stated in paragraph 4 of the Senior Notes. The aggregate principal amount of Senior Notes outstanding at any time shall not exceed the amount set forth herein except as provided in Section 2.07 hereof.

                  The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Senior Notes. Unless limited by the terms of such appointment, an authenticating agent may authenticate Senior Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company or an Affiliate of the Company.

                  SECTION 2.03.         REGISTRAR AND PAYING AGENT

                  The Company shall maintain (i) an office or agency where Senior Notes may be presented for registration of transfer or for exchange (including any co-registrar, the "REGISTRAR") and (ii) an office or agency where Senior Notes may be presented for payment ("PAYING AGENT"). The Registrar shall keep a register of the Senior Notes and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term "PAYING AGENT" includes any additional paying agent. The Company may change any Paying Agent, Registrar or co-registrar without prior notice to any Holder of a Senior Note. The Company shall notify the Trustee, and the Trustee shall notify the Holders of the Senior Notes, of the name and address of any Agent not a party to this Indenture. The Company or any Subsidiary of the Company may act as Paying Agent, Registrar or co-registrar. The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, which shall incorporate the provisions of the TIA. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee of the name and address of any such Agent. If the Company fails to maintain a Registrar or Paying Agent, or fails to give the foregoing notice, the Company shall direct the Trustee to act as such, and the Trustee shall be entitled to appropriate compensation in accordance with Section 7.07 hereof.

                  The Company initially appoints the Trustee as Registrar, Paying Agent and agent for service of notices and demands in connection with the Senior Notes.

                  SECTION 2.04.         PAYING AGENT TO HOLD MONEY IN TRUST

                  The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent shall hold in trust for the benefit of the Holders of the Senior Notes or the Trustee all money held by the Paying Agent for the payment of principal of, premium, if any, and interest on the Senior Notes, and shall notify the Trustee of any Default by the Company in making any such payment. While any such Default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or any of its Subsidiaries) shall have no further liability for the money delivered to the Trustee. If the Company or any of its Subsidiaries acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders of the Senior Notes all money held by it as Paying Agent.

                  SECTION 2.05.         LISTS OF HOLDERS OF THE SENIOR NOTES

                  The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders of the Senior Notes and shall otherwise comply with TIA ss. 312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders of the Senior Notes, including the aggregate principal amount of the Senior Notes held by each thereof, and the Company shall otherwise comply with TIA ss. 312(a).

                  SECTION 2.06.         TRANSFER AND EXCHANGE

                  Subject to the provisions of Sections 2.15 and 2.16 hereof, when Physical Securities are presented to the Registrar with a request to register the transfer or to exchange them for an equal principal amount of Physical Securities of other denominations, the Registrar shall register the transfer or make the exchange if its requirements for such transactions are met; PROVIDED that any Physical Security presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar and the Trustee duly executed by the Holder thereof or by his attorney duly authorized in writing. To permit registrations of transfer and exchanges, the Company shall issue and the Trustee shall authenticate Senior Notes at the Registrar's request, subject to such rules as the Trustee may reasonably require.

                  Neither the Company nor the Registrar shall be required to (i) issue, register the transfer of or exchange Senior Notes during a period beginning at the opening of business on a Business Day 15 days before the day of any selection of Senior Notes for redemption under Section 3.02 or (ii) register the transfer of or exchange any Senior Note so selected for redemption in whole or in part, except the unredeemed portion of any Senior Note being redeemed in part.

                  No service charge shall be made to any Holder of a Senior Note for any registration of transfer or exchange (except as otherwise expressly permitted herein), but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than such transfer tax or similar governmental charge payable upon exchanges pursuant to Sections 2.10, 3.06 or 9.05 hereof, which shall be paid by the Company).

                  Prior to due presentment to the Trustee for registration of the transfer of any Senior Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Senior Note is registered as the absolute owner of such Senior Note for the purpose of receiving payment of principal of, premium, if any, and interest on such Senior Note and for all other purposes whatsoever, whether or not such Senior Note is overdue, and neither the Trustee, any Agent nor the Company shall be affected by notice to the contrary. The registered Holder of a Senior Note shall be treated as its owner for all purposes.

                  SECTION 2.07.         REPLACEMENT SENIOR NOTES

                  If any mutilated Senior Note is surrendered to the Trustee, or the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Senior Note, the Company shall issue and the Trustee, upon the written order of the Company signed by an Officer of the Company, shall authenticate a replacement Senior Note if the Trustee's requirements for replacements of Senior Notes are met. If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent or any authenticating agent from any loss that any of them may suffer if a Senior Note is replaced. Each of the Company and the Trustee may charge the Holder for its expenses in replacing a Senior Note.

                  Every replacement Senior Note is an additional obligation of the Company, and shall be entitled to all of the benefits of this Indenture equally and ratably with all other Senior Notes duly issued hereunder.

                  SECTION 2.08.         OUTSTANDING SENIOR NOTES

                  The Senior Notes outstanding at any time are all the Senior Notes authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation and those described in this Section 2.08 as not outstanding. If a Senior Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Senior Note is held by a bona fide purchaser. If the principal amount of any Senior Note is considered paid under
Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue. Subject to Section 2.09 hereof, a Senior Note does not cease to be outstanding because the Company, a Subsidiary of the Company or an Affiliate of the Company holds the Senior Note.

                  SECTION 2.09.         TREASURY SENIOR NOTES

                  In determining whether the Holders of the required principal amount of Senior Notes have concurred in any direction, waiver or consent, Senior Notes owned by the Company, any Subsidiary of the Company or any Affiliate of the Company shall be considered as though not outstanding, except that for purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Senior Notes which a Responsible Officer knows to be so owned shall be so considered. Notwithstanding the foregoing, Senior Notes that are to be acquired by the Company, any Subsidiary of the Company or an Affiliate of the Company pursuant to an exchange offer, tender offer or other agreement shall not be deemed to be owned by the Company, such Subsidiary of the Company or an Affiliate of the Company, until legal title to such Senior Notes passes to the Company, such Subsidiary or Affiliate, as the case may be.

                  SECTION 2.10.         TEMPORARY SENIOR NOTES

                  Until definitive Senior Notes are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Senior Notes. Temporary Senior Notes shall be substantially in the form of definitive Senior Notes but may have variations that the Company and the Trustee consider appropriate for temporary Senior Notes. Without unreasonable delay, the Company shall prepare and the Trustee, upon receipt of the written order of the Company signed by an Officer of the Company, shall authenticate definitive Senior Notes in exchange for temporary Senior Notes. Until such exchange, temporary Senior Notes shall be entitled to the same rights, benefits and privileges as definitive Senior Notes.

                  SECTION 2.11.         CANCELLATION

                  The Company at any time may deliver Senior Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Senior Notes surrendered to them for registration of transfer, exchange or payment. The Trustee shall cancel all Senior Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation. All cancelled Senior Notes held by the Trustee shall be destroyed (subject to the record retention requirement of the Exchange Act) and certification of their destruction delivered to the Company, unless by a written order, signed by an Officer of the Company, the Company shall direct that cancelled Senior Notes be returned to it. The

Company may not issue new Senior Notes to replace Senior Notes that it has redeemed or paid or that have been delivered to the Trustee for cancellation.

                  SECTION 2.12.         DEFAULTED INTEREST

                  If the Company defaults in a payment of interest on the Senior Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders of the Senior Notes on a subsequent special record date, which date shall be at the earliest practicable date but in all events at least five Business Days prior to the payment date, in each case at the rate provided in the Senior Notes and in Section 4.01 hereof. The Company shall, with the consent of the Trustee, fix or cause to be fixed each such special record date and payment date. At least 15 days before the special record date, the Company (or the Trustee, in the name of and at the expense of the Company) shall mail to Holders of the Senior Notes a notice that states the special record date, the related payment date and the amount of such interest to be paid.

                  SECTION 2.13.         RECORD DATE

                  The record date for purposes of determining the identity of Holders of the Senior Notes entitled to vote or consent to any action by vote or consent authorized or permitted under this Indenture shall be determined as provided for in TIA ss. 316(c).

                  SECTION 2.14.         CUSIP NUMBER

                  The Company in issuing the Senior Notes may use a "CUSIP" number and, if it does so, the Trustee shall use the CUSIP number in notices of redemption or exchange as a convenience to Holders; PROVIDED that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP number printed in the notice or on the Senior Notes and that reliance may be placed only on the other identification numbers printed on the Senior Notes. The Company shall promptly notify the Trustee of any change in the CUSIP number.

                  SECTION 2.15.        BOOK-ENTRY PROVISIONS FOR GLOBAL SECURITY

                  (a) Members of, or participants in, the Depository ("AGENT MEMBERS") shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depository, or the Trustee as its custodian, or under the Global Security, and the Depository may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of the Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices governing the exercise of the rights of a holder of any Senior Note. With respect to any Global Security deposited with the Trustee as custodian for the Depository for credit to their respective accounts (or to such other accounts as they may direct) at Euroclear or CEDEL, the provisions of the "Operating Procedures of the Euroclear System" and the "Terms and Conditions Governing Use of Euroclear," and the "Management Regulations" and "Instructions to Participants" of CEDEL, respectively, shall be applicable to such Global Security.

                  (b) Transfers of a Global Security shall be limited to transfers, in whole or in part, to the Depository, its successors or their respective nominees. Interests of beneficial owners in a Global Security may be transferred or exchanged for Physical Securities upon request of a Holder but only upon at least 20 days' prior written notice given to the Trustee by or on behalf of the Depository in accordance with the rules and procedures of the Depository and the provisions of Section 2.16. In addition, Physical Securities shall be transferred to all beneficial owners in exchange for their beneficial interests in a Global Security if (i) the Depository (x) notifies the Company that it is unwilling or unable to continue as Depository for such Global Security and a successor depository is not appointed by the Company within 90 days of such notice or (y) has ceased to be a clearing agency registered under the Exchange Act, (ii) the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of Physical Securities or (iii) an Event of Default has occurred and is continuing and the Registrar has received a written request from the Depository to issue Physical Securities.

                  (c) If any Global Security is to be exchanged for other Senior Notes or canceled in whole, it shall be surrendered by or on behalf of the Depository or its nominee to the Trustee, as Registrar, for exchange or cancellation as provided in this Article 2. If any Global Security is to be exchanged for other Senior Notes or canceled in part, or if a Physical Security is to be exchanged in whole or in part for a beneficial interest in any Global Security, such Global Security shall be so surrendered for exchange or cancellation as provided in this Article 2 or, if the Trustee is acting as custodian for the Depository or its nominee (or is party to a similar arrangement) with respect to such Global Security, the principal amount thereof shall be reduced or increased by an amount equal to the portion thereof to be so exchanged or canceled, or the principal amount of such other Senior Note to be so exchanged for a beneficial interest therein, as the case may be, in each case by means of an appropriate adjustment made on the records of the Trustee, whereupon the Trustee, in accordance with the Applicable Procedures, shall instruct the Depository or its authorized representatives to make a corresponding adjustment to its records (including by crediting or debiting any Agent Member's account as necessary to reflect any transfer or exchange of a beneficial interest). Upon any such surrender or adjustment of a Global Security, the Trustee shall, subject to this Article 2, authenticate and deliver any Senior Notes issuable in exchange for such Global Security (or any portion thereof) to or upon the order of, and registered in such names as may be directed by, the Depository or its authorized representative. Upon the request of the Trustee in connection with the occurrence of any of the events specified in the preceding paragraph or in paragraph (b) above, the Company shall promptly make available to the Trustee a reasonable supply of Senior Notes that are not in the form of Global Securities. The Trustee shall be entitled to rely upon any order, direction or request of the Depository or its authorized representative which is given or made pursuant to this Article 2 if such order, direction or request is given or made in accordance with the Applicable Procedures.

                  (d) In connection with the transfer of the entire Global Security to beneficial owners pursuant to paragraph (b), the Global Security shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depository in exchange for its beneficial interest in the Global Security, an equal aggregate principal amount of Physical Securities of authorized denominations.

                  (e) Any Physical Security constituting a Restricted Security delivered in exchange for an interest in a Global Security pursuant to paragraph
(d) shall, except as otherwise provided by paragraphs (a)(i)(x) and (e) of
Section 2.16, bear the legend regarding transfer restrictions applicable to the Physical Securities set forth in EXHIBIT A.

                  (f) If an Initial Senior Note is a Restricted Security and a Physical Security, then as provided in this Indenture and subject to the limitations herein set forth, the Holder, provided it is a Qualified Institutional Buyer or an Institutional Accredited Investor, may exchange such Senior Note for a Book-Entry Security by instructing the Trustee (by completing the Transferee Certificate in the form of EXHIBIT K or L hereto) to arrange for such an Initial Senior Note to be represented by a beneficial interest in the appropriate Global Security in accordance with the customary procedures of the Depository.

                  (g) The Holder of a Global Security may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action such Holder is entitled to take under this Indenture or the Senior Notes.

                  SECTION 2.16.         SPECIAL TRANSFER PROVISIONS

                  (a) TRANSFERS OF PHYSICAL SECURITIES AND CERTAIN RESTRICTED GLOBAL SECURITIES TO NON-QIB INSTITUTIONAL ACCREDITED INVESTORS. The following provisions shall apply with respect to the registration of any proposed transfer of a Physical Security constituting a Restricted Security and certain Restricted Global Securities to any Institutional Accredited Investor which is not a QIB:

                           (i) the Registrar shall register the transfer of any
Senior Note constituting a Restricted Security, whether or not such Restricted Security bears the private placement legend substantially in the form of EXHIBIT A hereto (the "PRIVATE PLACEMENT LEGEND"), if (x) the requested transfer is after May 13, 1999 and the transferor is not an affiliate of the Company or any Subsidiary Guarantor or (y) the proposed transferee has delivered to the Registrar a certificate substantially in the form of EXHIBIT N hereto; and

                           (ii) if the proposed transferor is an Agent Member
holding a beneficial interest in the Restricted Global Security representing Initial Senior Notes held by QIBs, upon receipt by the Registrar of (x) the certificate, if any, required by paragraph (i) above and (y) instructions given in accordance with the Depository's and the Registrar's procedures, (a) the Registrar shall reflect on its books and records the date and (if the transfer does not involve a transfer of outstanding Physical Securities) a decrease in the principal amount of such Restricted Global Security in an amount equal to the principal amount of the beneficial interest in such Restricted Global Security to be transferred, and (b) (x) the Company shall execute and the Trustee shall authenticate and deliver one or more Physical Securities of like tenor and amount or (y) the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Restricted Global Security representing Initial Senior Notes held by Institutional Accredited Investors in an amount equal to the principal amount of such Restricted Global Security to be so transferred.

                  (b) TRANSFERS OF PHYSICAL SECURITIES AND CERTAIN RESTRICTED GLOBAL SECURITIES TO QIBS. The following provisions shall apply with respect to the registration of any proposed transfer of a Physical Security constituting a Restricted Security and certain Restricted Global Securities to a QIB:

                           (i) the Registrar shall register the transfer if such
transfer is being made by a proposed transferor who has advised the Company and the Registrar in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has signed the certification provided for on the form of Senior Note stating, or has otherwise advised the Company and the Registrar in writing, that it is purchasing the Senior Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A, and acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A; and

                           (ii) if the proposed transferee is an Agent Member
and the Senior Notes to be transferred consist of (a) Physical Securities which after transfer are to be evidenced by a beneficial interest in the Restricted Global Security representing Initial Senior Notes held by QIBs, or (b) an interest in the Restricted Global Security representing Initial Senior Notes held by Institutional Accredited Investors, upon receipt by the Registrar of instructions given in accordance with the Depository's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and an increase in the principal amount of such Restricted Global Security in an amount equal to (x) the principal amount of the Physical Securities to be transferred, and the Trustee shall cancel the Physical Securities so transferred or (y) the amount of the interest in the Restricted Global Security representing Initial Senior Notes held by Institutional Accredited Investors to be so transferred (in which case the Registrar shall reflect on its books and records the date and an appropriate decrease in the principal amount of such Restricted Global Security).

                  (c) TRANSFER OF PHYSICAL SECURITIES TO NON-U.S. PERSONS. The following provisions shall apply with respect to the registration of any proposed transfer of a Physical Security constituting a Restricted Security to any Non-U.S. Person:

                           (i) the Registrar shall register the transfer of any
Senior Note constituting a Restricted Security, whether or not such Restricted Security bears the Private Placement Legend, if (x) the requested transfer is after May 13, 1999 and the transferor is not an affiliate of the Company or any Subsidiary Guarantor or (y) the proposed transferee has delivered to the Registrar a certificate including the information substantially to the effect of EXHIBIT G hereto and the transferor has delivered to the Registrar a certificate including the information substantially to the effect of EXHIBIT H or EXHIBIT I hereto; and

                           (ii) if the proposed transferor is an Agent Member
holding a beneficial interest in a Restricted Global Security, upon receipt by the Registrar of (x) the certificate, if any, required by (i) above and (y) instructions given in accordance with the Depository's and the Registrar's procedures, (a) the Registrar shall reflect on its books and records the date and (if the transfer does not involve a transfer of outstanding Physical Securities) a decrease in the principal amount of such Restricted Global Security in an amount equal to the principal amount of the beneficial interest in such Restricted Global Security to be so transferred, and (b) the Company shall execute and the Trustee shall authenticate and deliver one or more Physical Securities of like tenor and amount.

                  (d)      CERTAIN TRANSFERS AND EXCHANGES.

                           (i) TEMPORARY REGULATION S GLOBAL SECURITY. If the
holder of a beneficial interest in a Temporary Regulation S Global Security wishes at any time to transfer such interest to a Person who wishes to take delivery thereof in the form of a beneficial interest in such Temporary Regulation S Global Security, such transfer may be effected, subject to the Applicable Procedures, only in accordance with this clause (i). Upon delivery
(a) by a beneficial owner of an interest in a Temporary Regulation S Global Security to Euroclear or CEDEL, as the case may be, of an Owner Securities Certification, (b) by the transferee of such beneficial interest in the Temporary Regulation S Global Security to Euroclear or CEDEL, as the case may be, of a written certification (a "TRANSFEREE SECURITIES CERTIFICATION") substantially in the form of EXHIBIT G hereto and (c) by Euroclear or CEDEL, as the case may be, to the Trustee, as Registrar, of a Depository Securities Certification, the Trustee may direct either Euroclear or CEDEL, as the case may be, to reflect on its records the transfer of a beneficial interest in the Temporary Regulation S Global Security from the beneficial owner providing the Owner Securities Certification to the Person providing the Transferee Securities Certification.

                           (ii) RESTRICTED GLOBAL SECURITY TO TEMPORARY
REGULATION S GLOBAL SECURITY OR PERMANENT REGULATION S GLOBAL SECURITY. If the holder of a beneficial interest in the Restricted Global Security wishes at any time to transfer such interest to a Person who wishes to take delivery thereof in the form of a beneficial interest in the Temporary Regulation S Global Security or the Permanent Regulation S Global Security, such transfer may be effected, subject to the Applicable Procedures, only in accordance with the provisions of this clause (ii) and clause (vii) below. Upon receipt by the Trustee, as Registrar, of (A) written instructions given by or on behalf of the Depository in accordance with the Applicable Procedures directing the Trustee to credit or cause to be credited to a specified Agent Member's account a beneficial interest in the Temporary Regulation S Global Security or the Permanent Regulation S Global Security, as the case may be, in a specified principal amount and to cause to be debited from another specified Agent Member's account a beneficial interest in the Restricted Global Security in an equal principal amount and (B) a certificate in substantially the form set forth
(i) in EXHIBIT H for holders taking delivery in the form of a beneficial interest in the Temporary Regulation S Global Security or (ii) in EXHIBIT I for holders taking delivery in the form of a beneficial interest in the Permanent Regulation S Global Security signed by or on behalf of the holder of such beneficial interest in the Restricted Global Security, the Trustee, as Registrar, shall, subject to clause (vii) below, reduce the principal amount of the Restricted Global Security, and increase the principal amount of the Temporary Regulation S Global Security or the Permanent Regulation S Global Security, as the case may be, by such specified principal amount.

                           (iii) TEMPORARY REGULATION S GLOBAL SECURITY OR
PERMANENT REGULATION S GLOBAL SECURITY TO RESTRICTED GLOBAL SECURITY. If the holder of a beneficial interest in the Temporary Regulation S Global Security or Permanent Regulation S Global Security wishes at any time to transfer such interest to a Person who wishes to take delivery thereof in the form of a beneficial interest in the Restricted Global Security, such transfer may be effected, subject to the Applicable Procedures, only in accordance with this clause (iii) and clause (vii) below; PROVIDED that with respect to any transfer of a beneficial interest in a Temporary Regulation S Global Security, the transferor and Euroclear or CEDEL, as the case may be, must have previously delivered an Owner Securities Certification and a Depository Securities Certification, respectively, with respect to such beneficial interest. Upon receipt by the Trustee, as Registrar, of (A) written instructions given by or on behalf of the Depository in accordance with the Applicable Procedures directing the Trustee to credit or cause to be credited to a specified Agent Member's account a beneficial interest in the Restricted Global Security in a specified principal amount and to cause to be debited from another specified Agent Member's account a beneficial interest in the Temporary Regulation S Global Security or the Permanent Regulation S Global Security, as the case may be, in an equal principal amount and (B) a certificate in substantially the form set forth in EXHIBIT J signed by or on behalf of the holder of such beneficial interest in the Temporary Regulation S Global Security or the Permanent Regulation S

Global Security, as the case may be, the Trustee, as Registrar, shall, subject to clause (vii) below, reduce the principal amount of such Temporary Regulation S Global Security or Permanent Regulation S Global Security, as the case may be, and increase the principal amount of the Restricted Global Security by such specified principal amount.

                           (iv) NON-GLOBAL RESTRICTED SECURITY TO GLOBAL
SECURITY. If the holder of a Restricted Security (other than a Global Security) wishes at any time to transfer all or any portion of such Security to a Person who wishes to take delivery thereof in the form of a beneficial interest in the Restricted Global Security, the Temporary Regulation S Global Security or the Permanent Regulation S Global Security, such transfer may be effected, subject to the Applicable Procedures, only in accordance with this clause (iv) and clause (vii) below. Upon receipt by the Trustee, as Registrar, of (A) such Security and written instructions given by or on behalf of such Holder as provided in Section 2.15 directing the Trustee to credit or cause to be credited to a specified Agent Member's account a beneficial interest in the Restricted Global Security, the Temporary Regulation S Global Security or the Permanent Regulation S Global Security, as the case may be, in a specified principal amount equal to the principal amount of the Restricted Security (or portion thereof) to be so transferred, and (B) an appropriately completed certificate substantially in the form set forth in EXHIBIT K hereto, if the specified amount is to be credited with a beneficial interest in the Restricted Global Security, or EXHIBIT L hereto, if the specified account is to be credited with a beneficial interest in the Temporary Regulation S Global Security or the Permanent Regulation S Global Security, signed by or on behalf of such Holder, then the Trustee, as Registrar, shall, subject to clause (vii) below, cancel such Restricted Security (and issue a new Security in respect of any untransferred portion thereof as provided in Section 2.15) and increase the principal amount of the Restricted Global Security, Temporary Regulation S Global Security or Permanent Regulation S Global Security, as the case may be, by the specified principal amount.

                           (v) NON-GLOBAL PERMANENT REGULATION S SECURITY TO
RESTRICTED GLOBAL SECURITY OR PERMANENT REGULATION S GLOBAL SECURITY. If the Holder of a Permanent Regulation S Security (other than a Global Security) (a "Non-Global Permanent Regulation S Security") wishes at any time to transfer all or any portion of such Security to a Person who wishes to take delivery thereof in the form of a beneficial interest in the Restricted Global Security or the Permanent Regulation S Global Security, as the case may be, such transfer may be effected only in accordance with this clause (v) and subject to the Applicable Procedures. Upon receipt by the Trustee, as Registrar, of (A) such Security and instructions given by or on behalf of such Holder as provided in Section 2.15 directing the Trustee to credit or cause to be credited to a specified Agent Member's account a beneficial interest in the Restricted Global Security or the Permanent Regulation S Global Security, as the case may be, in a principal amount equal to the principal amount of the Security (or portion thereof) to be so transferred, (B) (i) with respect to a transfer which is to be delivered in the form of a beneficial interest in the Restricted Global Security, a certificate in substantially the form set forth in EXHIBIT M-1, signed by or on behalf of such Holder, and (ii) with respect to a transfer which is to be delivered in the form of a beneficial interest in the Permanent Regulation S Global Security, a certificate in substantially the form set forth in EXHIBIT M-2, signed by or on behalf of such Holder, then the Trustee, as Registrar, shall, subject to clause (vii) below, cancel such Security (and issue a new Security in respect of any untransferred portion thereof) as provided in Section 2.15 and increase the principal amount of the Restricted Global Security, or the Permanent Regulation S Global Security, as the case may be, by the specified principal amount.

                           (vi) OTHER EXCHANGE. Senior Notes that are not Global
Securities may be exchanged (on transfer or otherwise) for Senior Notes that are not Global Securities or for beneficial interests in a Global Security (if any is then outstanding) only in accordance with such procedures, which shall be substantially consistent with the provisions of clauses (i) through (v) above (including the certification requirements intended to insure that transfers of beneficial interests in a Global Security comply with Rule 144A, Regulation S, or another exemption from the Securities Act) and any Applicable Procedures, as may be from time to time adopted by the Company and the Trustee.

                           (vii) INTERESTS IN TEMPORARY REGULATION S GLOBAL
SECURITY TO BE HELD THROUGH EUROCLEAR OR CEDEL. Until the later of the expiration of the Restricted Period and the provision of the Owner Securities Certification and the Depository Securities Certification, beneficial interests in any Temporary Regulation S Global Security may be held only in or through accounts maintained at the Depository by Euroclear or CEDEL (or by Agent Members acting for the account thereof).

                  (e) PRIVATE PLACEMENT LEGEND. Upon the transfer, exchange or replacement of Senior Notes not bearing the Private Placement Legend, the Registrar shall deliver Senior Notes that do not bear the Private Placement Legend. Upon the transfer, exchange or replacement of Senior Notes bearing the Private Placement Legend, the Registrar shall deliver only Senior Notes that bear the Private Placement Legend unless (i) the circumstance contemplated by paragraph (a)(i)(x) of this Section 2.16 exists or (ii) there is delivered to the Registrar an Opinion of Counsel reasonably satisfactory to the Company and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act.

                  (f) GENERAL. By its acceptance of any Senior Note bearing the Private Placement Legend, each Holder of such Senior Note acknowledges the restrictions on transfer of such Senior Note set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Senior Note only as provided in this Indenture.

                  The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 2.15 or this Section
2.16. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

                                    ARTICLE 3

                                   REDEMPTION

                  SECTION 3.01.         NOTICES TO TRUSTEE

                  If the Company elects to redeem Senior Notes pursuant to the optional redemption provisions of Section 3.07 hereof, it shall furnish to the Trustee, at least 45 days (or such shorter time that is acceptable to the Trustee) but not more than 60 days before a redemption date, an Officers' Certificate setting forth (i) the Section of this Indenture pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of Senior Notes to be redeemed and (iv) the redemption price.

                  SECTION 3.02.         SELECTION OF SENIOR NOTES TO BE REDEEMED

                  If less than all of the Senior Notes are to be redeemed at any time, selection of Senior Notes for redemption shall be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Senior Notes are listed, or, if the Senior Notes are not so listed, on a PRO RATA basis, by lot or by such method as the Trustee shall deem fair and appropriate, PROVIDED that no Senior Notes of $1,000 or less shall be redeemed in part. Notices of redemption shall be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each Holder of Senior Notes to be redeemed at its registered address. If any Senior Note is to be redeemed in part only, the notice of redemption that relates to such Senior Note shall state the portion of the principal amount thereof to be redeemed. A new Senior Note in principal amount equal to the unredeemed portion thereof shall be issued in the name of the Holder thereof upon cancellation of the original Senior Note. On and after the redemption date, interest ceases to accrue on Senior Notes or portions of them called for redemption unless the Company defaults in making such redemption payment.

                  The Trustee shall promptly notify the Company in writing of the Senior Notes selected for redemption and, in the case of any Senior Note selected for partial redemption, the principal amount thereof to be redeemed. Senior Notes and portions of them selected shall be in amounts of $1,000 or whole multiples of $1,000; except that if all of the Senior Notes of a Holder are to be redeemed, the entire outstanding amount of Senior Notes held by such Holder, even if not a multiple of $1,000, shall be redeemed. Except as provided in the preceding sentence, provisions of this Indenture that apply to Senior Notes called for redemption also apply to portions of Senior Notes called for redemption.

                  SECTION 3.03.         NOTICE OF REDEMPTION

                  Subject to the provisions of Section 3.09 hereof, at least 30 days but not more than 60 days before a redemption date, the Company shall mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Senior Notes are to be redeemed at its registered address.

                  The notice shall identify the Senior Notes to be redeemed and shall state:

                  (a) the redemption date;

                  (b) the redemption price;

                  (c) if any Senior Note is being redeemed in part, the portion of the principal amount of such Senior Note to be redeemed and that, after the redemption date upon surrender of such Senior Note, a new Senior Note or Senior Notes in principal amount equal to the unredeemed portion shall be issued;

                  (d) the name and address of the Paying Agent;

                  (e) that Senior Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

                  (f) that, unless the Company defaults in making such redemption payment, interest on Senior Notes called for redemption ceases to accrue on and after the redemption date and the only remaining right of the Holders is to receive payment of the redemption price upon surrender to the Paying Agent of the Senior Notes to be redeemed;

                  (g) the paragraph of the Senior Notes and/or Section of this Indenture pursuant to which the Senior Notes called for redemption are being redeemed; and

                  (h) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Senior Notes.

                  At the Company's request, the Trustee shall give the notice of redemption in the name of the Company and at its expense; PROVIDED that the Company shall have delivered to the Trustee, at least 45 days prior to the redemption date (or such shorter time that is acceptable to the Trustee), an Officers' Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

                  SECTION 3.04.         EFFECT OF NOTICE OF REDEMPTION

                  Once notice of redemption is mailed in accordance with Section
3.03 hereof, Senior Notes called for redemption become due and payable on the redemption date at the redemption price.

                  SECTION 3.05.         DEPOSIT OF REDEMPTION PRICE

                  One Business Day prior to the redemption date, the Company shall deposit with the Trustee or with the Paying Agent immediately available funds sufficient to pay the redemption price of and accrued interest on all Senior Notes to be redeemed on that date. The Trustee or the Paying Agent shall promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption price of, and accrued interest on, all Senior Notes to be redeemed.

                  On and after the redemption date, interest shall cease to accrue on the Senior Notes or the portions of Senior Notes called for redemption. If a Senior Note is redeemed on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Senior Note was registered at the close of business on such record date. If any Senior Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Senior Notes and in
Section 4.01 hereof.

                  SECTION 3.06.         SENIOR NOTES REDEEMED IN PART

                  Upon surrender of a Senior Note that is redeemed in part, the Company shall issue and the Trustee shall authenticate for the Holder of the Senior Notes at the expense of the Company a new Senior Note equal in principal amount to the unredeemed portion of the Senior Note surrendered.

                  SECTION 3.07.         OPTIONAL REDEMPTION

                  (a) The Senior Notes shall not be redeemable at the Company's option prior to May 15, 2002. Thereafter, the Senior Notes shall be subject to redemption at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days' notice from the Trustee to the Holders, in cash at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest, if any, thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on May 15 of the years indicated below:

                                                              PERCENTAGE
                                                              ----------
            YEAR
            ----
            2002..........................................     105.188%
            2003..........................................     103.458%
            2004..........................................     101.729%
            2005 and thereafter...........................     100.000%

                  (b) Notwithstanding the foregoing, at any time prior to May 15, 2000, the Company, at its option, may on any one or more occasions redeem up to 35% of the initially outstanding aggregate principal amount of Senior Notes at a redemption price equal to 109 3/8% of the principal amount thereof, plus accrued and unpaid interest, if any, thereon to the redemption date, with the net proceeds of one or more Public Equity Offerings of the Company generating in each case net proceeds of at least $15.0 million; PROVIDED that at least 65% of the initially outstanding aggregate principal amount of Senior Notes remains outstanding immediately after the occurrence of any such redemption; and PROVIDED, FURTHER, that such redemption shall occur within 60 days of the date of the closing of any such Public Equity Offering of the Company.

                  SECTION 3.08.         MANDATORY REDEMPTION

                  Except as set forth under Sections 4.10 and 4.18 of this Indenture, the Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Senior Notes.

                  SECTION 3.09. OFFER TO PURCHASE BY APPLICATION OF EXCESS PROCEEDS

                  In the event that, pursuant to Section 4.10 hereof, the Company shall commence an Asset Sale Offer, it shall follow the procedures specified below:

                  The Asset Sale Offer shall remain open for a period of 20 Business Days following its commencement and no longer, except to the extent that a longer period is required by applicable law (the "OFFER PERIOD"). No later than five Business Days after the termination of the Offer Period (the "PURCHASE DATE"), the Company shall purchase the Offer Amount or, if less than the Offer Amount has been tendered, all Senior Notes tendered in response to the Asset Sale Offer.

                  If the Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued interest shall be paid to the Person in whose name a Senior Note is registered at the close of business on such record date, and no additional interest shall be payable to Holders who tender Senior Notes pursuant to the Asset Sale Offer.

                  Upon the commencement of any Asset Sale Offer, the Company shall send, by first class mail, a notice to the Trustee and each of the Holders of the Senior Notes. The notice shall contain all instructions and materials necessary to enable such Holders to tender Senior Notes pursuant to the Asset Sale Offer. The notice, which shall govern the terms of the Asset Sale Offer, shall state:

                  (a) that the Asset Sale Offer is being made pursuant to this
Section 3.09 and Section 4.10 and the length of time the Asset Sale Offer shall remain open;

                  (b) the Offer Amount, the purchase price pursuant to Section
4.10 and the Purchase Date;

                  (c) that any Senior Note not tendered or accepted for payment shall continue to accrue interest;

                  (d) that any Senior Note accepted for payment pursuant to the Asset Sale Offer shall cease to accrue interest after the Purchase Date unless the Company defaults in making such payment;

                  (e) that Holders electing to have a Senior Note purchased pursuant to any Asset Sale Offer shall be required to surrender the Senior Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Senior Note completed, to the Company, a depository, if appointed by the Company, or a Paying Agent at the address specified in the notice at least three days before the Purchase Date;

                  (f) that Holders shall be entitled to withdraw their election if the Company, depository or Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Senior Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have the Senior Note purchased;

                  (g) that, if the aggregate principal amount of Senior Notes surrendered by Holders exceeds the Offer Amount, the Trustee shall select the Senior Notes to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Company so that only Senior Notes in denominations of $1,000, or integral multiples thereof, shall be purchased); and

                  (h) that Holders whose Senior Notes were purchased only in part shall be issued new Senior Notes equal in principal amount to the unpurchased portion of the Senior Notes surrendered.

                  On or before the Purchase Date, the Company shall, to the extent lawful, accept for payment, on a PRO RATA basis to the extent necessary, the Offer Amount of Senior Notes or portions thereof tendered pursuant to the Asset Sale Offer, or if less than the Offer Amount has been tendered, all Senior Notes or portions thereof tendered, and deliver to the

Trustee an Officers' Certificate stating that such Senior Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this Section 3.09. The Company, depository or Paying Agent, as the case may be, shall promptly (but in any case not later than five days after the Purchase
Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Senior Note tendered by such Holder and accepted by the Company for purchase, and the Company shall promptly issue a new Senior Note, and the Trustee shall authenticate and mail or deliver such new Senior Note to such Holder equal in principal amount to any unpurchased portion of the Senior Note surrendered. Any Senior Note not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company shall publicly announce the results of the Asset Sale Offer on the Purchase Date.

                  Other than as specifically provided in this Section 3.09, any purchase pursuant to this Section 3.09 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

                                    ARTICLE 4

                                    COVENANTS

                  SECTION 4.01.         PAYMENT OF SENIOR NOTES

                  The Company shall pay or cause to be paid the principal of, premium, if any, and interest on the Senior Notes on the dates and in the manner provided in the Senior Notes. Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than the Company, holds as of 10:00 a.m. Eastern Time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due.

                  The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to the then applicable interest rate on the Senior Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful.

                  SECTION 4.02.         MAINTENANCE OF OFFICE OR AGENCY

                  The Company shall maintain in the Borough of Manhattan, the City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Senior Notes may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Senior Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

                  The Company may also from time to time designate one or more other offices or agencies where the Senior Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; PROVIDED that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

                  The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with
Section 2.03.

                  SECTION 4.03.         REPORTS

                  (a) So long as any of the Senior Notes remain outstanding, the Company shall submit to the Trustee copies of all quarterly and annual financial reports and of the information, documents, and other reports (or copies of such portions of any of the foregoing as the Commission may by rules and regulations prescribe) which the Company is required to file with the Commission pursuant to
Section 13 or 15(d) of the Exchange Act, and the Company, or the Trustee at the request and expense of the Company, shall mail the same to the Holders at their addresses appearing in the register of Senior Notes maintained by the Registrar, in each case, within 15 days of filing with the Commission. If the Company is not subject to the requirements of such Section 13 or 15(d) of the Exchange Act, the Company shall nevertheless continue to submit to the Trustee (i) the annual and quarterly financial statements, including any notes thereto (and, with respect to annual reports, an auditors' report by an accounting firm of established national reputation), including a "Management's Discussion and Analysis of Financial Condition and Results of Operations," comparable to that which would have been required to appear in annual or quarterly reports filed under Section 13 or 15(d) of the Exchange Act and (ii) all current reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports, and the Company shall file a copy of such information and reports with the Commission for public availability (unless the Commission will not accept such a filing), and the Company or the Trustee, at the request and expense of the Company, shall mail the same to the Holders within 120 days after the end of the Company's Fiscal Years and within 60 days after the end of each of the first three quarters of each such Fiscal Year. The Company shall make such information available to securities analysts and prospective investors upon request. The Company shall also comply with the provisions of TIA ss. 314(a).

                  (b) The Company shall in advance of the deadlines specified in
Section 4.03(a) hereof provide the Trustee with a sufficient number of copies of all reports and other documents and information that the Trustee may be required to deliver to the Holders of the Senior Notes under this Section 4.03.

                  SECTION 4.04.         COMPLIANCE CERTIFICATE

                  (a) The Company shall deliver to the Trustee, within 120 days after the end of each Fiscal Year, an Officers' Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding Fiscal Year has been made under the supervision of the signing Officers with a view to determining whether each has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge each entity has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action each is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Senior Notes is prohibited or if such event has occurred, a description of the event and what action each is taking or proposes to take with respect thereto.

                  (b) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the year-end financial statements delivered pursuant to Section 4.03 above shall be accompanied by a written statement of the Company's independent public accountants (who shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements, nothing has come to their attention which would lead them to believe that the Company has violated any provisions of Sections 4.01, 4.05, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.14, 4.15, 4.16, 4.17, 4.18, 4.19 or 4.21 hereof or
Article 5 of this Indenture or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

                  (c) The Company shall, so long as any of the Senior Notes are outstanding, deliver to the Trustee, forthwith upon any Officer becoming aware of (i) any Default or Event of Default or (ii) any event of default under any Indebtedness referred to in Section 6.01(e) hereof, an Officers' Certificate specifying such Default, Event of Default or default and what action the Company is taking or proposes to take with respect thereto.

                  SECTION 4.05.         TAXES

                  The Company shall pay, and shall cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except as contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Senior Notes.

                  SECTION 4.06.         STAY, EXTENSION AND USURY LAWS

                  The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

                  SECTION 4.07.         RESTRICTED PAYMENTS

                  (a) The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, (i) declare or pay any dividend or make any distribution on account of the Company's or any of its Subsidiaries' Equity Interests (including, without limitation, any such distribution by such Persons in connection with any merger or consolidation involving the Company) (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company or dividends or distributions payable to the Company or any Wholly Owned Subsidiary of the Company); (ii) purchase, redeem or otherwise acquire or retire for value any Equity Interests of the Company or any direct or indirect parent of the Company; (iii) make any principal payment on, or purchase, redeem, defease or otherwise acquire or retire for value any Subordinated Indebtedness, except at scheduled maturity; or (iv) make any Restricted Investment (all such payments and other actions set forth in clauses
(i) through (iv) above being collectively referred to as "RESTRICTED PAYMENTS"), unless, at the time of and after giving effect to such Restricted Payment:

                  (A) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof; and

                  (B) the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the most recently ended four fiscal quarters for which financial statements are available, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.09(a) hereof; and

                  (C) such Restricted Payment, together with the aggregate of all other Restricted Payments made by the Company and its Subsidiaries after the date hereof (excluding Restricted Payments permitted by clauses (ii) and (iii) of Section 4.07(b) hereof), is less than the sum of (1) 50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing after the date hereof to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, LESS 100% of such deficit), PLUS (2) 100% of the aggregate net cash proceeds received by the Company from the issuance or sale since the date hereof of Equity Interests of the Company or of debt securities of the Company that have been converted into such Equity Interests (other than Equity Interests (or convertible debt securities) sold to a Subsidiary of the Company and other than Disqualified Stock or debt securities that have been converted into Disqualified Stock or Equity Interests issued upon conversion of the Company's Series B and Series C Convertible Preferred Stock outstanding on the date hereof), PLUS (3) to the extent that any Restricted Investment that was made after the date hereof is sold for cash or otherwise liquidated or repaid for cash, the lesser of (x) the cash return of capital with respect to such Restricted Investment (LESS the cost of disposition, if any) and (y) the initial amount of such Restricted Investment.

                  (b) The foregoing provisions shall not prohibit (i) the payment of any dividend or distribution within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions hereof; (ii) the redemption, repurchase, retirement or other acquisition of any Equity Interests of the Company in exchange for, or out of the proceeds of, the substantially concurrent sale (other than to a Subsidiary of the Company) of other Equity Interests of the Company (other than any Disqualified Stock); PROVIDED that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement or other acquisition shall be excluded from clause (C)(2) of Section 4.07(a) hereof;
(iii) the defeasance, redemption or repurchase of Subordinated Indebtedness with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness or the substantially concurrent sale (other than to a Subsidiary of the Company) of Equity Interests of the Company (other than Disqualified Stock); PROVIDED that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement or other acquisition shall be excluded from clause (C)(2) of Section 4.07(a) hereof; (iv) the payment on the Issue Date of all principal and interest related to (a) all of the Company's 8.0% Secured Subordinated Debentures; and (b) $4.0 million principal amount of the Company's 8.5% Subordinated Debentures; and (v) an Investment to repurchase stock and to repay Indebtedness in connection with a transaction that results in Fine Fragrances becoming a Wholly Owned Subsidiary of the Company on the Issue Date, in the case of (iv) and (v), from the net proceeds of the sale of the Senior Notes.

                  (c) The amount of all Restricted Payments (other than cash) shall be the fair market value (evidenced by a resolution of the Board of Directors set forth in an Officers'

Certificate delivered to the Trustee) on the date of the Restricted Payment of the asset(s) proposed to be transferred by the Company or such Subsidiary, as the case may be, pursuant to the Restricted Payment. Not later than the date of making any Restricted Payment, the Company shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by Section 4.07(a) hereof were computed, which calculations may be based upon the Company's latest available financial statements.

                  SECTION 4.08. DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING SUBSIDIARIES

                  The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Subsidiary to (a)(i) pay dividends or make any other distributions to the Company or any of its Subsidiaries (A) on their Capital Interests or (B) with respect to any other interest or participation in, or measured by, its profits, or (ii) pay any Indebtedness owed to the Company or any of its Subsidiaries, (b) make loans or advances to the Company or any of its Subsidiaries or (c) transfer any of its properties or assets to the Company or any of its Subsidiaries, except for such encumbrances or restrictions existing under or by reason of (i) Existing Indebtedness as in effect on the date hereof, (ii) any Credit Facility, PROVIDED that any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereto are no more restrictive with respect to such dividend and other payment restrictions than those contained in the Revolving Credit Facility as in effect on the date hereof, (iii) the Indenture and the Senior Notes, (iv) applicable law, (v) by reason of customary non-assignment provisions in leases entered into in the ordinary course of business and consistent with past practices, (vi) Capital Lease Obligations, mortgage financings or purchase money obligations for property acquired in the ordinary course of business or mortgage financings secured by the Miami Lakes Facility that impose restrictions of the nature described in clause (c) above on the property so acquired or the Miami Lakes Facility, as the case may be, (vii) existing with respect to any Person or the property or assets of such Person acquired by the Company or any of its Subsidiaries, at the time of such acquisition and not incurred in contemplation thereof, which encumbrances or restrictions are not applicable to any Person or the property or assets of any Person other than such Person or the property or assets of such Person so acquired, or (viii) Permitted Refinancing Indebtedness, PROVIDED that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive than those contained in the agreements governing the Indebtedness being refinanced.

                  SECTION 4.09. INCURRENCE OF INDEBTEDNESS AND ISSUANCE OF DISQUALIFIED STOCK

                  (a) The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create, incur, issue, assume, guaranty or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "INCUR") any Indebtedness (including Acquired
Debt) and the Company shall not issue any Disqualified Stock; PROVIDED that the Company may incur Indebtedness (including Acquired Debt) or issue Disqualified Stock and any Subsidiary may incur Indebtedness (including Acquired Debt), if
(i) in each case, the Fixed Charge Coverage Ratio for the Company's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock is issued would have been at least (a) 2.00 to 1, on or prior to May 15, 1999, and (b) 2.25 to 1, thereafter, in each case, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Stock had been issued, as the case may be, at the beginning of such four-quarter period and (ii) in the case of incurrence of Indebtedness by a Subsidiary (other than Acquired Debt), such Subsidiary guarantees, subject to Section 4.15 hereof, if applicable, on a senior unsecured basis (a "SUBSIDIARY GUARANTEE") the Company's payment obligations under the Senior Notes. Notwithstanding the foregoing, any such Subsidiary Guarantee by a Subsidiary Guarantor of the Senior Notes shall be subject to release as provided in Section 10.03 hereof.

                  (b) The foregoing provisions shall not apply to:

                           (i) the incurrence by the Company and any Subsidiary
Guarantor of Senior Revolving Debt and letters of credit pursuant to any Credit Facility for working capital purposes (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company thereunder) in an aggregate principal amount not to exceed the amount of the Borrowing Base;

                           (ii) the incurrence by the Company of the Existing
Indebtedness;

                           (iii) the incurrence by the Company of the
Indebtedness represented by the Senior Notes and the incurrence by any Subsidiary Guarantor of the Indebtedness represented by its Subsidiary Guarantee;

                           (iv) the incurrence by the Company and any Subsidiary
Guarantor of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund, Indebtedness that was permitted hereby to be incurred;

                           (v) the incurrence by the Company or any Subsidiary
Guarantor of intercompany Indebtedness between or among the Company and any of its Wholly Owned

Subsidiaries; PROVIDED that (A) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than a Wholly Owned Subsidiary and (B) any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Wholly Owned Subsidiary shall be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Subsidiary Guarantor, as the case may be;

                           (vi) the incurrence by the Company and any Subsidiary
Guarantor of Indebtedness (A) represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case incurred for the purpose of financing up to all or any part of the purchase price or cost of construction or improvement of property used in the business of the Company or such Subsidiary Guarantor, or (B) represented by mortgage financing secured solely by the Miami Lakes Facility (in addition to Indebtedness permitted to be incurred pursuant to clauses (ii) or (iv) of this Section 4.09(b)) in a principal amount for (A) and (B) of this clause (vi) in the aggregate not to exceed $7.5 million at any time outstanding;

                           (vii) the incurrence by the Company and any
Subsidiary Guarantor of Hedging Obligations in the ordinary course of business of the Company or such Subsidiary Guarantor, as the case may be;

                           (viii) the incurrence by the Company and any
Subsidiary Guarantor of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business; and

                           (ix) the incurrence by the Company and any Subsidiary
Guarantor of Indebtedness not otherwise permitted hereunder in an aggregate amount for all such Indebtedness not to exceed $7.5 million at any time outstanding.

                 (c) The Company shall not incur any secured
Indebtedness which is not Senior Indebtedness.

                 (d) No Subsidiary Guarantor shall incur any secured Indebtedness which is not Guarantor Senior Indebtedness.

                  SECTION 4.10.         ASSET SALES

                  (a) The Company shall not, and shall not permit any of its Subsidiaries to, engage in an Asset Sale, unless (a) the Company (or the Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value (evidenced by a resolution of the Board of Directors set forth in an Officers' Certificate delivered to the Trustee) of the assets or Equity Interests issued or sold or otherwise disposed of and (b) at least 75% of the consideration therefor received by the Company or such Subsidiary is in the form of cash or Cash Equivalents; PROVIDED that the amount of (i) any liabilities (as shown on the Company's or such Subsidiary's most recent balance sheet or in the notes thereto) of the Company or any Subsidiary (other than liabilities that are by their terms subordinated to the Senior Notes or any guarantee thereof) that are assumed by the transferee of any such assets and (ii) any securities, notes or other obligations received by the Company or any such Subsidiary from such transferee that are promptly converted by the Company or such Subsidiary into cash (to the extent of the cash received), shall be deemed to be cash for purposes of this provision.

                  (b) Within 180 days after the receipt of any Net Proceeds from an Asset Sale, the Company may apply such Net Proceeds (a) to permanently reduce Senior Indebtedness, (b) to permanently reduce Indebtedness permitted to be incurred pursuant to Section 4.09(b)(i) hereof or (c) to an Investment in another business, the making of a capital expenditure or the acquisition of other tangible assets, in each case, in the same or a similar or related line of business as the Company and its Subsidiaries were engaged in on the date hereof. Any Net Proceeds from Asset Sales that are not applied or invested as provided in the first sentence of this paragraph shall be deemed to constitute "EXCESS PROCEEDS." Within 30 days after the aggregate amount of Excess Proceeds exceeds $10.0 million, the Company shall be required to make an offer to all holders of Senior Notes (an "ASSET SALE OFFER") to purchase the maximum principal amount of Senior Notes that may be purchased out of the Excess Proceeds (the "OFFER AMOUNT"), at an offer price in cash in an amount equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, thereon to the date of purchase (the "ASSET SALE OFFER PRICE"), in accordance with the procedures set forth herein. To the extent that the aggregate amount of Senior Notes tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company and its Subsidiaries may use any remaining Excess Proceeds for general corporate purposes. If the aggregate principal amount of Senior Notes surrendered by Holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Senior Notes to be purchased on a PRO RATA basis. Upon completion of such offer to purchase, the amount of Excess Proceeds shall be reset at zero.

                  SECTION 4.11.         TRANSACTIONS WITH AFFILIATES

                  The Company shall not, and shall not permit any of its Subsidiaries to, sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make any contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an "AFFILIATE TRANSACTION"), unless (a) such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Subsidiary with an unrelated Person and (b) the Company delivers to the Trustee (i) with respect to any Affiliate Transaction involving aggregate consideration in excess of $1.0 million, a resolution of the Board of Directors set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with clause (a) above and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors and (ii) with respect to any Affiliate Transaction involving aggregate consideration in excess of $5.0 million, an opinion as to the fairness to the Company or such Subsidiary of such Affiliate Transaction from a financial point of view issued by a nationally-recognized investment banking firm; PROVIDED that (A) any reasonable employment, compensation, bonus or benefit arrangement entered into by the Company or any of its Subsidiaries in the ordinary course of business of the Company or such Subsidiary, including without limitation, (x) the grant of stock options, stock appreciation rights or other stock-based incentive awards (other than Disqualified Stock) in the ordinary course of business, PROVIDED that any non-stock payments by the Company or any Subsidiary in connection with the grant or exercise or other settlement of such stock options, stock appreciation rights or other stock-based incentive awards are permitted under the provisions of
Section 4.07 hereof and (y) the payment of bonuses to officers of the Company from the 6% Bonus Pool and any renewals, extensions or amendments thereof, PROVIDED that amounts paid thereunder with respect to any Fiscal Year shall not exceed in the aggregate 6% of the Company's pre-tax profits for such Fiscal Year as determined pursuant to the terms of the 6% Bonus Pool as in effect on the date hereof, (B) transactions between or among the Company and/or its Subsidiaries, (C) the payment of reasonable fees, expense reimbursement and customary indemnification, advances and other similar arrangements to directors and officers of the Company, (D) reasonable loans or advances to employees of the Company and its Subsidiaries in the ordinary course of business, (E) transactions permitted by Section 4.07 hereof, (F) scheduled payments of principal and interest with respect to Existing Indebtedness, (G) scheduled payments pursuant to the lease of the National Trading Facility, and (H) so long as Mr. Beattie is acting as President and Chief Operating Officer of the Company, payment of a fee to ESB pursuant to the terms of the Chief Operating Officer Compensation Agreement as in effect on the date hereof (or any agreement replacing such agreement on terms approved as reasonable by a majority of the disinterested members of the Board of Directors and set forth in an Officers' Certificate delivered to the Trustee), in each case, shall not be deemed to be Affiliate Transactions.

                  SECTION 4.12.         LIENS

                  The Company shall not, and shall not permit any of its Subsidiaries to, create, incur, assume or otherwise cause or suffer to exist or become effective any Lien of any kind (other than Permitted Liens) upon any of their property or assets, now owned or hereafter acquired, unless all payments due under this Indenture and the Senior Notes and the Subsidiary Guarantees, if any, are secured on an equal and ratable basis with the obligations so secured until such time as such obligations are no longer secured by a Lien.

                  SECTION 4.13.         SALE AND LEASEBACK TRANSACTIONS

                  The Company shall not, and shall not permit any of its Subsidiaries to, enter into any sale and leaseback transaction; PROVIDED that the Company and any Subsidiary Guarantor may enter into a sale and leaseback transaction if (a) the Company or such

Subsidiary Guarantor could have (i) incurred Indebtedness in an amount equal to the Attributable Debt relating to such sale and leaseback transaction pursuant to Section 4.09 hereof and (ii) incurred a Lien to secure such Indebtedness pursuant to Section 4.12 hereof, (b) the gross cash proceeds of such sale and leaseback transaction are at least equal to the fair market value (as determined in good faith by the Board of Directors and set forth in an Officers' Certificate delivered to the Trustee) of the property that is the subject of such sale and leaseback transaction and (c) the transfer of assets in such sale and leaseback transaction is permitted by, and the Company or such Subsidiary Guarantor applies the proceeds of such transaction in compliance with, Section
4.10 hereof.

                  SECTION 4.14. LIMITATION ON ISSUANCES AND SALES OF CAPITAL INTERESTS OF WHOLLY OWNED SUBSIDIARIES

                  The Company (a) shall not, and shall not permit any Wholly Owned Subsidiary of the Company to, transfer, convey, sell, lease or otherwise dispose of (including by way of merger, consolidation or similar transaction) any Capital Interests of any Wholly Owned Subsidiary of the Company to any Person (other than the Company or a Wholly Owned Subsidiary of the Company), unless (i) such transfer, conveyance, sale, lease or other disposition is of all the Capital Interests of such Wholly Owned Subsidiary and (ii) the cash Net Proceeds from such transfer, conveyance, sale, lease or other disposition are applied in accordance with Section 4.10 hereof, and (b) shall not permit any Wholly Owned Subsidiary of the Company to issue any of its Equity Interests (other than, if necessary, Capital Interests constituting directors' qualifying shares or interests) to any Person other than to the Company or a Wholly Owned Subsidiary of the Company.

                  SECTION 4.15. LIMITATIONS ON ISSUANCES OF GUARANTEES OF INDEBTEDNESS

                  The Company shall not permit any Subsidiary, directly or indirectly, to guarantee or secure the payment of any Indebtedness other than the Senior Notes, unless such Subsidiary simultaneously executes and delivers a supplemental indenture to this Indenture providing for the Guarantee of the payment of the Senior Notes by such Subsidiary, which Guarantee shall be senior to or PARI PASSU with such Subsidiary's Guarantee of, or pledge to secure, such other Indebtedness. Notwithstanding the foregoing, any such Guarantee by a Subsidiary of the Senior Notes shall provide by its terms that it shall be automatically and unconditionally released and discharged upon either (a) the release or discharge of such Guarantee of such Indebtedness, except a discharge by or as a result of payment under such Guarantee, or (b) any sale, exchange or transfer, to any Person not an Affiliate of the Company, of all of the Company's Capital Interests in, or all or substantially all the assets of, such Subsidiary, which sale, exchange or transfer is made in compliance with the applicable provisions hereof. The form of such Guarantee is attached as EXHIBIT C hereto.

                  SECTION 4.16.         SUBSIDIARY GUARANTEES

                  If any Subsidiary of the Company shall, after the date hereof, incur Indebtedness in circumstances under which, pursuant to Section 4.09 hereof, the incurrence of such Indebtedness requires that such Subsidiary execute a Subsidiary Guarantee or that it be a Subsidiary Guarantor, then such Subsidiary shall execute and deliver to the Trustee a Subsidiary Guarantee in the form attached hereto as EXHIBIT C and a supplemental indenture in the form attached hereto as EXHIBIT D and deliver an Opinion of Counsel, in accordance with the terms hereof.

                  SECTION 4.17.         BUSINESS ACTIVITIES

                  The Company shall not, and shall not permit any Significant Subsidiary to, engage in any business, other than such business activities as the Company and its Subsidiaries are engaged in on the date hereof and such business activities similar or reasonably related thereto.

                  SECTION 4.18.         OFFER TO REPURCHASE UPON CHANGE OF
                                        CONTROL

                  (a) Upon the occurrence of a Change of Control, each Holder of Senior Notes shall have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Senior Notes pursuant to the offer described below (the "CHANGE OF CONTROL OFFER") at an offer price in cash equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest, if any, thereon to the date of purchase (the "CHANGE OF CONTROL PAYMENT"). Within 60 days following any Change of Control, the Company shall mail a notice to each Holder, with a copy to the Trustee, describing the transaction or transactions that constitute the Change of Control and offering to repurchase Senior Notes pursuant to the procedures required hereby and described in such notice. The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Senior Notes as a result of a Change of Control.

                  (b) On the payment date set forth in the Change of Control Offer (the "CHANGE OF CONTROL PAYMENT DATE"), the Company shall, to the extent lawful, (i) accept for payment all Senior Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Senior Notes or portions thereof so tendered and (iii) deliver or cause to be delivered to the Trustee the Senior Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of Senior Notes or portions thereof being purchased by the Company. The Paying Agent shall promptly mail to each Holder of Senior Notes so tendered the Change of Control Payment for such Senior Notes, and the Trustee shall promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Senior Note equal in principal amount to any unpurchased portion of the Senior Notes surrendered, if any; PROVIDED that each such new Senior Note shall be in a principal amount of $1,000 or an integral multiple thereof. The Company shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

                  SECTION 4.19.         CORPORATE EXISTENCE

                  Subject to Article 5 hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its corporate existence, and the corporate or other existence of any of its Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Subsidiary and
(ii) their rights (charter and statutory), licenses and franchises; PROVIDED that the Company shall not be required to preserve any such right, license or franchise, or the corporate or other existence of any Subsidiary, if the Board of Directors of the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders of the Senior Notes.

                  SECTION 4.20.         PAYMENTS FOR CONSENT

                  Neither the Company nor any of its Subsidiaries shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder of any Senior Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Senior Notes, unless such consideration is offered to be paid or agreed to be paid to all Holders of the Senior Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

                  SECTION 4.21. LIMITATION ON PREFERRED STOCK OR PREFERRED EQUITY INTERESTS OF
                                        SUBSIDIARIES.

                  The Company will not permit any of its Subsidiaries to issue or sell any preferred stock or preferred Equity Interests (other than to the Company or to a Wholly Owned Subsidiary of the Company) or permit any Person (other than the Company or a Wholly-Owned Subsidiary of the Company) to own any preferred stock or preferred Equity Interests of any Subsidiary.

                                    ARTICLE 5

                                   SUCCESSORS

                  SECTION 5.01.         MERGER, CONSOLIDATION, OR SALE OF ASSETS

                  (a) The Company may not consolidate or merge with or into (whether or not the Company is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets in one or more related transactions to, another corporation, Person or entity, unless (i) the Company is the surviving Person or the entity or the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is organized and existing under the laws of the United States, any state thereof or the District of Columbia; (ii) the entity or Person formed by or surviving any such consolidation or merger (if other than the Company) or the entity or Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the obligations of the Company under the Senior Notes and this Indenture pursuant to a supplemental indenture reasonably satisfactory to the Trustee;
(iii) immediately after such transaction no Default or Event of Default exists; and (iv) the Company or the entity or Person formed by or surviving any such consolidation or merger, or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made (A) shall have Consolidated Net Worth immediately after the transaction equal to or greater than the Consolidated Net Worth of the Company immediately preceding the transaction and
(B) except in the case of a transaction the principal purpose and effect of which is to change the Company's state of incorporation, shall, at the time of such transaction and after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.09(a) hereof.

                  (b) The Company shall deliver to the Trustee prior to the consummation of the proposed transaction an Officers' Certificate to the foregoing effect and an Opinion of Counsel stating that the proposed transaction and such supplemental indenture comply with this Indenture. The Trustee shall be entitled to conclusively rely upon such Officers' Certificate and Opinion of Counsel.

                  SECTION 5.02.         SUCCESSOR CORPORATION SUBSTITUTED

                  Upon any consolidation or merger, or any sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company in accordance with Section 5.01 hereof, the successor corporation formed by such consolidation or into or with which the Company is merged or to which such sale, lease, conveyance or other disposition is made shall succeed to, and be substituted for and may exercise every right and power of the Company under this Indenture and the Senior Notes with the same effect as if such successor Person has been named as the Company herein.

                                    ARTICLE 6

                              DEFAULTS AND REMEDIES

                  SECTION 6.01.         EVENTS OF DEFAULT

                  Each of the following constitutes an "EVENT OF DEFAULT":

                  (a) default by the Company for 30 days in the payment when due of interest on the Senior Notes;

                  (b) default by the Company in the payment of all or any part of the principal, or premium, if any, on the Senior Notes when and as the same becomes due and payable at maturity, upon redemption, by acceleration, or otherwise, including, without limitation, the payment of the Change of Control Payment or the Asset Sale Offer Price, or otherwise;

                  (c) failure by the Company or any of its Subsidiaries to observe or perform in all material respects the covenants contained in Sections 4.07, 4.09, 4.12 and 5.01 hereof;

                  (d) failure by the Company or any of its Subsidiaries to observe or perform in all material respects any other covenant or agreement on the part of the Company or such Subsidiary contained in the Senior Notes or this Indenture and the continuance of such failure for a period of 30 days after written notice is given to the Company by the Trustee or to the Company and the Trustee by the holders of at least 25% in aggregate principal amount of the Senior Notes then outstanding, specifying such default, requiring that it be remedied and stating that such notice is a "Notice of Default";

                  (e) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness by the Company or any of its Subsidiaries (or the payment of which is guaranteed by the Company or any of its Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the date hereof, which default (A) is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "PAYMENT DEFAULT") or (B) results in the acceleration of such Indebtedness prior to its express maturity and, in each of (A) or (B), the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $3.0 million or more;

                  (f) failure by the Company or any of its Subsidiaries to pay one or more final non-appealable judgments aggregating in excess of $3.0 million entered by courts of competent jurisdiction which judgments are not paid, discharged or stayed within 60 consecutive days after their entry;

                  (g) except as permitted hereby, any Subsidiary Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Subsidiary Guarantor, or any Person acting on behalf of any Subsidiary Guarantor, shall deny or disaffirm its obligations under its Subsidiary Guarantee;

                  (h) the Company or any of its Significant Subsidiaries or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary pursuant to or within the meaning of Bankruptcy Law:

                           (i) commences a voluntary case;

                           (ii) consents to the entry of an order for relief
against it in an involuntary case;

                           (iii) consents to the appointment of a Custodian of
it or for all or substantially all of its property; or

                           (iv) makes a general assignment for the benefit of
its creditors; and

                           (i) a court of competent jurisdiction enters an order
or decree under any Bankruptcy Law that:

                           (i) is for relief against the Company or any
Significant Subsidiary of the Company in an involuntary case;

                           (ii) appoints a Custodian of the Company or any
Significant Subsidiary of the Company or for all or substantially all of the property of the Company or any Significant Subsidiary of the Company; or

                           (iii) orders the liquidation of the Company or any
Significant Subsidiary of the Company,

and the order or decree remains unstayed and in effect for 60 consecutive days.

                  The term "BANKRUPTCY LAW" means title 11, U.S. Code or any similar Federal or state law for the relief of debtors. The term "CUSTODIAN" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

                  SECTION 6.02.         ACCELERATION

                  (a) If an Event of Default (other than an Event of Default specified in clause (h) or (i) of Section 6.01 relating to the Company, any Significant Subsidiary or any group of Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary) occurs and is continuing, the Trustee by notice to the Company, or the Holders of not less than 25% in aggregate principal amount of the then outstanding Senior Notes by written notice to the Company and the Trustee, may declare the unpaid principal of, premium, if any, and any accrued and unpaid interest on all the Senior Notes to be due and payable. Upon such declaration the principal, premium, if any, and interest shall be due and payable immediately. If an Event of Default specified in clause (h) or (i) of Section 6.01 occurs relating to the Company, any Significant Subsidiary or any group of Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary, such an amount shall IPSO FACTO become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. The Holders of a majority in aggregate principal amount of the then outstanding Senior Notes, by written notice to the Trustee, may on behalf of all of the Holders rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal, interest or premium that has become due solely because of the acceleration) have been cured or waived.

                  (b) In the case of any Event of Default occurring by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding payment of the premium that the Company would have had to pay if the Company then had elected to redeem the Senior Notes pursuant to Section 3.07 hereof, an equivalent premium shall also become and be immediately due and payable to the extent permitted by law upon acceleration of the Senior Notes. If an Event of Default occurs prior to May 15, 2002 by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding the prohibition on redemption of the Senior Notes prior to May 15, 2002 pursuant to Section 3.07, then the amount payable for purposes of this paragraph for each of the years beginning on May 15 of the years set forth below (and in 1997 also for May 13 and May 14) shall be as set forth in the following table, expressed as a percentage of the amount that would otherwise be due but for the provisions of this paragraph, plus accrued interest, if any, to the date of payment:

           YEAR                                                     PERCENTAGE

           1997 (including May 13 and May 14)...................    110.375%
           1998.................................................    109.338%
           1999.................................................    108.300%
           2000.................................................    107.263%
           2001.................................................    106.225%

                  SECTION 6.03.         OTHER REMEDIES

                  If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, and interest on the Senior Notes or to enforce the performance of any provision of the Senior Notes or this Indenture.

                  The Trustee may maintain a proceeding even if it does not possess any of the Senior Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Senior Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

                  SECTION 6.04.         WAIVER OF PAST DEFAULTS

                  Holders of not less than a majority in aggregate principal amount of the then outstanding Senior Notes by notice to the Trustee may on behalf of the Holders of all of the Senior Notes waive an existing Default or Event of Default and its consequences, except a continuing Default or Event of Default in the payment of the principal of, premium, if any, or interest on, the Senior Notes and except as to payments required under Sections 4.10 and 4.18 hereof. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

                  SECTION 6.05.         CONTROL BY MAJORITY

                  Subject to Section 7.01(e) hereof, Holders of a majority in principal amount of the then outstanding Senior Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with the law or this Indenture, that the Trustee determines may be unduly prejudicial to the rights of other Holders of Senior Notes or that may involve the Trustee in personal liability.

                  SECTION 6.06.         LIMITATION ON SUITS

                  A Holder of a Senior Note may pursue a remedy with respect to this Indenture or the Senior Notes only if:

                  (a) the Holder of a Senior Note gives to the Trustee written notice of a continuing Event of Default;

                  (b) the Holders of at least 25% in principal amount of the then outstanding Senior Notes make a written request to the Trustee to pursue the remedy;

                  (c) such Holder of a Senior Note or Holders of Senior Notes offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

                  (d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

                  (e) during such 60-day period the Holders of a majority in principal amount of the then outstanding Senior Notes do not give the Trustee a direction inconsistent with the request.

                  A Holder of a Senior Note may not use this Indenture to prejudice the rights of another Holder of a Senior Note or to obtain a preference or priority over another Holder of a Senior Note.

                  SECTION 6.07. RIGHTS OF HOLDERS OF SENIOR NOTES TO RECEIVE PAYMENT

                  Notwithstanding any other provision of this Indenture, the right of any Holder of a Senior Note to receive payment of principal, premium, if any, and interest on the Senior Note, on or after the respective due dates expressed in the Senior Note, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Holder of the Senior Note.

                  SECTION 6.08.         COLLECTION SUIT BY TRUSTEE

                  If an Event of Default specified in Section 6.01(a) or (b) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of, premium, if any, and interest remaining unpaid on the Senior Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

                  SECTION 6.09.         TRUSTEE MAY FILE PROOFS OF CLAIM

                  The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Senior Notes allowed in any judicial proceedings relative to the Company (or any other obligor upon the Senior Notes), its creditors or its property and shall be entitled and empowered to participate as a member, voting or otherwise, of any official committee of creditors appointed in such matter and to collect, receive and distribute any money or other property payable or deliverable on any such claims, and any custodian in any such judicial proceeding is hereby authorized by each Holder of a Senior Note to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders of the Senior Notes, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under
Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties which the Holders of the Senior Notes may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to restrict the right of any Holder of a Senior Note to vote on any plan of reorganization, arrangement, adjustment or composition affecting the Senior Notes or the rights of any Holder of a Senior Note thereunder, or to authorize the Trustee to vote in respect of the claim of any Holder of a Senior Note in any such proceeding.

                  SECTION 6.10.         PRIORITIES

                  If the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:

                  FIRST: to the Trustee, its agents and attorneys for amounts due under Section 7.07, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

                  SECOND: to Holders of Senior Notes for amounts due and unpaid on the Senior Notes for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Senior Notes for principal, premium, if any and interest, respectively; and

                  THIRD: to the Company or to such party as a court of competent jurisdiction shall direct.

                  The Trustee may fix a record date and payment date for any payment to Holders of Senior Notes.

                  SECTION 6.11.         UNDERTAKING FOR COSTS

                  In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder of a Senior Note pursuant to Section 6.07, or a suit by Holders of more than 10% in principal amount of the then outstanding Senior Notes.

                                    ARTICLE 7

                                     TRUSTEE

                  SECTION 7.01.         DUTIES OF TRUSTEE

                  (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

                  (b) Except during the continuance of an Event of Default:

                           (i) the duties of the Trustee shall be determined
solely by the express provisions of this Indenture or the TIA and the Trustee need perform only those duties that are specifically set forth in this Indenture or the TIA and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee, and

                           (ii) in the absence of bad faith on its part, the
Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture, but shall not be obligated to verify the contents thereof.

                  (c) none of the provisions of this Indenture shall be construed to relieve the Trustee from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                           (i) this paragraph does not limit the effect of
paragraph (b) of this Section 7.01;

                           (ii) the Trustee shall not be liable for any error of
judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

                           (iii) the Trustee shall not be liable with respect to
any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

                  (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), and (c) of this Section 7.01.

                  (e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at the request or direction of any Holder of Senior Notes, unless such Holder shall have offered to the Trustee reasonable compensation and indemnity satisfactory to it (including, in the Trustee's discretion, payment in cash) against any loss, liability or expense, including reasonable attorneys' fees that might be incurred by it in compliance with such request or direction.

                  (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

                  SECTION 7.02.         RIGHTS OF TRUSTEE

                  (a) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document. The Trustee shall receive and retain financial reports and statements of the Company as provided herein, but it shall have no duty to review or analyze such statements to determine compliance with covenants or other obligations of the Company.

                  (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

                  (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent or attorney appointed with due care.

                  (d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within its rights or powers conferred upon it by this Indenture.

                  (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

                  (f) The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at the request or direction of any Holder of Senior Notes unless such Holder shall have offered to the Trustee reasonable compensation and indemnity satisfactory to it (including, in the Trustee's discretion, payment in cash) against any loss, liability or expense, including reasonable attorneys' fees that might be incurred by it in compliance with such request or direction.

                  (g) The Trustee shall not be bound to ascertain or inquire as to the performance or observance of any covenants, conditions or agreements on the part of the Company, except as set forth herein; but the Trustee may require of the Company full information and advice as to the performance of the aforesaid covenants, conditions and agreements.

                  SECTION 7.03.         INDIVIDUAL RIGHTS OF TRUSTEE

                  The Trustee in its individual or any other capacity may become the owner or pledgee of Senior Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must (i) eliminate such conflict within 90 days, (ii) apply to the Commission for permission to continue as trustee or (iii) resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections
7.10 and 7.11 hereof.

                  SECTION 7.04.         TRUSTEE'S DISCLAIMER

                  The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Senior Notes, it shall not be accountable for the

Company's use of the proceeds from the Senior Notes or any money paid to the Company or upon the Company's direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Senior Notes or any other document in connection with the sale of the Senior Notes or pursuant to this Indenture other than its certificate of authentication.

                  SECTION 7.05.         NOTICE OF DEFAULTS

                  If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to Holders of Senior Notes a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, premium, if any, or interest on any Senior Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Senior Notes. The Trustee shall not be required to take notice or be deemed to have notice of any Default hereunder except failure by the Company to cause to be made any of the payments to the Trustee required to be made, or an Event of Default of which the Trustee has actual knowledge, unless the Trustee shall have been specifically notified in writing of such Default by the Company or the Holders of at least 25% in aggregate principal amount of the then outstanding Senior Notes. All notices or other instruments required by this Indenture to be delivered to the Trustee must, in order to be effective, be delivered to the Corporate Trust Office of the Trustee, and, in the absence of such notice so delivered, the Trustee may conclusively assume that no Default exists.

                  SECTION 7.06.         REPORTS BY TRUSTEE TO HOLDERS OF THE
                                        SENIOR NOTES

                  Within 60 days after each April 15 beginning with the April 15 following the date of this Indenture and for so long as Senior Notes remain outstanding, the Trustee shall mail to the Holders of the Senior Notes a brief report dated as of such reporting date that complies with TIA ss. 313(a) (but if no event described in TIA ss. 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA ss. 313(b)(2). The Trustee shall also transmit by mail all reports as required by TIA ss. 313(c).

                  A copy of each report at the time of its mailing to the Holders of Senior Notes shall be mailed to the Company and filed with the Commission and each stock exchange on which the Senior Notes are listed. The Company shall promptly notify the Trustee when the Senior Notes are listed on any stock exchange.

                  SECTION 7.07.         COMPENSATION AND INDEMNITY

                  The Company shall pay to the Trustee from time to time upon written request reasonable compensation for its acceptance of this Indenture and services hereunder. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and actual out-of-pocket expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel, but shall not include expenses incurred as a result of the Trustee's negligence or willful misconduct.

                  The Company shall indemnify the Trustee against any and all losses, liabilities or expenses, including reasonable attorneys' fees, incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture without negligence or bad faith on its part. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder, except to the extent of actual prejudice to the Company resulting from such failure. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

                  The obligations of the Company under this Section 7.07 shall survive the satisfaction and discharge of this Indenture.

                  To secure the Company's payment obligations under this Section 7.07, the Trustee shall have a Lien prior to the Senior Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Senior Notes. Such Lien shall survive the satisfaction and discharge of this Indenture.

                  When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(h) or (i) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

                  SECTION 7.08.         REPLACEMENT OF TRUSTEE

                  A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section 7.08.

                  The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company. The Holders of Senior Notes of a majority in principal amount of the then outstanding Senior Notes may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if:

                  (a) the Trustee fails to comply with Section 7.10 hereof;

                  (b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

                  (c) a Custodian or public officer takes charge of the Trustee or its property; or

                  (d) the Trustee becomes incapable of acting.

                  If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Senior Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

                  If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least 10% in principal amount of the then outstanding Senior Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

                  If the Trustee after written request by any Holder of a Senior Note who has been a Holder of a Senior Note for at least six months fails to comply with Section 7.10, such Holder of a Senior Note may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

                  A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders of the Senior Notes. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the Lien provided for in Section 7.07 hereof, PROVIDED all sums owing to the retiring Trustee hereunder have been paid. Notwithstanding replacement of the retiring Trustee pursuant to this Section 7.08, the Company's obligations under
Section 7.07 hereof shall continue for the benefit of the retiring Trustee.

                  SECTION 7.09.         SUCCESSOR TRUSTEE BY MERGER, ETC.

                  If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation or association, the successor corporation or association without any further act shall be the successor Trustee.

                  SECTION 7.10.         ELIGIBILITY; DISQUALIFICATION

                  There shall at all times be a Trustee hereunder which shall be a corporation organized and doing business under the laws of the United States of America or of any state thereof authorized under such laws to exercise corporate trustee power, shall be subject to supervision or examination by federal or state authority and shall have a combined capital and surplus of at least $100 million as set forth in its most recent published annual report of condition.

                  This Indenture shall always have a Trustee who satisfies the requirements of TIA ss. 310(a)(1), (2) and (5). The Trustee is subject to TIA ss. 310(b).

                  SECTION 7.11.         PREFERENTIAL COLLECTION OF CLAIMS
                                        AGAINST COMPANY

                  The Trustee is subject to TIA ss. 311(a), excluding any creditor relationship listed in TIA ss. 311(b). A Trustee who has resigned or been removed shall be subject to TIA ss. 311(a) to the extent indicated therein.

                                    ARTICLE 8

                    LEGAL DEFEASANCE AND COVENANT DEFEASANCE

                  SECTION 8.01. OPTION TO EFFECT LEGAL DEFEASANCE OR COVENANT DEFEASANCE

                  The Company may, at the option of its Board of Directors evidenced by a resolution set forth in an Officers' Certificate, at any time, with respect to the Senior Notes, elect to have either Section 8.02 or 8.03 be applied to all outstanding Senior Notes upon compliance with the conditions set forth below in this Article 8.

                  SECTION 8.02.         LEGAL DEFEASANCE AND DISCHARGE

                  Upon the Company's exercise under Section 8.01 of the option applicable to this Section 8.02, the Company shall be deemed to have been discharged from its obligations with respect to all outstanding Senior Notes on the date the conditions set forth below are satisfied (hereinafter, "LEGAL DEFEASANCE"). For this purpose, such Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Senior Notes, which shall thereafter be deemed to be "outstanding" only for the purposes of Section 8.05 and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all their other obligations under such Senior Notes and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of outstanding Senior Notes to receive solely from the trust fund described in Section 8.04, and as more fully set forth in such Section, payments in respect of the principal of, premium, if any, and interest on such Senior Notes when such payments are due, (b) the Company's obligations with respect to such Senior Notes under Sections 2.03, 2.04, 2.05, 2.06, 2.07, 2.10 and 4.02, (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company's obligations in connection therewith and (d) this Article 8. Subject to compliance with this Article 8, the Company may exercise its option under this Section 8.02, notwithstanding the prior exercise of its option under Section 8.03 with respect to the Senior Notes.

                  SECTION 8.03.         COVENANT DEFEASANCE

                  Upon the Company's exercise under Section 8.01 of the option applicable to this Section 8.03, the Company shall be released from its obligations under the covenants contained in Sections 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.14, 4.15, 4.16, 4.17, 4.18, 4.19, 4.20, 4.21 and Article 5
with respect to the outstanding Senior Notes on and after the date the conditions set forth below are satisfied (hereinafter, "COVENANT DEFEASANCE"), and the Senior Notes shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Senior Notes shall not be deemed outstanding for accounting purposes). For this purpose, such Covenant Defeasance means that, with respect to the outstanding Senior Notes, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document, and such omission to comply shall not constitute a Default or an Event of Default under
Section 6.01, but, except as specified above, the remainder of this Indenture and such Senior Notes shall be unaffected thereby. In addition, upon the Company's exercise under Section 8.01 of the option applicable to this Section 8.03, Sections 6.01(e) and (f) shall not constitute Events of Default.

                  SECTION 8.04.         CONDITIONS TO LEGAL OR COVENANT
                                        DEFEASANCE

                  The following shall be the conditions to application of either
Section 8.02 or Section 8.03 to the outstanding Senior Notes:

                  (a) The Company shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 7.10 who shall agree to comply with the provisions of this Article 8 applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Senior Notes, (i) cash in U.S. Dollars in an amount, (ii) non-callable Government Securities which through the scheduled payment of principal and interest in respect thereof in accordance with their terms shall provide, not later than one day before the due date of any payment, cash in U.S. Dollars in an amount, or (iii) a combination thereof, in such amounts, as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge and which shall be applied by the Trustee (or other qualifying trustee) to pay and discharge (A) the principal of, premium, if any, and interest on the outstanding Senior Notes on the stated maturity or on the applicable redemption date, as the case may be, of such principal or installment of principal, premium, if any, or interest and (B) any mandatory sinking fund payments or analogous payments applicable to the outstanding Senior Notes on the day on which such payments are due and payable in accordance with the terms of this Indenture and of such Senior Notes; PROVIDED that the Trustee shall have been irrevocably instructed to apply such money or the proceeds of such non-callable Government Securities to said payments with respect to the Senior Notes;

                  (b) In the case of an election under Section 8.02, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably satisfactory to the Trustee confirming that (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (ii) since the date hereof, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Senior Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

                  (c) In the case of an election under Section 8.03, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee to the effect that the Holders of the outstanding Senior Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax in the same amount, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

                  (d) No Default or Event of Default with respect to the Senior Notes shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) or, insofar as Section 6.01(h) or (i) is concerned, at any time in the period ending on the 91st day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period);

                  (e) Such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any other material agreement or instrument (other than this Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

                  (f) In the case of an election under either Section 8.02 or 8.03, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that after the 91st day following the deposit, assuming that no Holder of a Senior Note is an "insider" as defined in Section 101(31) of the U.S. Bankruptcy Code and assuming that prior to such 91st day no voluntary or involuntary bankruptcy case has been commenced with respect to the Company, such deposit will not constitute a preference as defined in Section 547 of the U.S. Bankruptcy Code, and, assuming such a bankruptcy case is commenced on or after such 91st day, the trust funds will not constitute property included within the estate of the debtor;

                  (g) In the case of an election under either Section 8.02 or 8.03, the Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit made by the Company pursuant to its election under
Section 8.02 or 8.03 was not made by the Company with the intent of preferring the Holders over other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others; and

                  (h) The Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel in the United States, each stating that all conditions precedent provided for relating to either the Legal Defeasance under Section 8.02 or the Covenant Defeasance under Section 8.03 (as the case may be) have been complied with as contemplated by this Section 8.04.

                  SECTION 8.05. DEPOSITED MONEY AND GOVERNMENT SECURITIES TO BE HELD IN TRUST; OTHER MISCELLANEOUS PROVISIONS

                  Subject to Section 8.06, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the "TRUSTEE") pursuant to Section 8.04 in respect of the outstanding Senior Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Senior Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company or a Subsidiary

Guarantor, if any, acting as Paying Agent) as the Trustee may determine, to the Holders of such Senior Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

                  The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.04 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Senior Notes.

                  Anything in this Article 8 to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the Company's request any money or non-callable Government Securities held by it as provided in Section 8.04 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(a)), are in excess of the amount thereof which would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

                  SECTION 8.06.         REPAYMENT TO COMPANY

                  Any money deposited with the Trustee or any Paying Agent, or then held by the Company in trust for the payment of the principal of, premium, if any, or interest on any Senior Note and remaining unclaimed for two years after such principal, and premium, if any, or interest has become due and payable shall be paid to the Company on its request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Senior Note shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; PROVIDED that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining shall be repaid to the Company.

                  SECTION 8.07.         REINSTATEMENT

                  If the Trustee or Paying Agent is unable to apply any U.S. Dollars or non-callable Government Securities in accordance with Section 8.02 or 8.03, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's obligations under this Indenture and the Senior Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with
Section 8.02 or 8.03, as the case may be; PROVIDED that, if the Company makes any payment of principal of, premium, if any, or interest on any Senior Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Senior Notes to receive such payment from the money held by the Trustee or Paying Agent.

                                    ARTICLE 9

                        AMENDMENT, SUPPLEMENT AND WAIVER

                  SECTION 9.01.         WITHOUT CONSENT OF HOLDERS OF SENIOR
                                        NOTES

                  Notwithstanding Section 9.02 of this Indenture, the Company and the Trustee may amend or supplement this Indenture, the Senior Notes or any Subsidiary Guarantee without the consent of any Holder of a Senior Note:

                  (a) to cure any ambiguity, defect or inconsistency;

                  (b) to provide for uncertificated Senior Notes in addition to or in place of certificated Senior Notes;

                  (c) to provide for the assumption of the Company's or any Subsidiary Guarantor's obligations to the Holders of the Senior Notes in the case of a merger, consolidation or other similar business combination pursuant to Article 5 or Section 10.04 hereof;

                  (d) to make any change that would provide any additional rights or benefits to the Holders of the Senior Notes or that does not materially adversely affect the legal rights hereunder of any Holder of the Senior Note;

                  (e) to provide for Subsidiary Guarantees of the Senior Notes;
or

                  (f) to comply with requirements of the Commission in order to effect or maintain the qualification of this Indenture under the TIA.

                  Upon the request of the Company accompanied by resolutions of the Board of Directors of the Company authorizing the execution of any such amended or supplemental indenture and upon receipt by the Trustee of the documents described in Section 9.06 hereof, the Trustee shall join with the Company in the execution of any amended or supplemental indenture authorized or permitted by the terms of this Indenture and make any further appropriate agreements and stipulations which may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental indenture which affects its own rights, duties or immunities under this Indenture or otherwise.

                  SECTION 9.02.         WITH CONSENT OF HOLDERS OF SENIOR NOTES

                  Except as provided below in this Section 9.02, the Company and the Trustee may amend or supplement this Indenture or the Senior Notes or any amended or supplemental indenture with the written consent of the Holders of at least a majority in aggregate principal amount of the Senior Notes then outstanding (including consents obtained in connection with a tender offer or exchange offer for the Senior Notes), and, subject to Sections 6.04 and 6.07 hereof, any existing Default or Event of Default and its consequences (other than a Default or Event of Default in the payment of the principal of, premium, if any, or interest on the Senior Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture or the Senior Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Senior Notes (including consents obtained in connection with a tender offer or exchange offer for the Senior Notes).

                  Upon the request of the Company accompanied by resolutions of the Board of Directors of the Company authorizing the execution of any such amended or supplemental indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Senior Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 9.06 hereof, the Trustee shall join with the Company in the execution of such amended or supplemental indenture unless such amended or supplemental indenture affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental indenture.

                  It shall not be necessary for the consent of the Holders of Senior Notes under this Section 9.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

                  After an amendment, supplement or waiver under this Section
9.02 becomes effective, the Company shall mail to the Holders of Senior Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental indenture or waiver. Subject to Sections 6.04 and 6.07 hereof, the Holders of a majority in aggregate principal amount of the Senior Notes then outstanding may waive compliance in a particular instance by the Company with any provision of this Indenture or the Senior Notes. However, without the consent of each Holder affected, an amendment or waiver may not (with respect to any Senior Notes held by a non-consenting Holder of Senior Notes):

                  (a) reduce the principal amount of Senior Notes whose Holders must consent to an amendment, supplement or waiver;

                  (b) reduce the principal of or change the fixed maturity of any Senior Note or alter the provisions with respect to the redemption of the Senior Notes;

                  (c) reduce the rate of or change the time for payment of interest, including default interest, on any Senior Note;

                  (d) waive a Default or Event of Default in the payment of principal of, premium, if any, or interest on the Senior Notes, including, without limitation, payment of the Change of Control Payment or the Asset Sale Offer Price (except a rescission of acceleration of the Senior Notes by the Holders of at least a majority in aggregate principal amount of the then outstanding Senior Notes and a waiver of the payment default that resulted from such acceleration);

                  (e) make any Senior Note payable in money other than that stated in the Senior Notes;

                  (f) make any change in Section 6.04 or 6.07 hereof or in the provisions of this Indenture relating to the rights of Holders of Senior Notes to receive payments of principal of, premium, if any, or interest on the Senior Notes;

                  (g) waive a redemption payment with respect to any Senior Note; or

                  (h) make any change in this sentence of this Section 9.02.

                  SECTION 9.03.         COMPLIANCE WITH TRUST INDENTURE ACT

                  Every amendment or supplement to this Indenture or the Senior Notes shall be set forth in an amended or supplemental indenture that complies with the TIA as then in effect.

                  SECTION 9.04.         REVOCATION AND EFFECT OF CONSENTS

                  Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Senior Note is a continuing consent by the Holder of a Senior Note and every subsequent Holder of a Senior Note or portion of a Senior Note that evidences the same debt as the consenting Holder's Senior Note, even if notation of the consent is not made on any Senior Note. However, any such Holder of a Senior Note or subsequent Holder of a Senior Note may revoke the consent as to its Senior Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective.

An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder of a Senior Note.

                  SECTION 9.05.         NOTATION ON OR EXCHANGE OF SENIOR NOTES

                  The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Senior Note thereafter authenticated. The Company in exchange for all Senior Notes may issue and the Trustee shall authenticate new Senior Notes that reflect the amendment, supplement or waiver.

                  Failure to make the appropriate notation or issue a new Senior Note shall not affect the validity and effect of such amendment, supplement or waiver.

                  SECTION 9.06.         TRUSTEE TO SIGN AMENDMENTS, ETC.

                  Subject to the receipt of an Officers' Certificate and an Opinion of Counsel as set forth in this Section 9.06, and upon the filing with the Trustee of evidence of consent of the Holders as provided in Section 9.02 hereof, the Trustee shall sign any amended or supplemental indenture authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Company may not sign an amendment or supplemental indenture until the Board of Directors of the Company approves it, and no Subsidiary Guarantor may sign such an amendment or supplemental indenture until its board of directors approves it. The Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Officer's Certificate and an Opinion of Counsel stating that such amendment or supplement is authorized or permitted by this Indenture, that all conditions precedent to the execution of the amendment or supplement by the parties thereto have been complied with and that the amendment or supplement is valid and binding upon the Company and any Subsidiary Guarantor in accordance with its terms.

                                   ARTICLE 10

                            GUARANTEE OF SENIOR NOTES

                  SECTION 10.01.        SUBSIDIARY GUARANTEE

                  Subject to the provisions of this Article 10, each Subsidiary Guarantor, if any, jointly and severally, shall unconditionally guarantee, on a senior unsecured basis, to each Holder of a Senior Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Senior Notes or the obligations of the Company to the Holders or the Trustee hereunder or
                                      -73-
under the Senior Notes, that (a) the principal of, premium, if any, and any accrued and unpaid interest on the Senior Notes shall be duly and punctually paid in full when due, whether at maturity, by acceleration or otherwise, and interest on overdue principal of, premium, if any, and (to the extent permitted by law) interest on the Senior Notes and that all other obligations of the Company to the Holders or the Trustee hereunder or under the Senior Notes (including fees, expenses or other) shall be promptly paid in full or performed, all in accordance with the terms hereof and thereof; (b) in case of any extension of time of payment or renewal of any Senior Notes or any of such other obligations, the same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise; and (c) any and all costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) incurred by the Trustee or its agents or any Holder of Senior Notes in enforcing any rights under any Subsidiary Guarantee shall be promptly paid in full when due. Failing payment when due of any amount so guaranteed or failing performance of any other Guaranteed Obligation of the Company to the Holders, for whatever reason, each Subsidiary Guarantor shall be obligated to pay, or to perform or to cause the performance of, the same immediately. Each Subsidiary Guarantee shall be a guarantee of payment and not a guarantee of collection. An Event of Default under this Indenture or the Senior Notes shall constitute an event of default under each Subsidiary Guarantee, and shall entitle the Holders of Senior Notes to accelerate the Guaranteed Obligations of the Subsidiary Guarantors in the same manner and to the same extent as the Guaranteed Obligations of the Company. Each Subsidiary Guarantor's Subsidiary Guarantee shall be unconditional, irrespective of the validity, regularity or enforceability of the Senior Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of Senior Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. By executing a Subsidiary Guarantee, each Subsidiary Guarantor shall be deemed to waive diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company and such Subsidiary Guarantor, protest, notice and all demands whatsoever and covenant that its Subsidiary Guarantee shall not be discharged except by complete performance of all Guaranteed Obligations, except as specified in Section 10.03. If any Holder or the Trustee is required by any court or otherwise to return to the Company or such Subsidiary Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to either the Company or such Subsidiary Guarantor, any amount paid by any such entity to the Trustee or such Holder, such Subsidiary Guarantor's Subsidiary Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. By executing a Subsidiary Guarantee, each Subsidiary Guarantor shall be deemed to agree that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any Guaranteed Obligations until payment in full of all Guaranteed Obligations and further that, as between the Subsidiary Guarantors, on the one hand, and the Holders of Senior Notes and the Trustee, on the other hand, (x) the maturity of the Guaranteed Obligations may be accelerated as provided in
Article 6 hereof for the purposes of its Subsidiary Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guaranteed Obligations, and (y) in the event of any acceleration of such Guaranteed Obligations as provided in Article 6 hereof, such Guaranteed Obligations (whether or not due and payable) shall forthwith become due and payable by such Subsidiary Guarantor for the purpose of its Subsidiary Guarantee. The Guaranteed Obligations of each Subsidiary Guarantor shall rank PARI PASSU in right of payment with all Guarantor Senior Indebtedness of such Subsidiary Guarantor.

                  SECTION 10.02. LIMITATION OF THE SUBSIDIARY GUARANTORS' LIABILITY

                  Each Subsidiary Guarantor, by executing a Subsidiary Guarantee, and, by its acceptance hereof, each beneficiary hereof, shall be deemed to confirm that it is the intention and agreement of all such parties that such Subsidiary Guarantor's Subsidiary Guarantee not constitute a fraudulent transfer, conveyance or obligation for purposes of any Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar Federal or state law (including, without limitation, the Debtor and Creditor Law of the State of New York). To effectuate the foregoing intention, each such Person hereby irrevocably agrees that the Guaranteed Obligations of the Subsidiary Guarantors under this Article 10 shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Subsidiary Guarantor, result in the Guaranteed Obligations of such Subsidiary Guarantor under its Subsidiary Guarantee not constituting a fraudulent transfer, conveyance or obligation.

                  SECTION 10.03.        RELEASE OF THE SUBSIDIARY GUARANTORS

                  In the event of (i) a sale or other disposition of all, or substantially all, of the assets of any Subsidiary Guarantor, by way of merger, consolidation or otherwise, or a sale or other disposition of all of the capital stock of any Subsidiary Guarantor, such Subsidiary Guarantor (in the event of a sale or other disposition, by way of such a merger, consolidation or otherwise, of all of the capital stock of such Subsidiary Guarantor) or the corporation acquiring the property (in the event of a sale or other disposition of all, or substantially all, of the assets of such Subsidiary Guarantor) will be released and relieved of any obligations under its Subsidiary Guarantee; PROVIDED that the Net Proceeds of such sale or other disposition are applied in accordance with Section 4.10 hereof, (ii) in the event the Subsidiary Guarantee was issued under Section 4.09 or 4.16 hereof by reason of the incurrence of Indebtedness by a Subsidiary Guarantor permitted pursuant to Section 4.09 hereof, the payment in full, whether at maturity or otherwise, of all Indebtedness incurred by the Subsidiary Guarantor by reason of which it executed or was required to execute a Subsidiary Guarantee, such Subsidiary Guarantor will be released and relieved of any obligations under such Subsidiary Guarantee and (iii) in the event the Subsidiary Guarantee was issued by reason of the Guarantee or securing of payment of Indebtedness other than the Senior Notes pursuant to Section 4.15 hereof, the release or discharge of the Guarantee by the Subsidiary Guarantor of all such Indebtedness, except a discharge by or as a result of payment under such Guarantee, such Subsidiary Guarantor will be released and relieved of any obligation under such Subsidiary Guarantee. The Trustee shall deliver an appropriate instrument evidencing such release upon receipt of a request of the Company accompanied by an Officers' Certificate and Opinion of Counsel certifying as to the compliance with this Section 10.03. Any Subsidiary Guarantor not released from its obligations under its Subsidiary Guarantee shall remain liable for the full amount of principal of, premium, if any, and accrued and unpaid interest on the Senior Notes and for the other obligations of such Subsidiary Guarantor under this Indenture as provided in this Article 10.

                  SECTION 10.04.        MERGER, CONSOLIDATION OR SALE OF ASSETS

                  No Subsidiary Guarantor may consolidate with or merge with or into (whether or not such Subsidiary Guarantor is the surviving Person), another corporation, Person or entity whether or not affiliated with such Subsidiary Guarantor (other than a Subsidiary of the Company that is a Subsidiary Guarantor), unless (i) subject to Section 10.03 hereof, the Person formed by or surviving any such consolidation or merger (if other than such Subsidiary Guarantor) assumes all the Guaranteed Obligations of such Subsidiary Guarantor pursuant to a supplemental indenture in form and substance reasonably satisfactory to the Trustee, (ii) immediately after giving effect to such transaction, no Default or Event of Default exists and (iii) such Subsidiary Guarantor, or any Person formed by or surviving any such consolidation or merger, would be permitted by virtue of the Company's pro forma Fixed Charge Coverage Ratio to incur, immediately after giving effect to such transaction, at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.09(a) hereof; PROVIDED that the foregoing provisions shall not apply to any Asset Sale subject to Section 4.10 hereof.

                  SECTION 10.05.        EXECUTION AND DELIVERY OF SUBSIDIARY
                                        GUARANTEES

                  To evidence its Subsidiary Guarantee set forth in this Article 10, each Subsidiary Guarantor shall execute and deliver to the Trustee a Subsidiary Guarantee in the form of Exhibit C hereto and a supplemental indenture in the form of EXHIBIT D hereto, pursuant to which such Subsidiary shall become a Subsidiary Guarantor under this Article 10 and shall guarantee the obligations of the Company as provided in this Article 10. Concurrently with the execution and delivery of such Subsidiary Guarantee and supplemental indenture, the Company shall deliver to the Trustee an Opinion of Counsel reasonably satisfactory to the Trustee substantially to the effect that such Subsidiary Guarantee and supplemental indenture have been duly authorized, executed and delivered by such Subsidiary Guarantor and that, subject to the application of bankruptcy, insolvency, moratorium, fraudulent conveyance or fraudulent transfer and other laws relating to creditors' rights generally and to general principles of equity, whether considered in a proceeding at law or in equity, the Subsidiary Guarantee of such Subsidiary Guarantor contained herein and in its Subsidiary Guarantee (subject to the limitations set forth in Section 10.02) is a legal, valid and binding obligation of such Subsidiary Guarantor, enforceable against such Subsidiary Guarantor in accordance with its terms.

                  Each Subsidiary Guarantee shall remain in full force and effect and apply to all of the Senior Notes notwithstanding any failure to endorse on each Senior Note a notation of such Subsidiary Guarantee. The delivery of any Senior Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Subsidiary Guarantee set forth in this Indenture on behalf of each Subsidiary Guarantor.

                                   ARTICLE 11

                                  MISCELLANEOUS

                  SECTION 11.01.        TRUST INDENTURE ACT CONTROLS

                  If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA ss.318(c), the imposed duties shall control.

                  SECTION 11.02.        NOTICES

                  Any notice or communication by the Company, any Subsidiary Guarantor or the Trustee to the others is duly given if in writing and delivered in person or mailed by first class mail (registered or certified, return receipt requested), telex, telecopier or overnight air courier guaranteeing next day delivery, to the others' address:

                  If to the Company or any Subsidiary Guarantor:

                           French Fragrances, Inc.
                           14100 N.W. 60th Avenue
                           Miami Lakes, Florida   33014
                           Telecopier No.:  (305) 818-8020
                           Attention:  Chief Financial Officer

                  With a copy to:

                           Steel Hector & Davis LLP
                           200 South Biscayne Boulevard
                           Suite 4000
                           Miami, Florida   33131
                           Telecopier No.:  (305) 577-7001
                           Attention:  Beatriz Llorens Koltis, Esq.

                  If to the Trustee:

                           Marine Midland Bank
                           140 Broadway
                           12th Floor
                           New York, New York  10005
                           Telecopier No.:  (212) 658-6425
                           Attention:  Corporate Trust Administration--French
                                       Fragrances

                  The Company, any Subsidiary Guarantor or the Trustee, by notice to the others, may designate additional or different addresses for subsequent notices or communications.

                  All notices and communications (other than those sent to the Trustee or to Holders of Senior Notes) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

                  Any notice or communication to the Trustee shall be deemed to have been duly given to the Trustee when received at its Corporate Trust Office,
Attention: Corporate Trust Administration--French Fragrances.

                  Any notice or communication to a Holder of a Senior Note shall be either mailed by first class mail or sent by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed or sent to any Person described in TIA ss. 313(c), to the extent required by the TIA. Failure to mail or send a notice or communication to a Holder of a Senior Note or any defect in it shall not affect its sufficiency with respect to other Holders of Senior Notes.

                  If a notice or communication is mailed or sent in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

                  If the Company mails or sends a notice or communication to Holders of Senior Notes, it shall mail or send a copy to the Trustee and each Agent at the same time.

                  SECTION 11.03. COMMUNICATION BY HOLDERS OF SENIOR NOTES WITH OTHER HOLDERS OF SENIOR NOTES

                  Holders of the Senior Notes may communicate pursuant to TIA ss. 312(b) with other Holders of Senior Notes with respect to their rights under this Indenture or the Senior Notes. The Company, any Subsidiary Guarantor, the Trustee, the Registrar and anyone else shall have the protection of TIA ss. 312(c).

                  SECTION 11.04. CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT

                  Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the
Trustee:

                  (a) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 11.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

                  (b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 11.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

                  SECTION 11.05.        STATEMENTS REQUIRED IN CERTIFICATE OR
                                        OPINION

                  Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA ss. 314(a)(4)) shall comply with the provisions of TIA ss. 314(e) and shall include:

                  (a) a statement that the person making such certificate or opinion has read such covenant or condition;

                  (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                  (c) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

                  (d) a statement as to whether or not, in the opinion of such person, such condition or covenant has been satisfied.

                  SECTION 11.06.        RULES BY TRUSTEE AND AGENTS

                  The Trustee may make reasonable rules for action by or at a meeting of Holders of Senior Notes. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

                  SECTION 11.07. NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES, PARTNERS AND STOCKHOLDERS

                  No director, officer, employee, incorporator, partner or stockholder of the Company or any Subsidiary of the Company, as such, shall have any liability for any obligations of the Company or any Subsidiary Guarantor under the Senior Notes, this Indenture or any Subsidiary Guarantee or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Senior Notes by accepting a Senior Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Senior Notes. Such waiver may not be effective to waive liabilities under the federal securities laws, and it is the view of the Commission that such a waiver is against public policy.

                  SECTION 11.08.        GOVERNING LAW

                  THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE, THE SENIOR NOTES AND ANY SUBSIDIARY GUARANTEE.

                  SECTION 11.09.        NO ADVERSE INTERPRETATION OF OTHER
                                        AGREEMENTS

                  This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or its Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

                  SECTION 11.10.        SUCCESSORS

                  All agreements of the Company in this Indenture and the Senior Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successor.

                  SECTION 11.11.        SEVERABILITY

                  In case any provision in this Indenture or in the Senior Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                  SECTION 11.12.        COUNTERPART ORIGINALS

                  The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

                  SECTION 11.13.        TABLE OF CONTENTS, HEADINGS, ETC.

                  The Table of Contents, Cross-Reference Table and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

                  SECTION 11.14. AGENT FOR SERVICE OF PROCESS; CONSENT TO JURISDICTION

                  By the execution and delivery of this Indenture, the Company
(i) acknowledges that it has, by separate written instrument, irrevocably designated and appointed Abelman, Frayne & Schwab, 150 East 42nd Street, 26th Floor, New York, NY 10017-5612 (Attn: Peter Lynfield) as its authorized agent upon whom process may be served in any suit or proceeding arising out of or relating to the Senior Notes or this Indenture that may be instituted in any federal or New York state court located in The City of New York, or brought by the Trustee (whether in its individual capacity or in its capacity as Trustee hereunder) or by any Holder, and acknowledges that Abelman, Frayne & Schwab has accepted such designation, (ii) submits to the non-exclusive jurisdiction of any such court in any such suit or proceeding, and (iii) agrees that service of process upon Abelman, Frayne & Schwab and written notice of said service to the Company (mailed or delivered to the Company's Corporate Secretary at its principal office 14100 N.W. 60th Avenue, Miami Lakes, Florida 33014 as specified in Section 11.02 hereof), shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding. The Company further agrees to take any and all action, including the execution and filing of any and all such documents and instruments, as may be necessary to continue such designation and appointment of Abelman, Frayne & Schwab in full force and effect so long as this Indenture shall be in full force and effect.

                  The Company irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of venue of any such action, suit or proceeding in any such court or any appellate court with respect thereto. The Company irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action, suit or proceeding in any such court.

                  Any Subsidiary that executes a Subsidiary Guarantee and a supplemental indenture in the form of EXHIBIT D hereto, pursuant to which such Subsidiary shall become a Subsidiary Guarantor under Article 10 hereof, shall be deemed to have irrevocably designated and appointed Abelman, Frayne & Schwab as its authorized agent for service of process and shall be bound by the provisions set forth in this Section 11.14 as if it were the Company.

[Signatures on following page]

                                                    SIGNATURES

Dated as of May 13, 1997             FRENCH FRAGRANCES, INC.


                                         By: /s/ Oscar E. Marina
                                             ----------------------------------
                                               Name: Oscar E. Marina
                                               Title: Vice President



                                         MARINE MIDLAND BANK,
                                         as Trustee


                                         By: /s/ Eileen M. Hughes
                                             ----------------------------------
                                               Name: Eileen M. Hughes
                                               Title: Assistant Vice President

                                                                   EXHIBIT A

                     (Form of Face of Series A Senior Note)

[If a restricted security, then insert -- THE NOTE (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THE NOTE EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE NOTE EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE NOTE EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) SUCH NOTE MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (1)(a) INSIDE THE UNITED STATES TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A UNDER THE SECURITIES ACT, (b) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT,
(c) OUTSIDE THE UNITED STATES TO A FOREIGN PURCHASER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT OR (d) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND, IN THE CASE OF CLAUSE (b), (c) OR (d), BASED UPON AN OPINION OF COUNSEL IF THE COMPANY SO REQUESTS), (2) TO THE COMPANY OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE NOTE EVIDENCED HEREBY OR ANY NOTE ISSUED IN EXCHANGE FOR OR IN SUBSTITUTION HEREOF OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE.]

                  Each Temporary Regulation S Global Security shall bear the following legend on the face thereof:

THIS SECURITY IS A TEMPORARY REGULATION S GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE REFERRED TO HEREINAFTER. EXCEPT IN THE CIRCUMSTANCES DESCRIBED IN
SECTION 2.16 OF THE INDENTURE, INTERESTS IN THIS TEMPORARY REGULATION S GLOBAL SECURITY MAY NOT BE OFFERED OR SOLD TO A U.S. PERSON OR FOR THE ACCOUNT OR BENEFIT

OF A U.S. PERSON PRIOR TO THE EXPIRATION OF THE RESTRICTED PERIOD (AS
DEFINED IN THE INDENTURE), AND NO TRANSFER OR EXCHANGE OF AN INTEREST IN THIS TEMPORARY REGULATION S GLOBAL SECURITY MAY BE MADE FOR AN INTEREST IN A RESTRICTED GLOBAL SECURITY OR IN A PERMANENT REGULATION S GLOBAL SECURITY UNTIL AFTER THE LATER OF THE DATE OF EXPIRATION OF THE RESTRICTED PERIOD AND THE DATE ON WHICH THE OWNER SECURITIES CERTIFICATION AND THE DEPOSITORY SECURITIES CERTIFICATION RELATING TO SUCH INTEREST HAVE BEEN PROVIDED IN ACCORDANCE WITH THE TERMS OF THE INDENTURE, TO THE EFFECT THAT THE BENEFICIAL OWNER OR OWNERS OF SUCH INTEREST ARE NOT U.S. PERSONS.

                  Each Permanent Regulation S Security shall bear the following legend on the face thereof:

THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE "SECURITIES ACT") AND MAY NOT BE OFFERED, SOLD, OR DELIVERED IN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY U.S. PERSON, UNLESS THE SECURITIES ARE REGISTERED UNDER THE SECURITIES ACT OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS THEREOF IS AVAILABLE.

                     10 3/8% Senior Note due 2007, Series A

No.                                                                $__________

                             FRENCH FRAGRANCES, INC.

promises to pay to

-------------------------
or its registered assigns
the principal sum of
Dollars on May 15, 2007.

Interest Payment Dates:  May 15 and November 15, commencing November 15, 1997.

Record Dates:  May 1 and November 1 (whether or not a Business Day).

                                                     Dated:  ____________,1997

                                                     FRENCH FRAGRANCES, INC.

                                                     By:________________________
                                                          Name:_________________
                                                          Title:________________

                                                          (SEAL)

This is one of the Series A Senior Notes referred to in the within-mentioned
Indenture:

Marine Midland Bank, as Trustee

By:________________________________________

                  (Authorized Signature)
Dated:_____________________________________

                 (Form of Reverse Side of Series A Senior Note)

                     10 3/8% Senior Note due 2007, Series A

                  Capitalized terms used herein have the meanings assigned to them in the Indenture (as defined) unless otherwise indicated.

                  1. INTEREST. French Fragrances, Inc., a Florida corporation (the "COMPANY"), promises to pay interest on the principal amount of this Senior Note at the rate and in the manner specified below. The Company shall pay interest on the principal amount of this Senior Note in cash at the rate per annum of 10 3/8%. The Company will pay interest semi-annually on May 15 and November 15 of each year, commencing November 15, 1997, or, if any such day is not a Business Day, on the next succeeding Business Day (each, an "INTEREST PAYMENT DATE") to Holders of record on the immediately preceding May 1 and November 1. Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months. Interest shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of the original issuance of the Senior Notes. To the extent lawful, the Company shall pay interest on overdue principal at the rate of the then applicable interest rate on the Senior Notes; it shall pay interest on overdue installments of interest (without regard to any applicable grace periods) at the same rate to the extent lawful.

                  2. METHOD OF PAYMENT. The Company will pay interest on the Senior Notes (except defaulted interest) to the Persons who are registered Holders of Senior Notes at the close of business on the record date next preceding the Interest Payment Date, even if such Senior Notes are cancelled after such record date and on or before such Interest Payment Date. The Holder hereof must surrender this Senior Note to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. The Company, however, may pay principal, premium, if any, and interest by check payable in such money. The Senior Notes will be payable as to principal, premium and interest at the office or agency of the Company maintained for such purpose within the City and State of New York or, at the option of the Company, payment of interest may be made by check mailed to the Holders of Senior Notes at their respective addresses set forth in the register of Holders of Senior Notes. Unless otherwise designated by the Company, the Company's office or agency in New York, New York will be the office of the Trustee maintained for such a purpose.

                  3. PAYING AGENT AND REGISTRAR. Initially, the Trustee will act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co-registrar without prior notice to any Holder of a Senior Note. The Company or any Subsidiary may act in any such capacity.

                  4. INDENTURE. The Company issued the Senior Notes under an Indenture, dated as of May 13, 1997 (the "INDENTURE"), between the Company and the Trustee. The terms of the Senior Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code ss.ss. 77aaa-77bbbb), as in effect on the date of the Indenture. The Senior Notes are subject to all such terms, and Holders of Senior Notes are referred to the Indenture and such act for a statement of such terms. The terms of the Indenture shall govern any inconsistencies between the Indenture and the Senior Notes. This Senior Note is one of a duly authorized issue of Initial Senior Notes of the Company designated as its 10 3/8% Senior Notes due 2007, Series A (the "INITIAL SENIOR NOTES"). The Senior Notes are senior unsecured obligations of the Company limited to $115,000,000 in aggregate principal amount. The Senior Notes include the Initial Senior Notes and the Exchange Senior Notes, as defined below, to be issued in exchange for the Initial Senior Notes pursuant to the Indenture. The Initial Senior Notes and the Exchange Senior Notes are treated as a single class of securities under the Indenture.

                  5. OPTIONAL REDEMPTION. The Senior Notes will not be redeemable at the Company's option prior to May 15, 2002. Thereafter, the Senior Notes will be subject to redemption at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days' notice, in cash at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest, if any, thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on May 15 of the years indicated below:

      YEAR                                                    PERCENTAGE
      ----                                                    ----------

      2002.................................................    105.188%
      2003.................................................    103.458%
      2004.................................................    101.729%
      2005 and thereafter..................................    100.000%

                  Notwithstanding the foregoing, at any time prior to May 15, 2000, the Company, at its option, may on any one or more occasions redeem up to 35% of the initially outstanding aggregate principal amount of Senior Notes at a redemption price equal to 109 3/8% of the principal amount thereof, plus accrued and unpaid interest, if any, thereon to the redemption date, with the net proceeds of one or more Public Equity Offerings of the Company generating in each case net proceeds of at least $15.0 million; PROVIDED that at least 65% of the initially outstanding aggregate principal amount of Senior Notes remains outstanding immediately after the occurrence of any such redemption; and PROVIDED, FURTHER, that such redemption shall occur within 60 days of the date of the closing of any such Public Equity Offering of the Company.

                  6. MANDATORY REDEMPTION. Except as set forth in Sections 4.10 and 4.18 of the Indenture, the Company is not required to make mandatory redemption or sinking fund payments with respect to the Senior Notes.

                  7. REPURCHASE AT OPTION OF HOLDER. (a) Upon the occurrence of a Change of Control, each Holder of Senior Notes will have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Senior Notes at an offer price in cash equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest, if any, thereon to the date of purchase. Holders of Senior Notes that are subject to an offer to purchase will receive a Change of Control Offer from the Company prior to any related Change of Control Payment Date and may elect to have such Senior Notes purchased by completing the form entitled "Option of Holder to Elect Purchase" appearing below.

                  (b) If the Company or a Subsidiary consummates any Asset Sales, and when the aggregate amount of Excess Proceeds from such Asset Sales exceeds $10.0 million, the Company will be required to make an offer to all Holders of Senior Notes to purchase the maximum principal amount of Senior Notes that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, thereon to the date of purchase, in accordance with the procedures set forth in the Indenture. If the aggregate principal amount of Senior Notes surrendered by Holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Senior Notes to be purchased on a PRO RATA basis. Holders of Senior Notes that are the subject of an offer to purchase will receive an Asset Sale Offer from the Company prior to any related purchase date and may elect to have such Senior Notes purchased by completing the form entitled "Option of Holder to Elect Purchase" appearing below.

                  8. NOTICE OF REDEMPTION. Notice of redemption shall be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Senior Notes are to be redeemed at its registered address. Senior Notes may be redeemed in part but only in whole multiples of $1,000, unless all of the Senior Notes held by a Holder of Senior Notes are to be redeemed. On and after the redemption date, interest ceases to accrue on Senior Notes or portions of them called for redemption unless the Company defaults in making such redemption payment.

                  9. DENOMINATIONS, TRANSFER, EXCHANGE. The Senior Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Senior Notes may be registered and Senior Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder of a Senior Note, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not exchange or register the transfer of any Senior Note or portion of a Senior Note selected for redemption. Also, it need not exchange or register the transfer of any Senior Notes for a period of 15 days before a selection of Senior Notes to be redeemed.

                  10. PERSONS DEEMED OWNERS. Prior to due presentment to the Trustee for registration of the transfer of this Senior Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name this Senior
Note is registered as its absolute owner for the purpose of receiving payment of principal of, premium, if any, and interest on this Senior Note and for all other purposes whatsoever, whether or not this Senior Note is overdue, and neither the Trustee, any Agent nor the Company shall be affected by notice to the contrary. The registered Holder of a Senior Note shall be treated as its owner for all purposes.

                  11. AMENDMENTS, SUPPLEMENT AND WAIVERS. Subject to certain exceptions, the Indenture or the Senior Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Senior Notes then outstanding (including consents obtained in connection with a tender offer or exchange offer for Senior Notes), and any existing Default or compliance with any provision of the Indenture or the Senior Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Senior Notes (including consents obtained in connection with a tender offer or exchange offer for Senior Notes). However, without the consent of each Holder affected, an amendment or waiver may not (with respect to any Senior Notes held by a non-consenting holder) (i) reduce the principal amount of Senior Notes whose holders must consent to an amendment, supplement or waiver, (ii) reduce the principal of or change the fixed maturity of any Senior Note or alter the provisions with respect to the redemption of the Senior Notes,
(iii) reduce the rate of or change the time for payment of interest on any Senior Note, (iv) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on, the Senior Notes, including, without limitation, payment of the Change of Control Payment or the Asset Sale Offer Price (except a rescission of acceleration of the Senior Notes by the Holders of at least a majority in aggregate principal amount of the Senior Notes and a waiver of the payment default that resulted from such acceleration), (v) make any Senior Note payable in money other than that stated in the Senior Notes, (vi) make any change in the provisions of the Indenture relating to waivers of Defaults or the rights of Holders of Senior Notes to receive payments of principal of or premium, if any, or interest on the Senior Notes, (vii) waive a redemption payment with respect to any Senior Note or (viii) make any change in the foregoing amendment and waiver provisions. Notwithstanding the foregoing, without the consent of any Holder of Senior Notes, the Company and the Trustee may amend or supplement the Indenture or the Senior Notes to cure any ambiguity, defect or inconsistency, to provide for uncertificated Senior Notes in addition to or in place of certificated Senior Notes, to provide for the assumption of the Company's obligations to holders of Senior Notes in the case of a merger or consolidation or other business combination, to make any change that would provide any additional rights or benefits to the Holders of Senior Notes or that does not materially adversely affect the legal rights under the Indenture of any such Holder, to provide for Subsidiary Guarantees of the

Senior Notes or to comply with requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act.

                  12. DEFAULTS AND REMEDIES. Each of the following constitutes an Event of Default: (i) default for 30 days in the payment when due of interest on the Senior Notes; (ii) default in the payment of all or any part of the principal, or premium, if any, on the Senior Notes when and as the same becomes due and payable at maturity, upon redemption, by acceleration, or otherwise, including, without limitation, the payment of the Change of Control Payment or the Asset Sale Offer Price, or otherwise; (iii) failure by the Company or any of its Subsidiaries to observe or perform in all material respects the covenants contained in Sections 4.07, 4.09, 4.12 and 5.01 of the Indenture; (iv) failure by the Company or any of its Subsidiaries to observe or perform in all material respects any other covenant or agreement on the part of the Company or such Subsidiary contained in the Senior Notes or the Indenture and the continuance of such failure for a period of 30 days after written notice is given to the Company by the Trustee or to the Company and the Trustee by the holders of at least 25% in aggregate principal amount of the Senior Notes then outstanding, specifying such default, requiring that it be remedied and stating that such notice is a "Notice of Default;" (v) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness by the Company or any of its Subsidiaries (or the payment of which is guaranteed by the Company or any of its Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the date of the Indenture, which default (A) is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "PAYMENT DEFAULT") or (B) results in the acceleration of such Indebtedness prior to its express maturity and, in each of (A) and (B), the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $3.0 million or more; (vi) failure by the Company or any of its Subsidiaries to pay final non-appealable judgments aggregating in excess of $3.0 million, which judgments are not paid, discharged or stayed for a period of 60 days; (vii) except as permitted by the Indenture, any Subsidiary Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Subsidiary Guarantor, or any Person acting on behalf of any Subsidiary Guarantor, shall deny or disaffirm its obligations under its Subsidiary Guarantee; and (viii) certain events of bankruptcy or insolvency with respect to the Company or any of its Significant Subsidiaries, or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary.

                  If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Senior Notes may declare all the Senior Notes to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to the Company, any Significant Subsidiary or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary, all outstanding Senior Notes will become due and payable without further action or notice. Holders of the Senior Notes may not enforce the Indenture or the Senior Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Senior Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Senior Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the Senior Notes then outstanding, by notice to the Trustee, may on behalf of the Holders of all of the Senior Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, Senior Notes and except as to payments required under Sections 4.10 and 4.18 of the Indenture. The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

                  13. SUBSIDIARY GUARANTEES. This Senior Note is entitled to the benefits of any Subsidiary Guarantee of any Subsidiary Guarantor made for the benefit of the Holders in accordance with the provisions of the Indenture. Upon the terms and subject to the conditions set forth in the Indenture, such Subsidiary Guarantors, if any, will unconditionally guarantee that the principal of and premium, if any, and interest on the Senior Notes will be duly and punctually paid in full when due, whether at maturity, by acceleration or otherwise, and interest on overdue principal and premium, if any, and (to the extent permitted by law) interest on any interest, if any, on the Senior Notes and that all other Guaranteed Obligations of the Company to the Holders or the Trustee under the Senior Notes or the Indenture (including fees, expenses or other Guaranteed Obligations) will be promptly paid in full.

                  14. TRUSTEE DEALINGS WITH COMPANY. The Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not Trustee; however, if the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue as Trustee or resign.

                  15. NO PERSONAL LIABILITIES OF DIRECTORS, OFFICERS, EMPLOYEES, PARTNERS AND STOCKHOLDERS. No director, officer, employee, manager, incorporator, partner or stockholder of the Company or any Subsidiary of the Company, as such, shall have any liability for any obligations of the Company or any Subsidiary Guarantor under the Senior Notes, the Indenture or any Subsidiary Guarantee or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder of a Senior Note by accepting a Senior Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Senior Notes.

                  16. AUTHENTICATION. This Senior Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

                  17. ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder of a Senior Note or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

                  18. CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Senior Notes and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders of Senior Notes. No representation is made as to the accuracy of such numbers either as printed on the Senior Notes or as contained in any notice of redemption, and reliance may be placed only on the other identification numbers placed thereon.

                  19. GOVERNING LAW. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THE INDENTURE, THE SENIOR NOTES AND ANY SUBSIDIARY GUARANTEE.

                  20. REGISTRATION RIGHTS. Pursuant to the Registration Rights Agreement among the Company and the Initial Purchasers, the Company will be obligated to consummate an exchange offer pursuant to which the Holder of this Senior Note shall have the right to exchange this Senior Note for the Company's 10 3/8% Senior Notes due 2007, Series B (the "EXCHANGE SENIOR NOTES"), which have been registered under the Securities Act, in like principal amount and having terms identical in all material respects to the Initial Senior Notes. The Holders of the Initial Senior Notes shall be entitled to receive Liquidated Damages in the event such exchange offer is not consummated and upon certain other conditions, all pursuant to and in accordance with the terms of the Registration Rights Agreement.

                  The Company will furnish to any Holder of a Senior Note upon written request and without charge a copy of the Indenture. Request may be made to:

                             French Fragrances, Inc.
                             14100 N.W. 60th Avenue
                           Miami Lakes, Florida 33014
                         Telecopier No.: (305) 818-8020
                       Attention: Chief Financial Officer

                  The form of reverse of a Temporary Regulation S Global Security shall include the language:

                  This Temporary Regulation S Global Security is one of a duly authorized issue of Senior Notes of the Company designated as its Senior Notes due 2007 (the "SENIOR NOTES"), issued under an Indenture, dated as of May 13, 1997 (herein called the "INDENTURE"), between the Company and Marine Midland Bank, as trustee (herein called the "TRUSTEE," which term includes any successor trustee under the Indenture). The Senior Notes are limited in aggregate principal amount to $115,000,000. Reference is hereby made to the Indenture and all indentures supplemental thereto for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Senior Notes and of the terms upon which the Senior Notes are, and are to be, authenticated and delivered.

                  Until this Temporary Regulation S Global Security is exchanged for a Permanent Regulation S Global Security, the Holder hereof shall not be entitled to receive payments of interest hereon; until so exchanged in full, this Temporary Regulation S Global Security shall in all other respects be entitled to the same benefits as other Senior Notes under the Indenture.

                  This Temporary Regulation S Global Security is exchangeable in whole or in part for one or more Permanent Regulation S Global Securities or Restricted Global Securities only (i) on or after the expiration of the Restricted Period and (ii) upon presentation of certificates (accompanied by an opinion of counsel, if applicable) required by Article 2 of the Indenture. Upon exchange for this Temporary Regulation S Global Security for one or more Permanent Regulation S Global Securities or Restricted Global Securities, the Trustee shall cancel this Temporary Regulation S Global Security.

                  This Temporary Regulation S Global Security shall not become valid or obligatory until the certificate of authentication hereon shall have been duly manually signed by the Trustee in accordance with the Indenture. This Temporary Regulation S Global Security shall be governed by and construed in accordance with the laws of the State of New York.

                                 ASSIGNMENT FORM

                  To assign this Senior Note, fill in the form below: (I) or
(we) assign and transfer this Senior Note to

--------------------------------------------------------------------------------
           (Insert assignee's social security or federal tax I.D. no.)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
              (Print or type assignee's name, address and zip code)


and irrevocably appoint_________________________________________________________
agent to transfer this Senior Note on the books of the Company. The agent may substitute another to act for him.

________________________________________________________________________________


Date: ______________

                                   Your Signature:______________________________
                                   (Sign exactly as your name appears on the face of this Senior Note)

Signature Guarantee.

                       OPTION OF HOLDER TO ELECT PURCHASE

                  If you want to elect to have all or any part of this Senior Note purchased by the Company pursuant to Section 4.10 or Section 4.18 of the Indenture check the appropriate box:

                    |_| Section 4.10                       |_| Section 4.18

                  If you want to have only part of the Senior Note purchased by the Company pursuant to Section 4.10 or Section 4.18 of the Indenture, state the amount (in integral multiples of $1,000) you elect to have purchased:

$ ---------------


Date:____________

                                   Your Signature:______________________________
                                   (Sign exactly as your name appears on the face of this Senior Note)

                                                           Signature Guarantee.

                                                                  EXHIBIT B

                     (Form of Face of Series B Senior Note)

                     10 3/8% Senior Note due 2007, Series B

No.                                                             $__________

                             FRENCH FRAGRANCES, INC.

promises to pay to

--------------------
or its registered assigns
the principal sum of
Dollars on May 15, 2007.

Interest Payment Dates:  May 15 and November 15, commencing November 15, 1997.

Record Dates:  May 1 and November 1 (whether or not a Business Day).

                                                     Dated:  ____________,1997

                                                     FRENCH FRAGRANCES, INC.

                                                     By:________________________
                                                          Name:_________________
                                                          Title:________________

                                                              (SEAL)

This is one of the Series B Senior Notes referred to in the within-mentioned
Indenture:

Marine Midland Bank, as Trustee

By:_____________________________________
            (Authorized Signature)

Dated:__________________________________

                 (Form of Reverse Side of Series B Senior Note)

                     10 3/8% Senior Note due 2007, Series B

                  Capitalized terms used herein have the meanings assigned to them in the Indenture (as defined) unless otherwise indicated.

                  1. INTEREST. French Fragrances, Inc., a Florida corporation (the "COMPANY"), promises to pay interest on the principal amount of this Senior Note at the rate and in the manner specified below. The Company shall pay interest on the principal amount of this Senior Note in cash at the rate per annum of 10 3/8%. The Company will pay interest semi-annually on May 15 and November 15 of each year, commencing November 15, 1997, or, if any such day is not a Business Day, on the next succeeding Business Day (each, an "INTEREST PAYMENT DATE") to Holders of record on the immediately preceding May 1 and November 1. Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months. Interest shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of the original issuance of the Senior Notes. To the extent lawful, the Company shall pay interest on overdue principal at the rate of the then applicable interest rate on the Senior Notes; it shall pay interest on overdue installments of interest (without regard to any applicable grace periods) at the same rate to the extent lawful.

                  2. METHOD OF PAYMENT. The Company will pay interest on the Senior Notes (except defaulted interest) to the Persons who are registered Holders of Senior Notes at the close of business on the record date next preceding the Interest Payment Date, even if such Senior Notes are cancelled after such record date and on or before such Interest Payment Date. The Holder hereof must surrender this Senior Note to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. The Company, however, may pay principal, premium, if any, and interest by check payable in such money. The Senior Notes will be payable as to principal, premium and interest at the office or agency of the Company maintained for such purpose within the City and State of New York or, at the option of the Company, payment of interest may be made by check mailed to the Holders of Senior Notes at their respective addresses set forth in the register of Holders of Senior Notes. Unless otherwise designated by the Company, the Company's office or agency in New York, New York will be the office of the Trustee maintained for such a purpose.

                  3. PAYING AGENT AND REGISTRAR. Initially, the Trustee will act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co-registrar without prior notice to any Holder of a Senior Note. The Company or any Subsidiary may act in any such capacity.

                  4. INDENTURE. The Company issued the Senior Notes under an Indenture, dated as of May 13, 1997 (the "INDENTURE"), between the Company and the Trustee. The terms of the Senior Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code ss.ss. 77aaa-77bbbb), as in effect on the date of the Indenture. The Senior Notes are subject to all such terms, and Holders of Senior Notes are referred to the Indenture and such act for a statement of such terms. The terms of the Indenture shall govern any inconsistencies between the Indenture and the Senior Notes. This Senior Note is one of a duly authorized issue of Exchange Senior Notes of the Company designated as its 10 3/8% Senior Notes due 2007, Series B. The Senior Notes are senior unsecured obligations of the Company limited to $115,000,000 in aggregate principal amount.

                  5. OPTIONAL REDEMPTION. The Senior Notes will not be redeemable at the Company's option prior to May 15, 2002. Thereafter, the Senior Notes will be subject to redemption at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days' notice, in cash at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest, if any, thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on May 15 of the years indicated below:

              YEAR                                                   PERCENTAGE

              2002.................................................    105.188%
              2003.................................................    103.458%
              2004.................................................    101.729%
              2005 and thereafter..................................    100.000%

                  Notwithstanding the foregoing, at any time prior to May 15, 2000, the Company, at its option, may on any one or more occasions redeem up to 35% of the initially outstanding aggregate principal amount of Senior Notes at a redemption price equal to 109 3/8% of the principal amount thereof, plus accrued and unpaid interest, if any, thereon to the redemption date, with the net proceeds of one or more Public Equity Offerings of the Company generating in each case net proceeds of at least $15.0 million; PROVIDED that at least 65% of the initially outstanding aggregate principal amount of Senior Notes remains outstanding immediately after the occurrence of any such redemption; and PROVIDED, FURTHER, that such redemption shall occur within 60 days of the date of the closing of any such Public Equity Offering of the Company.

                  6. MANDATORY REDEMPTION. Except as set forth in Sections 4.10 and 4.18 of the Indenture, the Company is not required to make mandatory redemption or sinking fund payments with respect to the Senior Notes.

                  7. REPURCHASE AT OPTION OF HOLDER. (a) Upon the occurrence of a Change of Control, each Holder of Senior Notes will have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Senior Notes at an offer price in cash equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest, if any, thereon to the date of purchase. Holders of Senior Notes that are subject to an offer to purchase will receive a Change of Control Offer from the Company prior to any related Change of Control Payment Date and may elect to have such Senior Notes purchased by completing the form entitled "Option of Holder to Elect Purchase" appearing below.

                  (b) If the Company or a Subsidiary consummates any Asset Sales, and when the aggregate amount of Excess Proceeds from such Asset Sales exceeds $10.0 million, the Company will be required to make an offer to all Holders of Senior Notes to purchase the maximum principal amount of Senior Notes that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, thereon to the date of purchase, in accordance with the procedures set forth in the Indenture. If the aggregate principal amount of Senior Notes surrendered by Holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Senior Notes to be purchased on a PRO RATA basis. Holders of Senior Notes that are the subject of an offer to purchase will receive an Asset Sale Offer from the Company prior to any related purchase date and may elect to have such Senior Notes purchased by completing the form entitled "Option of Holder to Elect Purchase" appearing below.

                  8. NOTICE OF REDEMPTION. Notice of redemption shall be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Senior Notes are to be redeemed at its registered address. Senior Notes may be redeemed in part but only in whole multiples of $1,000, unless all of the Senior Notes held by a Holder of Senior Notes are to be redeemed. On and after the redemption date, interest ceases to accrue on Senior Notes or portions of them called for redemption unless the Company defaults in making such redemption payment.

                  9. DENOMINATIONS, TRANSFER, EXCHANGE. The Senior Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Senior Notes may be registered and Senior Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder of a Senior Note, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not exchange or register the transfer of any Senior Note or portion of a Senior Note selected for redemption. Also, it need not exchange or register the transfer of any Senior Notes for a period of 15 days before a selection of Senior Notes to be redeemed.

                  10. PERSONS DEEMED OWNERS. Prior to due presentment to the Trustee for registration of the transfer of this Senior Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name this Senior
Note is registered as its absolute owner for the purpose of receiving payment of principal of, premium, if any, and interest on this

Senior Note and for all other purposes whatsoever, whether or not this Senior
Note is overdue, and neither the Trustee, any Agent nor the Company shall be affected by notice to the contrary. The registered Holder of a Senior Note shall be treated as its owner for all purposes.

                  11. AMENDMENTS, SUPPLEMENT AND WAIVERS. Subject to certain exceptions, the Indenture or the Senior Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Senior Notes then outstanding (including consents obtained in connection with a tender offer or exchange offer for Senior Notes), and any existing Default or compliance with any provision of the Indenture or the Senior Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Senior Notes (including consents obtained in connection with a tender offer or exchange offer for Senior Notes). However, without the consent of each Holder affected, an amendment or waiver may not (with respect to any Senior Notes held by a non-consenting holder) (i) reduce the principal amount of Senior Notes whose Holders must consent to an amendment, supplement or waiver, (ii) reduce the principal of or change the fixed maturity of any Senior Note or alter the provisions with respect to the redemption of the Senior Notes,
(iii) reduce the rate of or change the time for payment of interest on any Senior Note, (iv) waive a Default or Event of Default in the payment of principal of or premium, if any, interest on, the Senior Notes, including, without limitation, payment of the Change of Control Payment or the Asset Sale Offer Price (except a rescission of acceleration of the Senior Notes by the Holders of at least a majority in aggregate principal amount of the Senior Notes and a waiver of the payment default that resulted from such acceleration), (v) make any Senior Note payable in money other than that stated in the Senior Notes, (vi) make any change in the provisions of the Indenture relating to waivers of Defaults or the rights of Holders of Senior Notes to receive payments of principal of or premium, if any, interest on the Senior Notes, (vii) waive a redemption payment with respect to any Senior Note or (viii) make any change in the foregoing amendment and waiver provisions. Notwithstanding the foregoing, without the consent of any Holder of Senior Notes, the Company and the Trustee may amend or supplement the Indenture or the Senior Notes to cure any ambiguity, defect or inconsistency, to provide for uncertificated Senior Notes in addition to or in place of certificated Senior Notes, to provide for the assumption of the Company's obligations to Holders of Senior Notes in the case of a merger or consolidation or other business combination, to make any change that would provide any additional rights or benefits to the Holders of Senior Notes or that does not materially adversely affect the legal rights under the Indenture of any such holder, to provide for Subsidiary Guarantees of the Senior Notes or to comply with requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act.

                  12. DEFAULTS AND REMEDIES. Each of the following constitutes an Event of Default: (i) default for 30 days in the payment when due of interest on the Senior Notes; (ii) default in the payment of all or any part of the principal, or premium, if any, on the Senior Notes when and as the same becomes due and payable at maturity, upon redemption, by acceleration, or otherwise, including, without limitation, the payment of the Change of Control Payment or the Asset Sale Offer Price, or otherwise; (iii) failure by the Company or any of its Subsidiaries to observe or perform in all material respects the covenants contained in Sections 4.07, 4.09, 4.12 and 5.01 of the Indenture; (iv) failure by the Company or any of its Subsidiaries to observe or perform in all material respects any other covenant or agreement on the part of the Company or such Subsidiary contained in the Senior Notes or the Indenture and the continuance of such failure for a period of 30 days after written notice is given to the Company by the Trustee or to the Company and the Trustee by the holders of at least 25% in aggregate principal amount of the Senior Notes then outstanding, specifying such default, requiring that it be remedied and stating that such notice is a "Notice of Default;" (v) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness by the Company or any of its Subsidiaries (or the payment of which is guaranteed by the Company or any of its Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the date of the Indenture, which default (A) is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "PAYMENT DEFAULT") or (B) results in the acceleration of such Indebtedness prior to its express maturity and, in each of (A) and (B), the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $3.0 million or more; (vi) failure by the Company or any of its Subsidiaries to pay final non-appealable judgments aggregating in excess of $3.0 million, which judgments are not paid, discharged or stayed for a period of 60 days; (vii) except as permitted by the Indenture, any Subsidiary Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Subsidiary Guarantor, or any Person acting on behalf of any Subsidiary Guarantor, shall deny or disaffirm its obligations under its Subsidiary Guarantee; and (viii) certain events of bankruptcy or insolvency with respect to the Company or any of its Significant Subsidiaries or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary.

                  If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Senior Notes may declare all the Senior Notes to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to the Company, any Significant Subsidiary or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary, all outstanding Senior Notes will become due and payable without further action or notice. Holders of the Senior Notes may not enforce the Indenture or the Senior Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Senior Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Senior Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the Senior Notes then outstanding, by notice to the Trustee, may on behalf of the Holders of all of the Senior Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, the Senior Notes and except as to payments required under Sections 4.10 and 4.18 of the Indenture. The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

                  13. SUBSIDIARY GUARANTEES. This Senior Note is entitled to the benefits of any Subsidiary Guarantee of any Subsidiary Guarantor made for the benefit of the Holders in accordance with the provisions of the Indenture. Upon the terms and subject to the conditions set forth in the Indenture, such Subsidiary Guarantors, if any, will unconditionally guarantee that the principal of and premium, if any, and interest on the Senior Notes will be duly and punctually paid in full when due, whether at maturity, by acceleration or otherwise, and interest on overdue principal and premium, if any, and (to the extent permitted by law) interest on any interest, if any, on the Senior Notes and that all other Guaranteed Obligations of the Company to the Holders or the Trustee under the Senior Notes or the Indenture (including fees, expenses or other Guaranteed Obligations) will be promptly paid in full.

                  14. TRUSTEE DEALINGS WITH COMPANY. The Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not Trustee; however, if the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue as Trustee or resign.

                  15. NO PERSONAL LIABILITIES OF DIRECTORS, OFFICERS, EMPLOYEES, PARTNERS AND STOCKHOLDERS. No director, officer, employee, manager, incorporator, partner or stockholder of the Company or any Subsidiary of the Company, as such, shall have any liability for any obligations of the Company or any Subsidiary Guarantor under the Senior Notes, the Indenture or any Subsidiary Guarantee or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder of a Senior Note by accepting a Senior Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Senior Notes.

                  16. AUTHENTICATION. This Senior Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

                  17. ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder of a Senior Note or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

                  18. CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Senior Notes and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders of Senior Notes. No representation is made as to the accuracy of such numbers either as printed on the Senior Notes or as contained in any notice of redemption, and reliance may be placed only on the other identification numbers placed thereon.

                  19. GOVERNING LAW. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THE INDENTURE, THE SENIOR NOTES AND ANY SUBSIDIARY GUARANTEE.

                  The Company will furnish to any Holder of a Senior Note upon written request and without charge a copy of the Indenture. Request may be made to:

                             French Fragrances, Inc.
                             14100 N.W. 60th Avenue
                           Miami Lakes, Florida 33014
                         Telecopier No.: (305) 818-8020
                       Attention: Chief Financial Officer

                                 ASSIGNMENT FORM

                  To assign this Senior Note, fill in the form below: (I) or
(we) assign and transfer this Senior

Note to

--------------------------------------------------------------------------------
           (Insert assignee's social security or federal tax I.D. no.)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
              (Print or type assignee's name, address and zip code)

and irrevocably appoint_________________________________________________________
agent to transfer this Senior Note on the books of the Company. The agent may substitute another to act for him.

--------------------------------------------------------------------------------

Date: ______________

                                        Your Signature:_________________________
                                        (Sign exactly as your name appears on
                                        the face of this Senior Note)

Signature Guarantee.

                       OPTION OF HOLDER TO ELECT PURCHASE

                  If you want to elect to have all or any part of this Senior Note purchased by the Company pursuant to Section 4.10 or Section 4.18 of the Indenture check the appropriate box:

                    |_| Section 4.10                      |_| Section 4.18

                  If you want to have only part of the Senior Note purchased by the Company pursuant to Section 4.10 or Section 4.18 of the Indenture, state the amount (in integral multiples of $1,000) you elect to have purchased:

$ ---------------


Date:____________

                                        Your Signature:_________________________
                                        (Sign exactly as your name appears on
                                        the face of this Senior Note)

                                                           Signature Guarantee.
                                      B-10

                                                                    EXHIBIT C

                              SUBSIDIARY GUARANTEE

                  The undersigned Subsidiary Guarantor (which term includes any successor or assign), pursuant to the terms of that certain Indenture (the "Indenture"), dated as of May 13, 1997, between French Fragrances, Inc., a Florida corporation (the "Company"), and Marine Midland Bank, as trustee (the "Trustee") hereby, jointly and severally, unconditionally guarantees, on a senior unsecured basis, to each Holder of a Senior Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of the Indenture, the Senior Notes or the obligations of the Company to the Holders or the Trustee under the Indenture or under the Senior Notes, that (a) the principal of, premium, if any, and any accrued and unpaid interest on the Senior Notes shall be duly and punctually paid in full when due, whether at maturity, by acceleration or otherwise, and interest on overdue principal of, premium, if any, and (to the extent permitted by law) interest on the Senior Notes and that all other obligations of the Company to the Holders or the Trustee under the Indenture or under the Senior Notes (including fees, expenses or other) shall be promptly paid in full or performed, all in accordance with the terms hereof and thereof;
(b) in case of any extension of time of payment or renewal of any Senior Notes or any of such other obligations, the same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise; and (c) any and all costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) incurred by the Trustee or its agents or any Holder of Senior Notes in enforcing any rights under any Subsidiary Guarantee shall be promptly paid in full when due.

                  The obligations of the Subsidiary Guarantor to the Holders of Senior Notes and to the Trustee pursuant to this Subsidiary Guarantee and the Indenture are expressly set forth in Article 10 of the Indenture and reference is hereby made to such Indenture for the precise terms of this Subsidiary Guarantee. THE TERMS OF ARTICLE 10 OF THE INDENTURE ARE INCORPORATED HEREIN BY REFERENCE. In the case of any discrepancy between this writing and Article 10 of the Indenture, Article 10 of the Indenture shall control.

                  This is a continuing guarantee and shall remain in full force and effect and shall be binding upon the Subsidiary Guarantor and its successors and assigns until full, final and indefeasible payment of all of the Guaranteed Obligations (subject to Section 10.05 of the Indenture) and shall inure to the benefit of the successors and assigns of the Trustee and the Holders of Senior Notes and, in the event of any transfer or assignment of rights by any Holder of Senior Notes or the Trustee, the rights and privileges herein conferred upon the party shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof. This is a guarantee of payment and not a guarantee of collection.

                  Notwithstanding the foregoing, this Subsidiary Guarantee shall be automatically released and discharged upon (a) in the event this Subsidiary Guarantee is issued by reason of the Guarantee or securing of payment of Indebtedness other than the Senior Notes pursuant to Section 4.15 of the Indenture, the release or discharge of the Guarantee by the Subsidiary Guarantor of all such Indebtedness, except a discharge by or as a result of payment under such Guarantee, (b) in the event this Subsidiary Guarantee is issued under
Section 4.09 or 4.16 of the Indenture by reason of the incurrence of Indebtedness by a Subsidiary Guarantor permitted pursuant to Section 4.09 of the Indenture, the payment in full, whether at maturity or otherwise, of all Indebtedness incurred by such Subsidiary Guarantor by reason of which it executed or was required to execute this Subsidiary Guarantee or (c) a sale or other disposition of all, or substantially all, of the assets of any Subsidiary Guarantor, by way of merger, consolidation or otherwise, or a sale or other disposition of all of the capital stock of any Subsidiary Guarantor, which sale, exchange or transfer is made in compliance with applicable provisions of the Indenture.

                  The Subsidiary Guarantor and, by its acceptance hereof, each beneficiary hereof, hereby confirms that it is the intention and agreement of all such parties that this Subsidiary Guarantee not constitute a fraudulent transfer, conveyance or obligation for purposes of any Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar Federal or state law (including, without limitation, the Debtor and Creditor Law of the State of New York). To effectuate the foregoing intention, each such Person hereby irrevocably agrees that the Guaranteed Obligations of the Subsidiary Guarantor under Article 10 of the Indenture shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Subsidiary Guarantor, result in the Guaranteed Obligations of such Subsidiary Guarantor under its Subsidiary Guarantee not constituting a fraudulent transfer, conveyance, or obligation.

                  Capitalized terms used herein but not defined herein shall have the meanings given to them in the Indenture.

                                    [Subsidiary Guarantor]

                                    By: _____________________________
                                         Name:
                                         Title:

Attest:

--------------------------------
Name:
Title:

                                                             EXHIBIT D

                         FORM OF SUPPLEMENTAL INDENTURE

                  SUPPLEMENTAL INDENTURE (this "SUPPLEMENTAL INDENTURE"), dated as of ____________________, ____, among French Fragrances, Inc., a Florida corporation (the "COMPANY"), _______________ (the "GUARANTOR"), a subsidiary of the Company, and Marine Midland Bank, as trustee under the indenture referred to below (the "Trustee").

                               W I T N E S S E T H

                  WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture (the "INDENTURE"), dated as of May 13, 1997, providing for the issuance of an aggregate principal amount of $115,000,000 of 10 3/8% Senior Notes due 2007, Series A, and 10 3/8% Senior Notes due 2007, Series B (the "SENIOR NOTES");

                  WHEREAS, Section 4.16 of the Indenture provides that under certain circumstances the Company is required to cause the Guarantor to execute and deliver to the Trustee a supplemental indenture pursuant to which the Guarantor shall unconditionally guarantee all of the Company's obligations under the Senior Notes pursuant to a Guarantee on the terms and conditions set forth in Article 10 of the Indenture; and

                  WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

                  NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company, the Guarantor and the Trustee mutually covenant and agree for the equal and ratable benefit of the holders of the Senior Notes as follows:

                  (a) CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

                  (b) AGREEMENT TO GUARANTEE. The Guarantor hereby agrees, jointly and severally with all other Subsidiary Guarantors, if any, to guarantee, on a senior unsecured basis, the Company's obligations under the Senior Notes on the terms and subject to the conditions set forth in Article 10 of the Indenture and to be bound by all other applicable provisions of the Indenture.

                  (c) NO RECOURSE AGAINST OTHERS. No officer, employee, director or stockholder of the Guarantor shall have any liability for any obligations of the Company or any Subsidiary Guarantor under the Senior Notes, any Subsidiary Guarantee, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation of any such obligation. Each Holder by accepting a Senior Note waives and releases all such liability, and such waiver and release is part of the consideration for the issuance of the Senior Notes.

                  (d) GOVERNING LAW. The internal laws of the State of New York shall govern and be used to construe this Supplemental Indenture.

                  (e) COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

                  (f) EFFECT OF HEADINGS. The section headings herein are for convenience only and shall not affect the construction hereof.

                  IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

Dated: _______________ ___, ______

                                              French Fragrances, Inc.

                                              By: ______________________________
                                                    Name:
                                                    Title:

                                             [Guarantor]

                                              By: _____________________________
                                                    Name:
                                                    Title:

Attest:

--------------------------------
Name:
Title:

                                              Marine Midland Bank,
                                              as Trustee

                                              By: _____________________________
                                                   Name:
                                                   Title:

Attest:

--------------------------------
Name:
Title:

                                                             EXHIBIT E

                 FORM OF CERTIFICATION TO BE GIVEN BY HOLDERS OF
                       BENEFICIAL INTEREST IN A TEMPORARY
                          REGULATION S GLOBAL SECURITY
                              TO EUROCLEAR OR CEDEL

                         OWNER SECURITIES CERTIFICATION

                             FRENCH FRAGRANCES, INC.

                          10 3/8% Senior Notes due 2007

                  Reference is hereby made to the Indenture, dated as of May 13, 1997 (the "Indenture"), between French Fragrances, Inc., as Issuer, and Marine Midland Bank, as Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                  This is to certify that, as of the date hereof, $___ of the above-captioned Senior Notes (the "Senior Notes") are beneficially owned by non-U.S. person(s). As used in this paragraph, the term "U.S. Person" has the meaning given to it by Regulation S under the Securities Act of 1933, as amended.

                  We undertake to advise you promptly by tested telex on or prior to the date on which you intend to submit your certification relating to the Senior Notes held by you for our account in accordance with your operating procedures if any applicable statement herein is not correct on such date, and in the absence of any such notification it may be assumed that this certification applies as of such date.

                  We understand that this certificate is required in connection with certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certificate is or would be relevant, we irrevocably authorize you to produce this certificate to any interested party in such proceedings. This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer and the Initial Purchasers.

                         Dated: _________________, ____

                         By:      ___________________________________
                                  As, or as agent for, the
                                  beneficial owner(s) of the
                                  Senior Notes to which this
                                  certificate relates.

                                                              EXHIBIT F

                        FORM OF CERTIFICATION TO BE GIVEN
                          BY THE EUROCLEAR OPERATOR OR

                                      CEDEL

                       DEPOSITORY SECURITIES CERTIFICATION

                             FRENCH FRAGRANCES, INC.

                          10 3/8% Senior Notes due 2007
                              CUSIP No. U31403 AA 3

                  Reference is hereby made to the Indenture, dated as of May 13, 1997 (the "Indenture"), between French Fragrances, Inc., as Issuer, and Marine Midland Bank, as Trustee. Capitalized terms used but not defined herein, shall have the meanings given to them in the Indenture.

                  This is to certify that, with respect to U.S. $_______ principal amount of the above-captioned Senior Notes (the "Senior Notes"), except as set forth below, we have received in writing by tested telex or by electronic transmission, from member organizations appearing in our records as persons being entitled to a portion of the principal amount of the Senior Notes (our "Member Organizations"), certifications with respect to such portion, substantially to the effect set forth in the Indenture.1

                  We further certify (i) that we are not making available herewith for exchange (or, if relevant, exercise of any rights or collection of any interest) any portion of the Temporary Regulation S Global Security (as defined in the Indenture) excepted in such certifications and (ii) that as of the date hereof we have not received any notification from any of our Member Organizations to the effect that the statements made by such Member Organizations with respect to any portion of the part submitted herewith for exchange or, if relevant, exercise of any rights or collection of any interest are no longer true and cannot be relied upon as of the date hereof.

                  We understand that this certification is required in connection with certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certification is or would be relevant, we irrevocably authorize you to produce this certification to any interested

--------------------------

1 Unless Morgan Guaranty Trust Company of New York, London Branch is otherwise informed by the Agent, the long form certificate set out in the Operating Procedures will be deemed to meet the requirements of this sentence.

party in such proceedings. This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer and the Initial Purchasers.

                                   Dated:  __________________, _____

                                                Yours faithfully,

                                   [MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as operator of the Euroclear System]

                                   or

                                   [CEDEL BANK, SOCIETE ANONYME]

                                   By:  ___________________________________

                                                              EXHIBIT G

                      FORM OF CERTIFICATION TO BE GIVEN BY
                     TRANSFEREE OF BENEFICIAL INTEREST IN A
                     TEMPORARY REGULATION S GLOBAL SECURITY

                       TRANSFEREE SECURITIES CERTIFICATION

                             FRENCH FRAGRANCES, INC.

                          10 3/8% Senior Notes due 2007
                              CUSIP No. U31403 AA 3

Reference is hereby made to the Indenture, dated as of May 13, 1997 (the "Indenture"), between French Fragrances, Inc., as Issuer, and Marine Midland Bank, as Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

For purposes of acquiring a beneficial interest in the Temporary Regulation S Global Security, the undersigned certifies that it is not a U.S. Person as defined by Regulation S under the Securities Act of 1933, as amended.

We undertake to advise you promptly by tested telex on or prior to the date on which you intend to submit your certification relating to the Senior Notes held by you in which we intend to acquire a beneficial interest in accordance with your operating procedures if any applicable statement herein is not correct on such date, and in the absence of any such notification it may be assumed that this certification applies as of such date.

We understand that this certificate is required in connection with certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certificate is or would be relevant, we irrevocably authorize you to produce this certificate to any interested party in such proceeding. This certificate and the statements contained herein are made for you benefit and the benefit of the Issuer and the Initial Purchasers.

                             Dated:   ___________________, __

                                      By:  _______________________________

                                          As, or as agent for, the beneficial
                                          owner(s) of the Senior Notes to
                                          which this certificates relates.

                                                               EXHIBIT H

                      FORM OF CERTIFICATION FOR TRANSFER OR
                     EXCHANGE OF RESTRICTED GLOBAL SECURITY
                    TO TEMPORARY REGULATION S GLOBAL SECURITY
                       (Exchanges or transfers pursuant to
                      Section 2.16(d)(ii) of the Indenture)

Marine Midland Bank
140 Broadway, 12th Floor
New York, New York  10005

Attention:  Corporate Trust Administration--French Fragrances

                  Re:    FRENCH FRAGRANCES, INC.
                         10 3/8% Senior Notes due 2007
                         (THE "SENIOR NOTES")

                  Reference is hereby made to the Indenture, dated as of May 13, 1997 (the "Indenture"), between French Fragrances, Inc., as Issuer, and Marine Midland Bank, as Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                  This letter relates to U.S. $_________ aggregate principal amount of Senior Notes which are held in the form of the Restricted Global Security representing Initial Senior Notes held by QIBs (CUSIP No. 357658 AA 1) or in the form of the Restricted Global Security representing Initial Senior Notes held by Institutional Accredited Investors (CUSIP No. 357658 AB 9) with the Depository in the name of [insert name of transferor] (the "Transferor"). The Transferor has requested a transfer of such beneficial interest in the Senior Notes to a Person who will take delivery thereof in the form of an equal aggregate principal amount of Senior Notes evidenced by the Temporary Regulation S Global Security (CUSIP No. U31403 AA 3) to be held with the Depository in the name of [Euroclear] [Cedel Bank, societe anonyme].

                  In connection with such request and in respect of such Senior Notes, the Transferor does hereby certify that such transfer has been effected in accordance with the transfer restrictions set forth in the Senior Notes and pursuant to and in accordance with Regulation S under the Securities Act of 1933, as amended (the "Securities Act"), and accordingly the Transferor does hereby certify that:

                   (1) the offer of the Senior Notes was not made to a person in the United States;

                   [(2) at the time the buy order was originated, the transferee was outside the United States or the Transferor and any person acting on its behalf reasonably believed that the transferee was outside the United States;] *

                   [(2) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither the Transferor nor any person acting on our behalf knows that the transaction was pre-arranged with a buyer in the United States;]*

                   (3) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or 904(b) of Regulation S, as applicable;

                   (4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

                   (5) upon completion of the transaction, the beneficial interest being transferred as described above is to be held with the Depository in the name of [Euroclear] [Cedel Bank, societe anonyme].

                  We understand that this certification is required in connection with certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certification is or would be relevant, we irrevocably authorize you to produce this certificate to any interested party in such proceeding. This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer and the Initial Purchasers.

                                       (Insert Name of Transferor)

                                       By:  __________________________________

                                            Name:
                                            Title:

Dated  ________________

cc:  French Fragrances, Inc.


----------------------
* Insert one of these two provisions, which come form the definition of "offshsore transactions" in Regulation S.

                                                                 EXHIBIT I

                      FORM OF CERTIFICATION FOR TRANSFER OR
                     EXCHANGE OF RESTRICTED GLOBAL SECURITY
                    TO PERMANENT REGULATION S GLOBAL SECURITY
                       (Exchanges or transfers pursuant to
                      Section 2.16(d)(ii) of the Indenture)

Marine Midland Bank
140 Broadway, 12th Floor
New York, New York  10005

Attention:  Corporate Trust Administration--French Fragrances

                  Re:      French Fragrances, Inc.
                           10 3/8% Senior Notes due 2007
                           (THE "SENIOR NOTES")

                  Reference is hereby made to the Indenture, dated as of May 13, 1997 (the "INDENTURE"), between French Fragrances, Inc., as Issuer, and Marine Midland Bank, as Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                  This letter relates to U.S. $_________ aggregate principal amount of Senior Notes which are held in the form of the Restricted Global Security representing Initial Senior Notes held by QIBs (CUSIP No. 357658 AA 1) or in the form of the Restricted Global Security representing Initial Senior Notes held by Institutional Accredited Investors (CUSIP No. 357658 AB 9) with the Depository in the name of [insert name of transferor] (the "TRANSFEROR"). The Transferor has requested a transfer of such beneficial interest in the Senior Notes to a Person who will take delivery thereof in the form of an equal aggregate principal amount of Senior Notes evidenced by the Permanent Regulation S Global Security (CUSIP No. U31403 AA 3).

                  In connection with such request, and in respect of such Senior Notes, the Transferor does hereby certify that such transfer has been effected in accordance with the transfer restrictions set forth in the Senior Notes, and

                  (1) with respect to transfers made in reliance on Regulation S under the Securities Act of 1933, as amended (the "SECURITIES ACT"), the Transferor does hereby certify that:

                           (A) the offer of the Senior Notes was not made to a
person in the United States;

                          [(B) at the time the buy order was originated, the
                 transferee was outside the United States or the Transferor and any person acting on its behalf reasonably believed that the transferee was outside the United States;]*

                          [(B) the transaction was executed in, on or through
                 the facilities of a designated offshore securities market and neither the Transferor nor any person acting on our behalf knows that the transaction was pre-arranged with a buyer in the United States;]*

                           (C) no directed selling efforts have been made in
                 contravention of the requirements of Rule 903(b) or 904(b) of Regulation S, as applicable; and

                           (D) the transaction is not part of a plan or scheme
                 to evade the registration requirements of the Securities Act;
                 and

                  (2) with respect to transfers made in reliance on Rule 144 under the Securities Act, the Transferor does hereby certify that the Senior Notes are being transferred in a transaction permitted by Rule 144 under the Securities Act.

                  We understand that this certification is required in connection with certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certification is or would be relevant, we irrevocably authorize you to produce this certification to any interested party in such proceedings. This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer and the Initial Purchasers.

                                         [Insert Name of Transferor]

                                         By:  __________________________________
                                              Name:
                                              Title:

Dated:  _______________________

cc:  French Fragrances, Inc.


----------------------
 * Insert one of these two provisions, which come form the definition of "offshsore transactions" in Regulation S.

                                                                 EXHIBIT J

                      FORM OF CERTIFICATION FOR TRANSFER OR
               EXCHANGE OF TEMPORARY REGULATION S GLOBAL SECURITY
                  OR PERMANENT REGULATION S GLOBAL SECURITY TO
                           RESTRICTED GLOBAL SECURITY
                       (Exchanges or transfers pursuant to
                     Section 2.16 (d)(iii) of the Indenture)

Marine Midland Bank
140 Broadway, 12th Floor
New York, New York  10005

Attention:  Corporate Trust Administration--French Fragrances

                  Re:      French Fragrances, Inc.
                           10 3/8% Senior Notes due 2007
                           (THE "SENIOR NOTES")

                  Reference is hereby made to the Indenture, dated as of May 13, 1997 (the "INDENTURE"), between French Fragrances, Inc., as Issuer, and Marine Midland Bank, as Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                  This letter relates to U.S. $_______ principal amount of Senior Notes which are evidenced by an aggregate [Temporary Regulation S Global Security (CUSIP No. U31403 AA 3)] [Permanent Regulation S Global Security (CUSIP No. U31403 AA 3)] and held with the Depository through [Euroclear] [Cedel] (Common Code _______) in the name of [insert name of transferor] (the "TRANSFEROR"). The Transferor has requested a transfer of such beneficial interest in Senior Notes to a person that will take delivery thereof in the form of an equal aggregate principal amount of Senior Notes evidenced by a Restricted Global Security representing Initial Senior Notes held by QIBs of the same series and of like tenor as the Senior Notes (CUSIP No. 357658 AA 1) or in the form of the Restricted Global Security representing Initial Senior Notes held by Institutional Accredited Investors (CUSIP No. 357658 AB 9).

                  In connection with such request and in respect of such Senior Notes, the Transferor does hereby certify that such transfer is being effected
(i) pursuant to and in accordance with Rule 144A under the Securities Act and, accordingly, the Transferor does hereby further certify that the Senior Notes are being transferred to a Person that the Transferor reasonably believes is purchasing the Senior Notes for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a "qualified institutional buyer" within the meaning of Rule 144A, in each case in a transaction meeting the requirements of Rule 144A and (ii) in accordance with any applicable securities laws of any state of the United States or any other jurisdiction.

                  This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer and the Initial Purchasers.

                                            [Insert Name of Transferor]

                                            By:  _______________________________
                                                 Name:
                                                 Title:

Dated:  _________________

cc:  French Fragrances, Inc.

                                                              EXHIBIT K

                       FORM OF CERTIFICATION FOR TRANSFER
                OR EXCHANGE OF NON-GLOBAL RESTRICTED SECURITY TO
                           RESTRICTED GLOBAL SECURITY
                      (Transfers and exchanges pursuant to
                     Section 2.16 (d)(iv) of the Indenture)

Marine Midland Bank
140 Broadway, 12th Floor
New York, New York  10005

Attention:  Corporate Trust Administration--French Fragrances

                  Re:      French Fragrances, Inc.
                           10 3/8% Senior Notes due 2007
                           (THE "SECURITIES")

                  Reference is hereby made to the Indenture, dated as of May 13, 1997 (the "INDENTURE"), between French Fragrances, Inc., as Issuer, and Marine Midland Bank, as Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                  This letter relates to $_______ principal amount of Restricted Securities held in definitive form (CUSIP No. _______) by [insert name of transferor] (the "TRANSFEROR"). The Transferor has requested an exchange or transfer of such Securities.

                  In connection with such request and in respect of such Securities, the Transferor does hereby certify that (i) such Securities are owned by the Transferor and are being exchanged without transfer or (ii) such transfer has been effected pursuant to and in accordance with Rule 144A or another exemption under the United States Securities Act of 1933, as amended (the "SECURITIES ACT") and accordingly the Transferor does hereby further certify that:

                  (1) if the transfer has been effected pursuant to Rule 144A:

                           (A) the Securities are being transferred to a person
                  that the Transferor reasonably believes is purchasing the Securities for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion;

                           (B) such Person and each such account is a "qualified
                  institutional buyer" within the meaning of Rule 144A; and

                           (C) the Securities have been transferred in a
                  transaction meeting the requirements of Rule 144A and in accordance with any applicable securities laws of any state of the United States; or

                  (2) if the transfer has been effected pursuant to another exemption under the Act:

                           (A) the Securities were transferred to a person that
                  the Transferor reasonably believes is an Institutional Accredited Investor; and

                           (B) the Securities have been transferred pursuant to
                  an exemption from the Securities Act and made in accordance with any applicable securities laws of any state of the United States.

                  We understand that this certificate is required in connection with certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certificate is or would be relevant, we irrevocably authorize you to produce this certification to any interested party in such proceeding. This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer and the Initial Purchasers.

                                       Dated:  __________________, ____

                                       [Insert Name of Transferor]

                                       By:  __________________________________
                                            Name:
                                            Title:

cc:  French Fragrances, Inc.

                                                               EXHIBIT L

                       FORM OF CERTIFICATION FOR TRANSFER
                OR EXCHANGE OF NON-GLOBAL RESTRICTED SECURITY TO
                     PERMANENT REGULATION S GLOBAL SECURITY
                    OR TEMPORARY REGULATION S GLOBAL SECURITY
                      (Transfers and exchanges pursuant to
                     Section 2.16 (d)(iv) of the Indenture)

Marine Midland Bank
140 Broadway, 12th Floor
New York, New York  10005

Attention:  Corporate Trust Administration--French Fragrances

                  Re:      French Fragrances, Inc.
                           10 3/8% Senior Notes due 2007
                           (THE "SECURITIES")

                  Reference is hereby made to the Indenture, dated as of May 13, 1997 (the "INDENTURE"), between French Fragrances, Inc., as Issuer, and Marine Midland Bank, as Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                  This letter relates to $____ principal amount of Restricted Securities held in definitive form (CUSIP No. _______ ) by [insert name of transferor] (the "TRANSFEROR"). The Transferor has requested an exchange or transfer of such Securities.

                  In connection with such request and in respect of such Securities, the Transferor does hereby certify that (i) such Securities are owned by the Transferor and are being exchanged without transfer or (ii) such transfer has been effected pursuant to and in accordance with Rule 904 under the Securities Act of 1933, as amended (the "SECURITIES ACT"), and accordingly the Transferor does hereby further certify that:

                  (A) the offer of the Securities was not made to a person in the United States;

                  (B)      either:

                          (i) at the time the buy order was originated, the
                 transferee was outside the United States or the Transferor and any person acting on its behalf reasonably believed that the transferee was outside the United States, or

                          (ii) the transaction was executed in, on or through
                 the facilities of a designated offshore securities market and neither the Transferor nor any person acting on its behalf knows that the transaction was pre-arranged with a buyer in the United States;

                  (C) no directed selling efforts have been made in contravention of the requirements of Rule 904(b) of Regulation S, as applicable;

                  (D) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

                  (E) if such transfer is to occur during the Restricted Period, upon completion of the transaction, the beneficial interest being transferred as described above will be held with the Depository through [Euroclear] [CEDEL].

                  We understand that this certificate is required in connection with certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certificate is or would be relevant, we irrevocably authorize you to produce this certificate to any interested party in such proceeding. This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer and the Initial Purchasers.

                                       Dated:  __________________, ____

                                       [Insert Name of Transferor]

                                       By:  __________________________________
                                            Name:
                                            Title:

         cc:  French Fragrances, Inc.

                                                                  EXHIBIT M-1

                       FORM OF CERTIFICATION FOR TRANSFER
                OR EXCHANGE OF NON-GLOBAL PERMANENT REGULATION S
                     SECURITY TO RESTRICTED GLOBAL SECURITY
                      (Transfers and exchanges pursuant to
                      Section 2.16 (d)(v) of the Indenture)

Marine Midland Bank
140 Broadway, 12th Floor
New York, New York  10005

Attention:  Corporate Trust Administration--French Fragrances

                  Re:      French Fragrances, Inc.
                           10 3/8% Senior Notes due 2007
                           (THE "SECURITIES")

                  Reference is hereby made to the Indenture, dated as of May 13, 1997 (the "INDENTURE"), between French Fragrances, Inc., as Issuer, and Marine Midland Bank, as Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                  This letter relates to $____ principal amount of Restricted Securities held in definitive form (CUSIP No. _______ ) by [insert name of transferor] (the "TRANSFEROR"). The Transferor has requested an exchange or transfer of such Securities.

                  In connection with such request and in respect of such Securities, the Transferor does hereby certify that (i) such Securities are owned by the Transferor and are being exchanged without transfer or (ii) such transfer has been effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended, and accordingly the Transferor does hereby further certify that the Securities are being transferred to a Person that the Transferor reasonably believes is purchasing the Securities for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a "qualified institutional buyer" within the meaning of Rule 144A, in each case in a transaction meeting the requirements of Rule 144A and in accordance with any applicable securities laws of any state of the United States.

                                      M-1-1

                  We understand that this certificate is required in connection with certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which its certificate is or would be relevant, we irrevocably authorize you to produce this certificate to any interested party in such proceeding. This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer and the Initial Purchasers.

                                    Dated:  __________________, ____

                                    [Insert Name of Transferor]

                                    By:  __________________________________
                                         Name:
                                        Title:

         cc:  French Fragrances, Inc.


                                     M-1-2

                                                        EXHIBIT M-2

                        FORM OF CERTIFICATION FOR TRANSFER
                              OR EXCHANGE OF NON-GLOBAL
                         PERMANENT REGULATION S SECURITY
                    TO PERMANENT REGULATION S GLOBAL SECURITY
                      (Transfers and exchanges pursuant to
                      Section 2.16 (d)(v) of the Indenture)

Marine Midland Bank
140 Broadway, 12th Floor
New York, New York  10005

Attention:  Corporate Trust Administration--French Fragrances

                  Re:      French Fragrances, Inc.
                           10 3/8% Senior Notes due 2007
                           (THE "SECURITIES")

                  Reference is hereby made to the Indenture, dated as of May 13, 1997 (the "INDENTURE"), between French Fragrances, Inc., as Issuer, and Marine Midland Bank, as Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                  This letter relates to $____ principal amount of Restricted Securities held in definitive form (CUSIP No. _______ ) by [insert name of transferor] (the "TRANSFEROR"). The Transferor has requested an exchange or transfer of such Securities.

                  In connection with such request and in respect of such Securities, the Transferor does hereby certify that (i) such Securities are owned by the Transferor and are being exchanged without transfer or (ii) such transfer has been effected pursuant to and in accordance with (a) Rule 904 under the Securities Act of 1933, as amended (the "SECURITIES ACT"), or (b) Rule 144 under the Securities Act, and accordingly the Transferor does hereby further certify that:

                  (1) if the transferor has been effected pursuant to Rule 903 or Rule 904:

                           (A) the offer of the Securities was not made to a person in the United States;

                           (B)      either:

                                    (i) at the time the buy order was
                           originated, the transferee was outside the United States or the Transferor and any person acting

                                     M-2-1
                           on its behalf reasonably believed that the transferee was outside the United States, or

                                    (ii) the transaction was executed in, on or
                           through the facilities of a designated offshore securities market and neither the Transferor nor any person acting on its behalf knows that the transaction was pre-arranged with a buyer in the United States;

                           (C) no directed selling efforts have been made in
                  contravention of the requirements of Rule 904(b) of Regulation S, as applicable;

                           (D) the transaction is not part of a plan or scheme
                  to evade the registration requirements of the Act; and

                           (E) if such transfer is to occur during the
                  Restricted Period, upon completion of the transaction, the beneficial interest being transferred as described above will be held with the Depository through [Euroclear] [CEDEL]; or

                  (2)    If the transfer has been effected pursuant to Rule 144:

                           (A) more than two years has elapsed since the date of
                  the closing of the initial placement of the Securities pursuant to the Purchase Agreement; and

                           (B) the Securities have been transferred in a
                  transaction permitted by Rule 144 and made in accordance with any applicable securities laws of any state of the United States.
                                     M-2-2

                  We understand that this certification is required in connection with certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certificate is or would be relevant, we irrevocably authorize you to produce this certificate to any interested party in such proceeding. This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer and the Initial Purchasers.

                                                 Dated:  __________________, ___

                                                 [Insert Name of Transferor]

                                                 By:  __________________________
                                                      Name:
                                                      Title:

         cc:  French Fragrances, Inc.

                                     M-2-3

                                                         EXHIBIT N

                       Transferee Letter of Representation

                                                            ------------, ---

Marine Midland Bank
140 Broadway, 12th Floor
New York, New York  10005

Attention:  Corporate Trust Administration--French Fragrances

                           Re: French Fragrances, Inc.
                          10 3/8% Senior Notes due 2007

Ladies and Gentlemen:

                  In connection with our proposed purchase of 10 3/8% Senior Notes due 2007 (the "Senior Notes") of French Fragrances, Inc. (the "Company"), we hereby confirm that:

                         (i) we are an "accredited investor" within the meaning
                  of Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended (the "Securities Act"), (an "Institutional Accredited Investor"), or an entity in which all of the equity owners are Institutional Accredited Investors;

                         (ii) any purchase of Senior Notes by us will be for our
                  own account or for the account of one or more other Institutional Accredited Investors as to which we exercise sole investment discretion;

                         (iii) in the event that we purchase any Senior Notes,
                  we will acquire such Senior Notes having a minimum purchase price of at least $100,000 for our own account and for each separate account for which we are acting;

                         (iv) we have such knowledge and experience in financial
                  and business matters that we are capable of evaluating the merits and risks of purchasing Senior Notes and we and any accounts for which we are acting are able to bear the economic risks of our or their investment; and

                         (v) we are not acquiring the Senior Notes with a view
                  to any distribution thereof in a transaction that would violate the Securities Act or the securities laws of any State of the United States or any other applicable jurisdiction; provided that the disposition of our property and the property of any accounts for which we are acting as fiduciary shall remain at all times within our control.

                  We understand that the Senior Notes have not been registered under the Securities Act, and we agree, on our own behalf and on behalf of each account for which we acquire any Senior Notes, that such Senior Notes may be offered, resold, pledged or otherwise transferred only (i) to a person who we reasonably believe to be a qualified institutional buyer (as defined in Rule 144A under the Securities Act) in a transaction meeting the requirements of Rule 144A, in a transaction meeting the requirements of Rule 144 under the Securities Act, outside the United States to a foreign person in a transaction meeting the requirements of Rule 904 under the Securities Act, or in accordance with another exemption from the registration requirements of the Securities Act (and, unless such transfer occurs in a transaction meeting the requirements of Rule 144A, based upon an opinion of counsel if the Company so requests), (ii) to the Company or (iii) pursuant to an effective registration statement under the Securities Act, and, in each case, in accordance with any applicable securities laws of any State of the United States or any other applicable jurisdiction. We understand that the registrar will not be required to accept for registration of transfer any Senior Notes, except upon presentation of evidence satisfactory to the Company that the foregoing restrictions on transfer have been complied with. We further understand that the Senior Notes purchased by us will bear a legend reflecting the substance of this paragraph. We further agree to provide to any person acquiring any of the Senior Notes from us a notice advising such person that resales of the Senior Notes are restricted as stated herein.

                  We acknowledge that you, the Company and others will rely upon our confirmation, acknowledgments and agreements set forth herein, and we agree to notify you promptly in writing if any of our representations or warranties herein cease to be accurate and complete.

                  THIS LETTER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                                        Very truly yours,

                                    ----------------------------------
                                                  (Name of Purchaser)
                                    By:________________________________

                                    Date:______________________________

                  Upon transfer the Senior Notes would be registered in the name of the new beneficial owner as follows:

                                    Name:  _______________________________

                                    Address:  ______________________________

                                    Taxpayer ID Number:  ___________________

                                                                   EXHIBIT O

                    FORM OF LEGEND FOR BOOK-ENTRY SECURITIES

                  Any Global Security authenticated and delivered hereunder shall bear a legend (which would be in addition to any other legends required in the case of a Restricted Security) in substantially the following form:

                  THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY OR A SUCCESSOR DEPOSITORY. THIS SECURITY IS NOT EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

                  UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC, ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                                      O-1